Exhibit 10.1

MASTER REPURCHASE

AND

SECURITIES CONTRACT AGREEMENT

between

FCR CRE CONA SELLER LLC,

a Delaware limited liability company,

as Seller,

and

CAPITAL ONE, NATIONAL ASSOCIATION,

as Buyer

______________________________________________________________________________

Dated: September 30, 2026

Table of Contents

Page

-i-

-ii-

Article 28. DUE DILIGENCE	91
Article 29. SERVICING	91
Article 30. MISCELLANEOUS	92

-iii-

ANNEXES, EXHIBITS AND SCHEDULES

ANNEX I Names and Addresses for Communications between Parties

Schedule I Prohibited Transferees

SCHEDULE II Purchased Asset Documents

EXHIBIT I Form of Confirmation Statement

EXHIBIT II Authorized Representatives of Seller

EXHIBIT III-A Monthly Reporting Package

EXHIBIT III-B Quarterly Reporting Package

EXHIBIT III-C Annual Reporting Package

EXHIBIT IV Form of Power of Attorney

EXHIBIT V Representations and Warranties Regarding Individual Purchased Assets

EXHIBIT VI Advance Procedures

EXHIBIT VII Form of Margin Deficit Notice

EXHIBIT VIII Form of Tax Compliance Certificates

EXHIBIT IX Form of Covenant Compliance Certificate

EXHIBIT X UCC Filing Jurisdictions

EXHIBIT XI Form of Custodial Delivery Certificate

EXHIBIT XII Form of Bailee Letter

EXHIBIT XIII Future Funding Advance Procedures

-iv-

MASTER REPURCHASE AND SECURITIES CONTRACT AGREEMENT

THIS MASTER REPURCHASE AND SECURITIES CONTRACT AGREEMENT (as amended, restated, modified or supplemented from time to time, this “Agreement”), dated as of September 30, 2026, by and between CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association (together with its successors and/or permitted assigns, “Buyer”), and FCR CRE CONA SELLER LLC, a Delaware limited liability company (“Seller”).

Article 1.
APPLICABILITY

From time to time during the Availability Period the parties hereto may enter into transactions in which Seller and Buyer agree to the transfer from Seller to Buyer all of its rights, title and interest in certain Eligible Assets (as defined herein) or other assets and, in each case, the other related Purchased Items (as defined herein) (collectively, the “Assets”) against the transfer of funds by Buyer to Seller, with a simultaneous agreement by Buyer to transfer back to Seller such Assets at a date certain or on demand, against the transfer of funds by Seller to Buyer. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any exhibits identified herein as applicable hereunder. Each individual transfer of an Eligible Asset shall constitute a distinct Transaction. Notwithstanding any provision or agreement herein, at no time shall Buyer be obligated or committed to purchase or effect the transfer of any Eligible Asset from Seller to Buyer.

Article 2.
DEFINITIONS

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

“A-Note” shall mean the promissory note, if any, that was executed and delivered in connection with the senior or pari passu senior position of a Senior Mortgage Loan.

“Accelerated Repurchase Date” shall have the meaning set forth in Article 13(b)(i) of this Agreement.

“Acceptable Attorney” shall mean, Kirkland & Ellis LLP, Brownstein Hyatt Farber Schreck, LLP or an attorney at law that has delivered at Seller’s request a Bailee Letter, with the exception of an attorney that is not satisfactory to Buyer, as specified in a written notice from Buyer to Seller.

“Accepted Servicing Practices” shall mean with respect to any applicable Purchased Asset, those mortgage loan servicing practices of prudent mortgage lending institutions that service mortgage loans of the same type as such Purchased Asset in the jurisdiction where the related underlying real estate directly or indirectly securing or supporting such Purchased Asset is located.

“Act of Insolvency” shall mean, with respect to any Person, (i) the filing of a petition by such Person, commencing, or authorizing the commencement of any case or proceeding under any bankruptcy, insolvency, reorganization, wind up, liquidation, dissolution or similar law relating to the protection of creditors (“Insolvency Law”), or suffering any such petition or proceeding to be commenced by another which is consented to by such Person, not timely contested or results in entry of an order for relief which order remains unstayed and in effect for a period of more than sixty (60) days; (ii) the seeking or consenting to the appointment by such Person of a liquidator, receiver, trustee, custodian or similar official for such Person or any substantial part of the property of such Person; (iii) the appointment of a receiver, conservator, or manager for such Person by any governmental agency or authority having the jurisdiction to do so and such action shall remain unstayed and in effect for a period of sixty (60) days; (iv) the making of a general assignment for the benefit of creditors; (v) the admission by such Person in writing in a court proceeding or in a public-facing investor call of its inability to pay its debts or discharge its obligations as they become due or mature; (vi) that any Governmental Authority or agency or any person, agency or entity acting or purporting to act under Governmental Authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such Person, or shall have taken any action to displace the management of such Person or to curtail its authority in the conduct of the business of such Person; or (vii) the consent by such Person to the entry of an order for relief in an insolvency case under any Insolvency Law.

“Additional Advance” shall have the meaning set forth in Article 3(k) of this Agreement.

“Additional Availability Component” shall have the meaning set forth in the definition of “Maximum Facility Amount.”

“Additional Availability Conditions” shall have the meaning set forth in Article 3(g) of this Agreement.

“Advance Fee” shall have the meaning set forth in the Fee Letter, which definition is incorporated herein by reference.

“Advance Rate” shall mean, with respect to each Purchased Asset, (a) as of the Purchase Date, the initial Advance Rate selected by Buyer for such Transaction on a case by case basis in its sole discretion as shown in the related Confirmation, and (b) as of any date of determination thereafter (including following any Additional Advance, Future Funding Advance, or reduction in Purchase Price pursuant to Article 3(j) hereof), a fraction (expressed as a percentage) equal to the outstanding Purchase Price of such Purchased Asset divided by the outstanding principal balance of such Purchased Asset, as set forth herein and reflected in any amended and restated Confirmation; provided that the Advance Rate shall in no event exceed the Maximum Advance Rate, unless otherwise agreed to by Buyer and Seller.

“Affiliate” shall mean, when used with respect to any specified Person, (i) any other Person directly or indirectly Controlling, Controlled by, or under common Control with, such Person, or (ii) any “affiliate” of such Person, as such term is defined in the Bankruptcy Code; provided, however, that with respect to Borrower, Pledgor and/or Guarantor, the term “Affiliate” shall exclude any Person that is not (x) a Person directly or indirectly Controlling Borrower, Pledgor or Guarantor or (y) a direct or indirect parent of Borrower, Pledgor or Guarantor. “Affiliated” shall have a meaning correlative to the definition of “Affiliate”.

“Agreement” shall have the meaning set forth in the Recitals hereto.

“Allocated Cash” shall mean, for any Person, any amount of cash, which as of the date of determination (a) has been (i) encumbered with a prior lien or claim, (ii) contractually required to be set aside, (iii) allocated for another payment or performance obligation, or (iv) reserved by such Person in good faith, and consistent with such Person’s accounting, cash management, capital and treasury policies in procedures in effect from time-to-time; and/or (b) is not otherwise available for immediate and general use by such Person.

“Annual Reporting Package” shall mean the reporting package described on Exhibit III-C.

“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other applicable anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which Seller or Guarantor or any of their respective Subsidiaries is located or doing business.

“Anti-Money Laundering Laws” shall mean any Requirement of Law relating to money laundering, any predicate crime thereto, or any financial record keeping and reporting requirements related thereto, including, but not limited to, the Currency and Foreign Transactions Reporting Act (also known as the Bank Secrecy Act), as amended by the USA PATRIOT Act, and any other similar Requirement of Law in any jurisdiction where Seller or Guarantor or any of their respective Subsidiaries is located or doing business.

“Applicable Spread” shall mean, with respect to any Purchased Asset on any date of determination:

(i) so long as no Event of Default shall have occurred and be continuing, the rate set forth in the Confirmation as the “Applicable Spread”, and

(ii) after the occurrence and during the continuance of an Event of Default, (x) the rate described in clause (i) of this definition, plus (y) the Default Rate.

“Appraisal” shall mean, with respect to any Underlying Mortgaged Property, an appraisal of such Underlying Mortgaged Property conducted by an Independent Appraiser in compliance with the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, and addressed to, or permitted to be relied upon by, Buyer and reasonably satisfactory to Buyer.

“Assets” shall have the meaning set forth in Article 1 of this Agreement.

“Assignee” shall have the meaning set forth in Article 19(b) of this Agreement.

“Assignment of Mortgage” shall mean, with respect to any Purchased Asset that is a Senior Mortgage Loan, any assignment of Mortgage or equivalent instrument, assigning to the holder or holders of such Mortgage all of its or their, as applicable, interest in the Mortgage as security for repayment of such Purchased Asset in recordable form, sufficient under the laws of the jurisdiction wherein the related Underlying Mortgaged Property is located to reflect the assignment and pledge of the Mortgage, subject to the terms, covenants and provisions of this Agreement.

“Assignment of Leases” shall mean, with respect to any Purchased Asset that is a Senior Mortgage Loan, any assignment of leases, rents and profits or equivalent instrument, whether contained in the related Mortgage or executed separately, assigning to the holder or holders of such Mortgage all of the related Mortgagor’s interest in the leases, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of the related Underlying Mortgaged Property as security for repayment of such Purchased Asset.

“Availability Period” shall mean the period commencing on the Closing Date and expiring on the Availability Period Expiration Date.

“Availability Period Expiration Date” shall mean September 30, 2027, as such date may be extended in accordance with Article 3(i) of this Agreement, or the next Business Day, if such date shall not be a Business Day.

“Availability Period Extension Conditions” shall have the meaning set forth in Article 3(i) of this Agreement.

“Bailee Letter” shall mean a letter substantially in the form as EXHIBIT XII from an Acceptable Attorney or a Title Company or another Person acceptable to Buyer in its sole discretion, in form and substance reasonably acceptable to Buyer, wherein such Acceptable Attorney, Title Company or other Person described above in possession of a Purchased Asset File (i) acknowledges receipt of such Purchased Asset File, (ii) confirms that such Acceptable Attorney, Title Company or other Person acceptable to Buyer is holding the same as bailee or agent on behalf of Buyer under such letter and (iii) agrees that such Acceptable Attorney, Title Company or other Person described above shall deliver such Purchased Asset File to the Custodian, or as otherwise directed by Buyer, by not later than the tenth (10th) Business Day following the Purchase Date for the related Purchased Asset.

“Bankruptcy Code” shall mean Title 11 of the United States Code (11 U.S.C. § 101, et seq.), as amended, modified or replaced from time to time.

“Base Rate” shall mean a fluctuating per annum rate equal to the Prime Rate plus the Applicable Spread.

“Base Rate Purchased Asset” shall mean a Purchased Asset that accrues Price Differential at the Base Rate.

“Benchmark” shall mean, initially, Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such benchmark has replaced such prior benchmark rate pursuant to Article 14(a)(i).

“Benchmark Rate” shall mean a rate equal to the sum of (x) the Benchmark plus (y) the Applicable Spread for such Benchmark Rate Purchased Asset.

“Benchmark Rate Purchased Asset” shall mean, any Purchased Asset that accrues Price Differential at the Benchmark Rate.

“Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event, the greater of (a) the sum of: (1) the alternate benchmark rate that has been selected by Buyer giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. dollar-denominated bilateral or syndicated credit facilities at such time, and (2) the related Benchmark Replacement Adjustment, and (b) the Floor.

“Benchmark Replacement Adjustment” shall mean with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Buyer and Seller giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated bilateral or syndicated credit facilities at such time.

“Benchmark Replacement Date” shall mean, with respect to the then-current Benchmark for any Benchmark Transition Event, the earlier to occur of the following events:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof); and

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or such component thereof) continues to be provided on such date.

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such

Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof); or

(3) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that such Benchmark (or such component thereof) is not, or as of a specified future date will not be, representative.

“Benchmark Unavailability Period” shall mean the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Article 14(a) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Transaction Document in accordance with Article 14(a).

“Breakage Costs” shall have the meaning set forth thereto in Article 14(f).

“Business Day” shall mean any day other than (a) a Saturday or Sunday, (b) a day on which Depository is not open to conduct its regular banking business, (c) a public holiday or (d) a day in which the New York Stock Exchange or banks in the States of New York, Minnesota or Illinois are authorized or obligated by law or executive order to be closed. In addition, (i) when a Business Day is to be determined in connection with (a) notices and determinations in respect of the Benchmark or any Purchased Asset accruing Price Differential based on the Benchmark Rate, or (b) any funding, conversion, continuation, Pricing Rate Period or payment (including prepayments) of any Purchased Asset accruing Price Differential at the Benchmark Rate, such day refers to a U.S. Government Securities Business Day, and, (ii) whenever any payment or other obligation required under this Agreement or any other Transaction Document shall be due on a day that is not a Business Day, such payment may be made or shall be debited on the immediately succeeding U.S. Government Securities Business Day.

“Buyer” shall have the meaning set forth in the Recitals hereto.

“Capital Stock” shall mean any and all shares, interests, or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all beneficial interests or other equivalent interests in a statutory trust, any and all member or other equivalent interests in any limited liability company, any and all partner or other equivalent interests in any partnership or limited partnership, and any and all warrants or options to purchase any of the foregoing.

“Capitalized Lease Obligations” shall mean obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on the balance sheet prepared in accordance with GAAP of the applicable Person as of the applicable date.

“Cause” shall mean, with respect to an Independent Director, (a) acts or omissions by such Independent Director that constitute willful disregard of, or bad faith or gross negligence with respect to, the Independent Director’s duties with respect to Seller’s obligations under this Agreement, (b) such Independent Director has engaged in or has been charged with, or has been convicted of, fraud or other acts constituting a crime under any law applicable to such Independent Director, (c) such Independent Director is unable to perform his or her duties as Independent Director due to death, disability or incapacity, or (d) such Independent Director no longer meets the definition of Independent Director, as that term is defined in this Article 2.

“Change of Control” shall mean the occurrence of any of the following events:

(a) the consummation of a merger or consolidation of Guarantor with or into another entity or any other reorganization or transfer of Capital Stock in Guarantor, if more than forty-nine percent (49%) of the combined voting power of the continuing or surviving entity’s Capital Stock outstanding immediately after such merger, consolidation or such other reorganization or transfer is not owned directly or indirectly by Persons who were stockholders or holders of such Capital Stock in Guarantor immediately prior to such merger, consolidation or other reorganization or transfer;

(b) any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the 1934 Act) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the 1934 Act), directly or indirectly, of a percentage of the total voting power of all classes of Capital Stock of Guarantor entitled to vote generally in the election of directors, members or partners of forty-nine percent (49%) or more;

(c) Guarantor shall cease to own and Control, of record and beneficially, directly or indirectly one hundred percent (100%) of each class of outstanding Capital Stock of Pledgor;

(d) Pledgor shall cease to own and Control, of record and beneficially, directly one hundred percent (100%) of each class of outstanding Capital Stock of Seller;

(e) any transfer, whether directly or indirectly through its direct or indirect Subsidiaries, of all or substantially all of Guarantor’s, Pledgor’s or Seller’s assets (other than any securitization transaction or any repurchase or other similar transactions in the ordinary course of Guarantor’s, Pledgor’s or Seller’s business); or

(f) Manager shall cease to be the manager of Guarantor;

provided, however, that prior to any proposed transferee acquiring twenty percent (20%) or more of the direct or indirect beneficial ownership interest in Seller, Pledgor and/or Guarantor (whether by consummation of a merger or consolidation of Guarantor with or into another entity or any other reorganization or transfer of Capital Stock in Guarantor or otherwise), Seller shall provide not less than ten (10) Business Days’ notice to Buyer of the related transfer and Seller shall certify in writing to Buyer that (x) with respect to such transferee, Seller or its Affiliates have a program designed to prevent and detect money laundering, (y) such transfer will not cause a breach or violation of the representations and warranties set forth in Articles 9(b)(xxiii), (xxiv) and (xxv) and (z) Seller has complied in all respects with the covenants set forth in Article 11(w) hereof.

“Closing Date” shall mean the date of this Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Collection Period” shall mean (i) with respect to the first Remittance Date, the period beginning on and including the Closing Date and continuing to and including the calendar day immediately preceding such Remittance Date, and (ii) with respect to each subsequent Remittance Date, the period beginning on and including the immediately preceding Remittance Date and continuing to and including the calendar day immediately preceding the following Remittance Date.

“Confirmation” shall mean, with respect to any Transaction and/or Purchased Asset subject to a Transaction, a written confirmation in the form of Exhibit I, duly completed, executed and delivered by Buyer and Seller.

“Conforming Changes” shall mean, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day”, the definition of “Pricing Rate Period” (or any similar or analogous definition), timing and frequency of determining rates and making payments of price differential, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that Buyer decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Buyer in a manner substantially consistent with market practice (or, if Buyer decides that adoption of any portion of such market practice is not administratively feasible or if Buyer determines that no market practice for the administration of any such rate exists, in such other manner of administration as Buyer decides is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” shall mean, with respect to any Person, the possession of the direct or indirect power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise. “Control”, “Controlling”, “Controlled” and “under common Control” shall have correlative meanings.

“Covenant Compliance Certificate” shall mean a properly completed and executed Covenant Compliance Certificate in form and substance of the certificate attached hereto as Exhibit IX.

“Credit Event” shall mean, with respect to any Purchased Asset, (a) the occurrence of any change that materially and adversely impacts the value of the Purchased Asset relative to Buyer’s underwriting relative to the performance or condition of (i) the relevant Underlying Mortgaged Property, (ii) the Mortgagor or its sponsor in relation to such Purchased Asset, (iii) the commercial real estate market in the relevant jurisdiction relating to the relevant Underlying Mortgaged Property, taken in the aggregate, with respect to such Purchased Asset or (iv) there is otherwise a monetary or material non-monetary default or event of default under the Purchased Asset Documents or (b) as otherwise set forth in the related Confirmation. Any determination that a Credit Event has occurred will be made by Buyer in its sole good faith discretion using customary factors utilized by Buyer in its ordinary course of business; provided, that, a Credit Event shall not occur solely as a result of a general adverse change in the capital markets or solely as a result of changes in credit spreads or interest rates.

“Custodial Agreement” shall mean the Custodial Agreement, dated as of the date hereof, by and among the Custodian, Seller and Buyer, as amended, modified and/or restated from time to time.

“Custodial Delivery Certificate” shall mean the form executed by Seller in order to deliver the Purchased Asset Schedule and the Purchased Asset File to Buyer or its designee (including the Custodian) pursuant to Article 7 of this Agreement, a form of which is attached hereto as Exhibit XI.

“Custodian” shall mean U.S. Bank, National Association, or, so long as no Event of Default has occurred or is continuing, any successor Custodian appointed by Seller and reasonably approved by Buyer; provided, however, that after the occurrence and during the continuance of an Event of Default, any successor Custodian shall be appointed by Buyer in its sole discretion.

“Default Rate” shall mean the lesser of (a) five percent (5%) above the Applicable Spread determined in accordance with clause (i) of the definition thereof and (b) the highest amount permitted by applicable law.

“Delivery Failure” shall have the meaning set forth in the Bailee Letter.

“Depository” shall mean Capital One, National Association, or any successor Depository appointed by Buyer in its sole discretion.

“Depository Account” shall mean a segregated demand deposit account, in the name of Seller, in trust for Buyer, established at Depository in accordance with this Agreement. The Depository Account is account no. XXXXXXX272.

“Division” shall mean, as to any Person, such Person dividing and/or otherwise engaging in and/or becoming subject to, in each case, any division pursuant to, or as permitted by, §18-217 of the Delaware Limited Liability Company Act.

“Due Diligence Package” shall have the meaning set forth in Exhibit VI to this Agreement.

“DY Supplemental Repurchase Price” shall mean, with respect to any Purchased Asset, (A) at the commencement of the Term Out Period, and (B) on the Repurchase Date for such Purchased Asset during the Term Out Period, as applicable, (I) the amount required to result in a Portfolio Purchase Price Debt Yield that is equal to or greater than (a) if three (3) Purchased Assets remain subject to Transactions (after giving effect to the repurchase, if applicable), eight and one-half of one percent (8.50%) or (b) if two (2) Purchased Assets remain subject to Transactions (after giving effect to the repurchase, if applicable), eight and three-quarters of one percent (8.75%), and (II) if one (1) Purchased Asset remains subject to a Transaction (after giving effect to the repurchase, if applicable), the amount required to result in a Purchase Price Debt Yield that is equal to or greater than nine percent (9.00%); provided, that, any Participation Small Balance Individual Purchased Assets shall be excluded from the determination of the number of Purchased Assets remaining subject to Transactions for the purpose of calculating the DY Supplemental Repurchase Price.

“Early Repurchase Date” shall have the meaning set forth in Article 3(f)(i) of this Agreement.

“Electronic Signature” shall have the meaning set forth in Article 30(b) of this Agreement.

“Eligible Asset” shall mean any of the following types of assets or loans as of the applicable Purchase Date (a) that are acceptable to Buyer in its sole discretion, (b) with respect to which the representations and warranties set forth in this Agreement (including the exhibits hereto) are true, correct and complete in all respects except to the extent disclosed in a Requested Exceptions Report approved by Buyer, and (c) where the Underlying Mortgaged Property is a multifamily, mixed use, industrial, office building, retail, self-storage or hospitality property or such other types of properties that Buyer may agree to in its sole discretion that are located in the United States of America, its territories or possessions (or elsewhere, in the sole discretion of Buyer):

(i) Senior Mortgage Loans;

(ii) Participation Interests;

(iii) Mezzanine Loans; and

(iv) any other asset or loan types or classifications that are acceptable to Buyer, subject to its consent on all necessary and appropriate modifications to this Agreement and each of the Transaction Documents, as determined by Buyer in its sole discretion.

Notwithstanding anything to the contrary contained in this Agreement, the following shall not be Eligible Assets: (i) non-performing loans as of the Purchase Date; (ii) loans that would be, or are, subject to a Mandatory Early Repurchase Event as of the Purchase Date; (iii) any Asset, where payment of the Purchase Price with respect thereto would cause the aggregate of all Repurchase Prices to exceed the Maximum Facility Amount; (iv) loans for which Buyer is relying on an Appraisal, the applicable appraisal is not dated within one hundred eighty (180) calendar days of the proposed Purchase Date (or such other time period as approved by Buyer in Buyer’s sole discretion); (v) loans in which the related loan agreement or other documents and/or instruments evidencing such loans contain restrictions on transfer of lender’s interest therein except to the extent disclosed in a Requested Exceptions Report approved by Buyer; (vi) Assets where the Underlying Mortgaged Property consists of datacenters or enclosed malls; (vii) Participation Interests or Mezzanine Loans where the Senior Mortgage Loan on the Underlying Mortgaged Property associated with such Participation Interests or Mezzanine Loan is not a Purchased Asset (with the express exception of a Participation Interest for which the related Senior Mortgage Loan and/or Mezzanine Loan is with a collateralized loan obligation securitization); (viii) loans that, as of the applicable Purchase Date, are thirty (30) calendar days or more past due; (ix) loans which have a term equal to or greater than five (5) years remaining (assuming the exercise of all extension options, and including any extension approved by Buyer in accordance with the terms hereof); (x) any loan in which the applicable Mortgagor or its Affiliate has entered into other mortgage or mezzanine debt transactions relating to the applicable Underlying Mortgaged Property (except to the extent such debt and the liens securing such debt are subject to a subordination and intercreditor agreement in favor of Seller containing terms and conditions satisfactory to Buyer in its sole discretion); (xi) Assets that, upon becoming a Purchased Asset, have a LTV greater than seventy-five percent (75%) (or, in the case of any Purchased Asset structured with principal recourse to Guarantor, greater than eighty percent (80%)); (xii) ground up construction loans or land loans (provided, that, loans allowing for advances relating to tenant improvements or renovations may be Eligible Assets); (xiii) Assets secured by unimproved property; (xiv) loans that are in special servicing as of the Purchase Date; (xv) loans where the related Underlying Mortgaged Property does not have appropriate zoning approval, required insurance or similar legal compliance in the relevant jurisdiction as of the Purchase Date; (xvi) Assets that have been pledged as collateral to any lender or sold to any buyer in connection with a loan, repurchase facility or any other financing transaction which has not been terminated or repaid; (xvii) unless otherwise agreed to by Buyer in its sole discretion, Assets that are not originated by Seller or an Affiliate of Seller; or (xviii) assets secured directly or indirectly by loans described in the preceding clauses (i) through (xvii).

“Environmental Law” shall mean any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or hazardous materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the

Safe Drinking Water Act, 42 U.S.C. § 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) under common control with Seller within the meaning of Section 414(b) or (c) of the Code (or Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“Event of Default” shall have the meaning set forth in Article 13 of this Agreement.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to Buyer or any Transferee, or required to be withheld or deducted from a payment to Buyer or Transferee, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of Buyer or Transferee being organized under the laws of or having its principal office, or its applicable lending office located in the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Buyer or Transferee under this Agreement pursuant to a law in effect on the date on which (i) such Buyer or Transferee acquires an interest hereunder (other than pursuant to an assignment request by Seller under Article 14(m)) or (ii) Buyer or Transferee changes its lending office, except in each case to the extent that, pursuant to Article 14(g) and 14(j), amounts with respect to such Taxes were payable either to Buyer’s or Transferee’s assignor immediately before such Buyer or Transferee acquired an interest hereunder or to such Buyer or Transferee immediately before it changed its lending office, (c) Taxes attributable to such Buyer or Transferee’s failure to comply with Article 14(k) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Exit Fee” shall have the meaning set forth in the Fee Letter, which definition is incorporated herein by reference.

“Extension Option” and “Extension Options” shall have the meanings set forth in Article 3(i)(ii) of this Agreement.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or official practices implementing any intergovernmental agreement in connection thereto.

“FDIA” shall have the meaning set forth in Article 23(c) of this Agreement.

“FDICIA” shall have the meaning set forth in Article 23(e) of this Agreement.

“Fee Letter” shall mean that certain Fee Letter, dated as of the date hereof, between Buyer and Seller, as amended, modified and/or restated from time to time.

“Filings” shall have the meaning set forth in Article 6(b) of this Agreement.

“Financing Lease” shall mean any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

“Fitch” shall mean Fitch Ratings, Inc.

“Floor” shall mean, for any Purchased Asset, the greater of (i) zero percent (0%) and (ii) the index floor rate indicated in the Confirmation for such Purchased Asset; provided, that the floor rate identified in such Confirmation shall not be greater than the product of (x) the floor rate for such Purchased Asset under the applicable Purchased Asset Documents multiplied by (y) the Advance Rate for such Purchased Asset as of the Purchase Date.

“Force Majeure Event” shall mean any of the following: (a) there has occurred and is continuing an outbreak of significant hostilities or escalation thereof or other calamity or crisis the effect of which is that, in the reasonable judgment of Buyer, it is impossible or commercially inadvisable to continue to enter into transactions in the repurchase (or “repo”) market or financing market with respect to assets similar to Eligible Assets, (b) a banking moratorium has been declared and is continuing under federal law, New York law or by federal or New York Governmental Authorities or other applicable authorities, (c) a general suspension of trading on nationally recognized stock exchanges has occurred, or (d) Buyer is and continues to be prohibited, as a result of any Requirement of Law, from entering into transactions similar to those contemplated under the Transaction Documents.

“Foreign Buyer” shall mean (a) if the Seller is a U.S. Person, a Buyer or Transferee that is not a U.S. Person, and (b) if the Seller is not a U.S. Person, a Buyer or Transferee that is resident or organized under the laws of a jurisdiction other than that in which the Seller is resident for tax purposes.

“Future Funding Advance” shall have the meaning set forth in Article 3(l) of this Agreement.

“Future Funding Date” shall mean, with respect to any Purchased Asset, the date on which Buyer advances any portion of the Future Funding Advance related to such Purchased Asset in accordance with the terms and provisions of this Agreement.

“Future Funding Due Diligence” shall have the meaning set forth in Article 3(l)(i)(F) of this Agreement.

“Future Funding Due Diligence Package” shall have the meaning set forth in Exhibit XIII hereto.

“GAAP” shall mean United States generally accepted accounting principles consistently applied as in effect from time to time.

“Governing Documents” shall mean, with respect to any Person, its articles or certificate of incorporation or formation, by laws, partnership, limited liability company, memorandum and articles of association, operating or trust agreement and/or other organizational, charter or governing documents.

“Governmental Authority” shall mean any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any such government or subdivision thereof (including any supra-national bodies such as the European Union or the European Central Bank).

“Guaranty Agreement” shall mean the Guaranty Agreement, dated as of the date hereof, from Guarantor in favor of Buyer and as amended, restated, supplemented or otherwise modified and in effect from time to time.

“Guarantor” shall mean FORTRESS CREDIT REALTY INCOME TRUST, a Maryland statutory trust.

“Income” shall mean, with respect to any Purchased Asset at any time, (a) any collections of principal, interest, dividends, receipts or other distributions or collections (including casualty or condemnation proceeds) and (b) all net sale proceeds received by Seller or any Affiliate of Seller in connection with a sale or liquidation of such Purchased Asset. For the avoidance of doubt, Income shall not include (i) origination fees and expense deposits paid in connection with the origination and closing of the Purchased Asset (ii) if Servicer has the right to deduct fees or other amounts from such amounts collected by Servicer in accordance with the Servicing Agreement or the Servicer Letter, the amount of such fees and amounts and (iii) any Purchased Asset Reserves.

“Indebtedness” shall mean, for any Person, (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within sixty (60) calendar days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (f) Indebtedness of others guaranteed by such Person; (g) [reserved]; (h) Indebtedness of general partnerships of which such Person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection), whether by reason of any agreement to acquire such indebtedness to supply or advance sums or otherwise; (i) Capitalized Lease Obligations of such Person; and (j) all net liabilities or obligations under any interest rate, interest rate swap, interest rate cap, interest rate floor, interest rate collar, or other hedging instrument or agreement.

“Indemnified Amounts” and “Indemnified Parties” shall have the meaning set forth in Article 27 of this Agreement.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Seller under any Transaction Document and (b) to the extent not otherwise described in clause (a) of this definition, Other Taxes.

“Independent Appraiser” shall mean an independent professional real estate appraiser who is a member in good standing of the American Appraisal Institute, and, if the state in which the subject Underlying Mortgaged Property is located certifies or licenses appraisers, is certified or licensed in such state, and in each such case, who has a minimum of five (5) years’ experience in the subject property type.

“Independent Director” shall mean an individual with at least three (3) years of employment experience serving as an independent director or independent manager at the time of appointment who is provided by, and is in good standing with, CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional independent directors or managers or is not acceptable to the Rating Agencies, another nationally recognized company reasonably approved by Buyer, in each case that is not an Affiliate of Seller and that provides professional independent directors or managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as a member of the board of directors or as a manager of Seller and is not, and has never been, and will not while serving as independent director or manager be:

(a) a member (other than an independent, non-economic “springing” member), partner, equityholder, manager, director, officer or employee of Seller or Seller’s equityholders or Affiliates (other than as an independent director or manager of an Affiliate of Seller that is not in the direct chain of ownership of Seller and that is required by a creditor to be a “bankruptcy remote entity”, provided that such independent director or manager is employed by a company that routinely provides professional independent directors or managers in the ordinary course of business);

(b) a customer, creditor, supplier or service provider (including provider of professional services) to Seller or Seller’s equityholders or Affiliates (other than a nationally recognized company that routinely provides professional independent directors or managers and other corporate services to Seller or Seller’s equityholders or Affiliates in the ordinary course of business);

(c) a family member of any such member, partner, equityholder, manager, director, officer, employee, customer, creditor, supplier or service provider; or

(d) a Person that controls or is under common control with (whether directly, indirectly or otherwise) any of (a), (b) or (c) above.

A natural person who otherwise satisfies the foregoing definition other than subparagraph (a) by reason of being the independent director or manager of a “single purpose bankruptcy remote entity” in the direct chain of ownership of Seller shall not be disqualified from serving as an independent director or manager of Seller, provided that the fees that such individual earns from serving as independent directors or managers of such Affiliates in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year.

“Investment Company Act” shall have the meaning set forth in Article 9(b)(xv) of this Agreement.

“IRS” shall mean the United States Internal Revenue Service.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing), and the filing of any financing statement under the UCC or comparable law of any jurisdiction in respect of any of the foregoing.

“LTV” shall mean, (i) with respect to any Purchased Asset that is a whole loan, the ratio of the aggregate outstanding principal balance of such Purchased Asset (which shall include such Purchased Asset and all debt senior to or pari passu with such Purchased Asset) secured, directly or indirectly, by the related Underlying Mortgaged Property, to the aggregate “as-is” appraised value of such Underlying Mortgaged Property as determined by Buyer in its sole and reasonable discretion, which determination may be informed by a recent Appraisal relating to such Purchased Asset, and (ii) with respect to any Purchased Asset that is a Participation Interest, the ratio of the Purchase Price of such Purchased Asset to (1) the aggregate “as-is” appraised value of such Underlying Mortgaged Property as determined by Buyer in its sole and reasonable discretion, which determination may be informed by a recent Appraisal relating to such Purchased Asset, multiplied by (2) the Purchased Asset Participation Percentage.

“Manager” shall mean FIG LLC or any Affiliate thereof.

“Mandatory Early Repurchase Date” shall have the meaning set forth in Article 3(f)(iii).

“Mandatory Early Repurchase Event” shall mean, one or more of the following with respect to any Purchased Asset, in each case as determined by Buyer in its sole discretion exercised in good faith: (a) (i) a material non-monetary default (a “Non-Monetary MERE”) has occurred and is continuing for more than sixty (60) calendar days inclusive of any applicable notice and cure period under the related Purchased Asset Documents (subject to mutual agreement by Seller and Buyer to a longer time period to the extent such Purchased Asset Documents provide for any notice and cure periods longer than sixty (60) calendar days, which mutual agreement will be set forth in the applicable Confirmation), or (ii) a monetary default (a “Monetary MERE”) has occurred and is continuing for more than sixty (60) calendar days inclusive of any applicable notice and cure period under the related Purchased Asset Documents, in each case, without regard to any waivers or modifications of, or amendments to, the related loan documents or other asset documentation, other than those that were (x) disclosed in writing to Buyer prior to the Purchase Date of the related Purchased Asset, or (y) consented to in writing by Buyer in accordance with the terms of this Agreement, (b) for which there is a breach of the applicable representations and warranties set forth on Exhibit V hereto (except as (I) disclosed in a Requested Exceptions Report and as approved by Buyer in writing and (II) to the extent such breach arose solely from a default or an event of default under the related Purchased Asset Documents, such default or an event of default remains uncured for more than sixty (60) calendar days following the occurrence thereof , in each case, inclusive of any applicable notice and cure period under the related Purchased Asset Documents (subject, in the case of any Non-Monetary MERE, to mutual agreement by Seller and Buyer to a longer time period to the extent such Purchased Asset Documents provide for any notice and cure periods longer than sixty (60) calendar days, which mutual agreement will be set forth in the applicable Confirmation)), (c) as to which an Act of Insolvency shall have occurred with respect to the related Mortgagor, sponsor or guarantor, (d) as to which an Act of Insolvency has occurred with respect to any mortgagee, participant, co-lender which is the controlling holder or holds record title to such Purchased Asset, (f) any Purchased Asset for which a default has occurred and is continuing beyond any applicable notice and cure period under the related Purchased Asset Documents and such Purchased Asset is the sole Purchased Asset remaining subject to a Transaction hereunder, (g) the related Purchased Asset File or any material portion thereof is subject to a continuing Delivery Failure or has been released from the possession of Custodian under the Custodial Agreement to anyone other than Buyer or any Affiliate of Buyer except in accordance with the terms of the Custodial Agreement, (h) such Purchased Asset has gone into special servicing, however so defined in any servicing, or pooling and servicing, agreement related to a securitization or similar transaction (provided, that, to the extent such special servicing arose solely from a default or an event of default under the related Purchased Asset Documents, such default or an event of default remains uncured for more than sixty (60) calendar days following the occurrence thereof , in each case, inclusive of any applicable notice and cure period under the related Purchased Asset Documents (subject, in the case of any Non-Monetary MERE, to mutual agreement by Seller and Buyer to a longer time period to the extent such Purchased Asset Documents provide for any notice and cure periods longer than sixty (60) calendar days, which mutual agreement will be set forth in the applicable Confirmation)), (i) the related Underlying Mortgaged Property ceases to have appropriate zoning approval, required insurance or similar legal compliance in the relevant jurisdiction to the extent the same constitutes a default or an event of default which remains uncured for more than sixty (60) calendar days following the occurrence thereof, inclusive of any applicable notice and cure period under the related Purchased Asset Documents (subject, in the case of any Non-Monetary MERE, to mutual agreement by Seller and Buyer to a longer time period to the extent such Purchased Asset Documents provide for any notice and cure periods longer than sixty (60) calendar days, which mutual agreement will be set forth in the applicable Confirmation), (g) such Purchased Asset fails to qualify for “safe harbor” treatment as described in Article 23(a) or (h) a Significant Modification has been made without the consent of Buyer pursuant to this Agreement; provided that with respect to any Participation Interest or Mezzanine Loan, as applicable, in addition to the foregoing, a Mandatory Early Repurchase Event with respect to such Participation Interest or Mezzanine Loan shall be deemed to have occurred to the extent that a Mandatory Early Repurchase Event would have occurred for the related Underlying Mortgage Loan.

“Mandatory Early Repurchase Extension Period” shall mean a period of an additional sixty (60) days beyond the occurrence of the applicable Mandatory Early Repurchase Event. In no event shall the Mandatory Early Repurchase Extension Period extend beyond one hundred twenty (120) days from the date of the applicable default that triggered such Mandatory Early Repurchase Event (subject, in the case of any Non-Monetary MERE, to mutual agreement by Seller and Buyer to a longer time period to the extent such Purchased Asset Documents provide for any notice and cure periods longer than sixty (60) calendar days, which mutual agreement will be set forth in the applicable Confirmation).

“Margin Amount” shall mean, with respect to any Purchased Asset, on any date of determination, the Maximum Advance Rate attributable to such Purchased Asset as set forth in the related Confirmation, multiplied by the Market Value of such Purchased Asset as of such date.

“Margin Deficit” shall mean, as of any date of determination, for the applicable Purchased Asset, an amount equal to (i) the positive difference (if any) between (A) the Purchase Price for such Purchased Asset, and (B) the Margin Amount for such Purchased Asset minus (ii) the amount of any Margin Excess for each other Purchased Asset (which shall, so long as no Potential Event of Default or Event of Default exists, be deemed drawn by Seller and applied to such Margin Deficit, which shall be set forth in amended Confirmations for the related Purchased Assets), all as of such date.

“Margin Deficit Event” shall mean, with respect to any Purchased Asset, the occurrence and continuance of a Credit Event.

“Margin Deficit Notice” shall have the meaning set forth in Article 4(a).

“Margin Excess” shall mean, for any Purchased Asset, as of the applicable date of determination, an amount equal to the difference between (a) the product of (i) the Maximum Advance Rate for such Purchased Asset as set forth in the related Confirmation and (ii) the outstanding principal balance of the Senior Mortgage Loan of such Purchased Asset on such date of determination minus (b) the outstanding Purchase Price of such Purchased Asset.

“Market Disruption Event” shall mean either (a) any event or events shall have occurred in the determination of Buyer resulting in the effective absence of a “repo market” or related “lending market” for purchasing (subject to repurchase) or financing debt obligations secured by commercial mortgage loans or securities or an event or events shall have occurred resulting in Buyer not being able to finance Eligible Assets through the “repo market” or “lending market” with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events, or (b) any event or events shall have occurred resulting in the effective absence of a “securities market” for securities backed by Eligible Assets, including, but not limited to the “CMBS/CDO/CLO market”, or an event or events shall have occurred resulting in Buyer not being able to sell securities backed by Eligible Assets at prices which would have been reasonable prior to such event or events, in each case as determined by Buyer.

“Market Value” shall mean, on any date of determination with respect to any Purchased Asset, the market value of such Purchased Asset on such date, as determined by Buyer in its sole good faith discretion using customary factors utilized by Buyer in its ordinary course of business.

The Market Value may be determined by Buyer on each Business Day until the repurchase of each such Purchased Asset on the applicable Repurchase Date.

“Material Adverse Effect” shall mean a material adverse effect on (a) the property, business, operations, financial condition of the Seller, Pledgor and Guarantor taken as a whole, (b) the ability of Seller, Pledgor or Guarantor to perform their material obligations under any of the Transaction Documents, (c) the validity or enforceability of any of the Transaction Documents or (d) the rights and remedies of Buyer under any of the Transaction Documents.

“Material Default” shall mean the occurrence and continuance of any of the following defaults under the terms of any Purchased Asset Documents, regardless of whether Seller shall have delivered notice to the Mortgagor of such default, but taking into account any cure or grace periods allowed to such Mortgagor in the Purchased Asset Documents: (a) payment default; (b) breach of a material representation or a material covenant of which Seller has knowledge; (c) breach of any material provisions of a related guaranty delivered by a guarantor of the obligations of a Mortgagor of which Seller has knowledge; or (d) the bankruptcy or insolvency of a Mortgagor or any guarantor of the obligations of a Mortgagor.

“Materials of Environmental Concern” shall mean any toxic mold, any petroleum (including, without limitation, crude oil or any fraction thereof) or petroleum products (including, without limitation, gasoline) or any hazardous or toxic substances, materials or wastes, defined as such in or regulated under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, and urea-formaldehyde insulation.

“Maximum Advance Rate” shall mean, with respect to each Purchased Asset, the lesser of (x) the Advance Rate that results in the Purchase Price with respect to such Purchased Asset being equal to eighty percent (80%) of the outstanding principal balance of such Purchased Asset, and (y) the Advance Rate that, when multiplied by the LTV of such Purchased Asset, results in a product equal to or less than (A) sixty-four percent (64%) with respect to any Purchased Asset that is structured with principal recourse to Guarantor greater than or equal to twenty-five percent (25%) or (B) sixty percent (60%) with respect to any other Purchased Asset (unless otherwise approved by Buyer), in each case, as set forth in the applicable Confirmation as of the Purchase Date.

“Maximum Facility Amount” shall mean Seven Hundred Fifty Million and No/100 Dollars ($750,000,000.00), of which Four Hundred Million and No/100 Dollars ($400,000,000.00) shall be available as of the Closing Date, and the additional Three Hundred Fifty Million and No/100 Dollars ($350,000,000.00) (the “Additional Availability Component”) shall be available pursuant to and in accordance with Article 3(g).

“Mezzanine Borrower” shall mean the obligor on a Mezzanine Note, including any Person who has assumed or guaranteed the obligations of the obligor thereunder.

“Mezzanine Loans” shall mean loans secured by pledges of all of the equity interests in entities that own, directly or indirectly, commercial, office, retail, industrial, multi-family, hospitality or self-storage properties that serve as collateral for Senior Mortgage Loans.

“Mezzanine Note” shall mean the promissory note or other tangible evidence of the Mezzanine Loan indebtedness that was executed and delivered in connection with a Mezzanine Loan.

“Mezzanine Pledge Agreement” shall mean, with respect to any Purchased Asset that is a Mezzanine Loan, the pledge and security agreement creating a valid and enforceable lien on the related Capital Stock.

“Monetary MERE” shall have the meaning set forth in the definition of “Mandatory Early Repurchase Event.”

“Monthly Reporting Package” shall mean the reporting package described on Exhibit III-A.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage” shall mean a mortgage, deed of trust, deed to secure debt, charge or other instrument, creating a valid and enforceable first Lien on or a first priority ownership interest in an estate in fee simple or term of years in real property and the improvements thereon, securing evidence of indebtedness.

“Mortgage Note” shall mean a note or other evidence of indebtedness of a Mortgagor with respect to a Senior Mortgage Loan.

“Mortgagor” shall mean (a) with respect to a Senior Mortgage Loan, the obligor on the related Mortgage Note and the grantor of the related Mortgage, (b) with respect to a Participation Interest, the obligor on a Mortgage Note and the grantor of the related Mortgage on the Underlying Mortgaged Property related to such Participation Interest, and (c) with respect to a Mezzanine Loan, the related Mezzanine Borrower.

“Multiemployer Plan” shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been, or were required to have been, made by Seller or any ERISA Affiliate and that is covered by Title IV of ERISA.

“New Asset” shall mean an Eligible Asset that Seller proposes to be included as a Purchased Item which Eligible Asset has not yet become a Purchased Asset.

“Non-Monetary MERE” shall have the meaning set forth in the definition of “Mandatory Early Repurchase Event.”

“OFAC” shall mean the United States Department of the Treasury’s Office of Foreign Assets Control.

“Originated Asset” shall mean any Eligible Asset originated by Seller or an Affiliate of Seller.

“Other Connection Taxes” shall mean, with respect to Buyer and any Transferee, Taxes imposed as a result of a present or former connection between such Buyer or Transferee and the jurisdiction imposing such Tax (other than connections arising from such Buyer or Transferee having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Transaction Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except for (i) any such Taxes or Other Connection Taxes imposed with respect to an assignment, transfer or sale of participation or other interest in or with respect to the Transaction Documents (other than an assignment made pursuant to Article 14(m)), and (ii) for the avoidance of doubt, any Excluded Taxes.

“Participant Register” shall have the meaning set forth in Article 19(d) of this Agreement.

“Participants” shall have the meaning set forth in Article 19(b) of this Agreement.

“Participation Certificate” shall mean the original participation certificate, if any, that was executed and delivered in connection with a Participation Interest.

“Participation Interest” shall mean a senior, controlling pari passu, or junior participation interest in a performing Senior Mortgage Loan.

“Participation Small Balance Individual Purchased Asset” shall mean, as of any date of determination, any Purchased Asset which is a Participation Interest with a Purchase Price less than the lesser of (a) Ten Million and NO/100 Dollars ($10,000,000.00) or (b) fifty percent (50%) of the funded Purchase Price against the whole loan, in each case as of such date.

“Periodic Term SOFR Determination Day” shall have the meaning set forth in the definition of “Term SOFR”.

“Permitted Encumbrances” shall mean, with respect to each Purchased Asset, (a) any lien or security interest created by this Agreement and the other Transaction Documents, (b) all liens, encumbrances and other matters disclosed in the applicable Title Policy, (c) liens, if any, for Taxes imposed by an Governmental Authority not yet due or delinquent, (d) leases, equipment leases, or other similar instruments entered into in accordance with the Purchased Asset Documents, and (e) mechanics’ liens, materialmen’s liens and other recorded encumbrances which are being contested in accordance with the Purchased Asset Documents, bonded over, escrowed for or insured against by the applicable Title Policy; that together do not materially and adversely affect the related Mortgagor’s ability to timely make payments on the related Purchased Asset, which do not materially interfere with the benefits of the security intended to be provided by the related Mortgage or the use, for the use currently being made, the operation as currently being operated, enjoyment, value or marketability of such Underlying Mortgaged Property, provided, however, that, for the avoidance of doubt, Permitted Encumbrances shall exclude all pari passu, second, junior and subordinated mortgages but shall not exclude mortgages that secure Purchased Assets that are cross‑collateralized with other Purchased Assets.

“Person” shall mean an individual, corporation, limited liability company, business trust, partnership, joint tenant or tenant in common, trust, joint stock company, joint venture, unincorporated organization, or any other entity of whatever nature, or a Governmental Authority.

“Plan” shall mean an employee pension benefit plan (within the meaning of Section 3(2) of ERISA) established or maintained by Seller or any ERISA Affiliate during the five year period ended prior to the date of this Agreement or to which Seller or any ERISA Affiliate makes, is obligated to make or has, within the five year period ended prior to the date of this Agreement, been required to make contributions and that is covered by Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code, other than a Multiemployer Plan.

“Plan Asset Regulations” shall mean the regulations promulgated at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

“Plan Party” shall have the meaning set forth in Article 22(a) of this Agreement.

“Pledge and Security Agreement” shall mean that certain Pledge and Security Agreement, dated as of the date hereof, by Pledgor in favor of Buyer, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time, pledging all of Pledgor’s interest in the Capital Stock of Seller to Buyer.

“Pledgor” shall mean FCR CRE CONA PLEDGOR LLC, a Delaware limited liability company.

“Portfolio Purchase Price Debt Yield” shall mean, as of any date of determination, the aggregate sum of the Weighted Purchase Price Debt Yield of all Purchased Assets.

“Potential Event of Default” shall mean any condition or event that, after notice or lapse of time, would constitute an Event of Default.

“Pre-Existing Asset” shall mean any Eligible Asset that is not an Originated Asset.

“Pre-Purchase Due Diligence” shall have the meaning set forth in Article 3(b) hereof.

“Pre-Purchase Legal Expenses” shall mean all of the reasonable and necessary out of pocket legal fees, costs and expenses incurred by Buyer in connection with the Pre-Purchase Due Diligence associated with Buyer’s decision as to whether or not to enter into a particular Transaction.

“Price Differential” shall mean, with respect to any Purchased Asset for any Pricing Rate Period, the aggregate amount obtained by daily application of the applicable Pricing Rate to the outstanding Purchase Price on a 360-day-per-year basis for the actual number of days during such Pricing Rate Period commencing on (and including) the first day of such Pricing Rate Period and ending on (and including) the last day of such Pricing Rate Period.

“Pricing Rate” shall mean, for any Pricing Rate Period with respect to a Purchased Asset, (a) for so long as no Benchmark Unavailability Period is continuing, the Benchmark Rate, and (b) during any Benchmark Unavailability Period, the Base Rate. The Pricing Rate shall be subject to adjustment and/or conversion as provided in the Transaction Documents or the related Confirmation.

“Pricing Rate Period” shall mean, with respect to any Purchased Asset, (a) in the case of the first Pricing Rate Period, the period commencing on and including the Purchase Date and ending on and excluding the next Remittance Date, and (b) in the case of any subsequent Pricing Rate Period, the period commencing on and including the immediately preceding Remittance Date and ending on and excluding the next Remittance Date; provided, however, that in no event shall any Pricing Rate Period end subsequent to the Repurchase Date for such Purchased Asset.

“Primary Servicer” shall mean Alter Domus (US) LLC, or any other primary servicer approved by, or in the case of a termination of Primary Servicer pursuant to Article 29(c), appointed by Seller and, so long as no Event of Default has occurred or is continuing, approved by Buyer in its reasonable discretion; provided, however, that after the occurrence and during the continuance of an Event of Default, any other Primary Servicer shall be appointed by Buyer in its sole discretion.

“Primary Servicing Agreement” shall mean (a) the Servicing Agreement by and between Seller and Primary Servicer dated as of the date hereof and, (b) if any other Primary Servicer is approved by Buyer as set forth in the definition of Primary Servicer, any servicing agreement with such other Primary Servicer in respect of the Purchased Assets, which agreement is approved by Buyer in its reasonable discretion (or, after the occurrence and during the continuance of an Event of Default, its sole discretion), in each case, as amended, restated, supplemented or otherwise modified and in effect from time to time.

“Prime Rate” shall mean the rate from time to time announced by Buyer at its principal office as its prime commercial lending rate, it being understood that such prime commercial rate is a reference rate and does not necessarily represent the lowest or best rate being charged by Buyer to any customer and such rate is set by Buyer based upon various factors including Buyer’s costs and desired return, general economic conditions and other factors. Any change in such prime rate shall take effect on the date announced by Buyer. Notwithstanding the foregoing, if the Prime Rate determined as provided above shall ever be less than the Floor, then the Prime Rate shall be deemed to be the Floor.

“Principal Payment” shall mean, with respect to any Purchased Asset, any scheduled or unscheduled payment or prepayment of principal received in respect thereof (including net sale proceeds or casualty or condemnation proceeds to the extent that such proceeds are not required under the related Purchased Asset Documents to be reserved, escrowed, readvanced or applied for the benefit of the Mortgagor or the related Underlying Mortgaged Property).

“Prohibited Transferee” shall mean any Person listed on Schedule I attached to this Agreement.

“Properties” shall have the meaning set forth in Article 9(xxv)(a) of this Agreement.

“Purchase Date” shall mean, with respect to any Purchased Asset, the date on which Buyer purchases such Purchased Asset from Seller hereunder.

“Purchase Price” shall mean, with respect to any Purchased Asset, the price at which such Purchased Asset is transferred by Seller to Buyer on the applicable Purchase Date, adjusted after the Purchase Date as set forth below. The Purchase Price as of the Purchase Date for any Purchased Asset shall be an amount (expressed in dollars) equal to the product obtained by multiplying (i) the lesser of (A) Market Value of such Purchased Asset or (B) the par amount of such Purchased Asset by (ii) the Advance Rate for such Purchased Asset, as set forth on the related Confirmation. The Purchase Price of any Purchased Asset shall be (a) decreased by (x) any amount of Margin Deficit transferred by Seller to Buyer pursuant to Article 4(a) and applied to the Purchase Price of such Purchased Asset, (y) the portion of any Principal Payments on such Purchased Asset that are applied pursuant to Article 5 hereof to reduce such Purchase Price and (z) any other amounts paid to Buyer by Seller to reduce such Purchase Price and (b) increased by any Additional Advance, Future Funding Advance or by any other amounts disbursed by Buyer to Seller or to the related borrower on behalf of Seller with respect to such Purchased Asset.

“Purchase Price Debt Yield” shall mean on any date with respect to any Purchased Asset, a fraction (expressed as a percentage) (i) the numerator of which is the Underwritten Net Operating Income of the related Underlying Mortgaged Property, as determined by Buyer in its sole good faith discretion and (ii) (a) with respect to a Purchased Asset that is a whole loan, the denominator of which is the Purchase Price of any such Purchased Asset on such date, and (b) with respect to a Purchased Asset that is a Participation Interest, the denominator of which is equal to the Purchase Price of any such Purchased Asset. With respect to clause (ii)(b) above, after the ratio of the numerator to the denominator is taken, the ratio is then multiplied by the Purchased Asset Participation Percentage applicable to such Purchased Asset.

“Purchased Asset” shall mean (i) with respect to any Transaction, the Eligible Asset sold by Seller to Buyer in such Transaction and (ii) with respect to the Transactions in general, all Eligible Assets sold by Seller to Buyer (other than Purchased Assets that have been repurchased by Seller).

“Purchased Asset Documents” shall mean, with respect to a Purchased Asset, the documents specified in Schedule II.

“Purchased Asset File” shall mean, with respect to a Purchased Asset, the Purchased Asset Documents, together with any additional documents and/or information required to be delivered to Buyer or its designee (including the Custodian) pursuant to this Agreement.

“Purchased Asset Participation Percentage” shall mean, for any Purchased Asset which is a Participation Interest at the time of determination, a percentage equal to (i) the outstanding principal balance of the Seller’s Participation Interest in the related whole loan, divided by (ii) the outstanding principal balance of the whole loan related to such Participation Interest.

“Purchased Asset Reserves” shall mean amounts that are required to be deposited into and held in escrow or reserve under the terms of the Purchased Asset Documents.

“Purchased Asset Schedule” shall mean a schedule of Purchased Assets attached to each Trust Receipt and Custodial Delivery Certificate delivered in accordance with the Custodial Agreement.

“Purchased Items” shall have the meaning set forth in Article 6(a) of this Agreement.

“Quarterly Reporting Package” shall mean the reporting package described on Exhibit III-B.

“Rating Agency” shall mean any of Fitch, Moody’s, S&P, DBRS, Inc. and Kroll Bond Rating Agency Inc.

“Register” shall have the meaning set forth in Article 19(c) of this Agreement.

“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Remittance Date” shall mean the fifteenth (15th) calendar day of each calendar month, or the immediately succeeding Business Day, if such calendar day shall not be a Business Day, or such other day as is mutually agreed to by Seller and Buyer.

“Repurchase Date” shall mean, with respect to any Purchased Asset:

(i) that is not a Term Out Asset, the earliest to occur of (A) the Availability Period Expiration Date, (B) the date set forth in the applicable Confirmation or if such Transaction is extended, the date to which it is extended provided, that the Repurchase Date shall not be extended beyond the Availability Period Expiration Date; (C) any Early Repurchase Date for such Transaction; (D) the Accelerated Repurchase Date; (E) any Mandatory Early Repurchase Date for such Transaction and (F) the maturity date of such Purchased Asset (subject to extension, if applicable, in accordance with the related Purchased Asset Documents, and to give effect to clause (a) of the definition of Mandatory Early Repurchase Event and the Mandatory Early Repurchase Extension Period, if applicable); and

(ii) that is a Term Out Asset, the earliest to occur of (A) the date set forth in the applicable Confirmation or if such Transaction is extended, the date to which it is extended; (B) any Early Repurchase Date for such Transaction; (C) the Accelerated Repurchase Date; (D) any Mandatory Early Repurchase Date for such Transaction and (E) the maturity date of such Purchased Asset (subject to extension, if applicable, in accordance with the related Purchased Asset Documents, and to give effect to clause (a) of the definition of Mandatory Early Repurchase Event and the Mandatory Early Repurchase Extension Period, if applicable).

“Repurchase Obligations” shall have the meaning set forth thereto in Article 6(a).

“Repurchase Price” shall mean, with respect to any Purchased Asset on any Repurchase Date or any date the Repurchase Price is required to be determined hereunder, an amount equal to the sum of (i) the outstanding Purchase Price; (ii) the accreted and unpaid Price Differential (other than, with respect to the determination of a Margin Deficit, unpaid Price Differential accreted during the current Pricing Rate Period); (iii) any other amounts due and owing by Seller to Buyer and/or its Affiliates pursuant to the terms of any Transaction Document with respect to such Purchased Asset; and (iv) if such date is not a Remittance Date, any Breakage Costs payable in connection with such repurchase (other than with respect to the determination of a Margin Deficit).

Notwithstanding the foregoing, if the repurchase of such Purchased Asset whether voluntary or mandatory, occurs at any time during the Term Out Period, in accordance with the terms and provisions of this Agreement, shall result in, three (3) or fewer Term Out Assets (excluding any Participation Small Balance Individual Purchased Assets) remaining subject to Transactions, the Repurchase Price shall be the sum of (A) the Repurchase Price as calculated in accordance with clauses (i) through (iv) above, and (B) the Supplemental Repurchase Price.

Notwithstanding the foregoing, if the repurchase of such Purchased Asset whether voluntary or mandatory, at any time, in accordance with the terms and provisions of this Agreement, shall result in, one (1) Purchased Asset (excluding any Participation Small Balance Individual Purchased Assets) remaining subject to a Transaction, the Repurchase Price shall be the sum of (A) the Repurchase Price as calculated in accordance with clauses (i) through (iv) above, and (B) the Supplemental Repurchase Price.

“Requested Exceptions Report” shall have the meaning set forth thereto in Article 3(c)(vii).

“Requirement of Law” shall mean any law, treaty, rule, regulation, code, directive, policy, order or requirement or determination of an arbitrator or a court or other Governmental Authority whether now or hereafter enacted or in effect.

“Responsible Officer” shall mean any executive officer of Seller.

“S&P” shall mean Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Sanctioned Jurisdiction” shall mean at any time, a country, territory, or geographical region which is itself the subject or target of comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, and the Crimea, Donetsk, and Luhansk regions of Ukraine).

“Sanctioned Person” shall mean any Person that is the subject or target of any Sanctions, including any Person: (a) named in any Sanctions-related list, including the OFAC list of Specially Designated Nationals and Blocked Persons; (b) located, organized, or resident in a Sanctioned Jurisdiction; or (c) owned or controlled by any such Person or Persons described in the foregoing clauses (a)-(b).

“Sanctions” shall mean any economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the United States (including, but not limited to, the U.S. Department of Commerce, the U.S. Department of State, and OFAC), the United Nations Security Council, the European Union or any member state thereof, HM’s Treasury of the United Kingdom, or any other Governmental Authority with jurisdiction over Seller or Guarantor or any of their respective Subsidiaries.

“SEC” shall have the meaning set forth in Article 24(a) of this Agreement.

“Seller” shall mean the entity identified as “Seller” in the Recitals hereto and such other sellers as may be approved by Buyer in its sole discretion from time to time.

“Senior Mortgage Loan” shall mean any whole, performing senior commercial or multifamily fixed or floating rate mortgage loan or A-Note secured by first liens on commercial or multifamily properties.

“Servicer Acknowledgment” shall mean (i) that certain Servicer Re-Direction Letter, dated as of the date hereof, executed by Seller and acknowledged by Primary Servicer and Buyer, and (ii) such other servicer acknowledgment entered into by Seller and acknowledged by Servicer and Buyer in accordance with Article 29 of this Agreement.

“Servicing Agreements” shall have the meaning set forth in Article 29(b).

“Servicing Records” shall have the meaning set forth in Article 29(b).

“Servicing Rights” shall mean contractual, possessory or other rights of any Person to administer, service or subservice any Purchased Assets (or to possess any Servicing Records relating thereto), including: (i) the rights to service and/or sub-service the Purchased Assets and/or any related Underlying Mortgage Loans; (ii) the right to receive compensation (whether direct or indirect) for such servicing and/or sub-servicing, including the right to receive and retain the related servicing fee and all other fees with respect to such Purchased Assets and/or any related Underlying Mortgage Loans; and (iii) all rights, powers and privileges incidental to the foregoing, together with all Servicing Records relating thereto.

“Servicing Tape” shall have the meaning specified in Exhibit III-A hereto.

“Significant Modification” shall mean any amendment, waiver or other modification to the terms of any Purchased Asset or any Purchased Asset Document, or any other action taken pursuant to or with respect to any Purchased Asset or any Purchased Asset Document, which, in each case, would have the effect of:

(i) any forbearance, extension (other than the maturity date, for which the provisions of clause (ii)(B) below shall apply), decrease or modification to the principal of, or interest on, the obligations evidenced by the related Purchased Asset Documents (excluding any forbearance or waiver of default interest);

(ii) with respect to such Purchased Asset: (A) any modification, consent to a modification, or waiver of any monetary term, including postponing or extending any scheduled date (other than the maturity date, for which the provisions of clause (ii)(B) below shall apply, and with respect to default interest) fixed for any payment of principal of, or interest on, the obligations evidenced by the Purchased Asset Documents, but excluding Seller’s waiver of a condition precedent to a future funding under the related Purchased Asset Documents following Buyer’s rejection of a Future Funding Advance requested by Seller with respect to a Purchased Asset; or (B) extending the maturity date thereunder (other than any extension of the maturity date thereunder in accordance with the terms, and satisfying the material conditions, of such Purchased Asset Documents);

(iii) releasing any portion of the collateral securing the obligations evidenced by the related Purchased Asset Documents or acceptance of substitute or additional collateral (other than any release required by the terms of the underlying Purchased Asset Document and for which there is no material lender discretion), as applicable;

(iv) releasing any obligor thereunder (other than any release required by the terms of the underlying Purchased Asset Documents or described in the parenthetical to clause (iii) above);

(v) waiving a Material Default under the Purchased Asset Documents;

(vi) waiving, modifying, reducing or delaying the payment of any material fees, charges, premiums, penalties or other similar payments of any kind or nature whatsoever to be received by Seller with respect to the Purchased Asset, including, without limitation, any prepayment fees, extension fees, exit fees, defeasance fees, transfer fees, make whole fees, and yield maintenance charges payable by the Mortgagor with respect to such Purchased Asset (other than (x) any of the foregoing in connection with a proposed refinancing of such Purchased Asset by the Mortgagor which do not accrue to the account of Buyer in accordance with the terms hereof, and (y) default interest);

(vii) waiving, modifying, reducing or delaying any condition to the extension of the maturity date of the Purchased Asset in accordance with the Purchased Asset Documents;

(viii) any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Purchased Asset or, if lender consent is required, any consent to such a waiver or consent to a transfer of an Underlying Mortgaged Property or interests in the Mortgagor or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related Purchased Asset Documents;

(ix) any acceptance of an assumption agreement releasing a Mortgagor from all or a portion of liability under a Purchased Asset other than pursuant to the specific terms of the Purchased Asset Documents for such Purchased Asset and for which there is no material lender discretion; or

(x) with respect to any Purchased Asset for which Seller has received a pledge of the membership interests in the Mortgagor as additional collateral for such mortgage loan: (A) exercising any voting, consensual and other powers of ownership pertaining to any membership interests of the Mortgagor as if Seller were an owner thereof (other than as reasonably necessary to protect such Purchased Asset or any related collateral or to avoid any imminent liability or imminent threat to human health and safety); or (B) completion of the sale, assignment or other disposition of all or any part of the membership interests of the Mortgagor pursuant to the terms and conditions of the pledge and security agreement constituting a Purchased Asset Document;

For the avoidance of doubt, with respect to any Purchased Asset that is a Participation Interest or Mezzanine Loan, any action that constitutes a Significant Modification with respect to the related Underlying Mortgage Loan shall constitute a Significant Modification with respect to such Purchased Asset.

“SIPA” shall have the meaning set forth in Article 24(a) of this Agreement.

“Single Purpose Entity” shall mean any corporation, limited partnership or limited liability company that, since the date of its formation and at all times on and after the date hereof, has complied with and shall at all times comply with the provisions of Article 12 of this Agreement.

“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Subsidiary” shall mean, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of Seller and/or Guarantor.

“Supplemental Repurchase Price” shall mean, with respect to the repurchase of any Purchased Asset, on any Repurchase Date, the greater of (x) ten percent (10%) of the Purchase Price and (y) the DY Supplemental Repurchase Price.

“Table Funded Purchased Asset” shall mean a Purchased Asset which is sold to Buyer simultaneously with the origination or acquisition thereof, which origination or acquisition is financed with the Purchase Price, pursuant to Seller’s request, paid directly to a Title Company or other settlement agent, in each case, approved by Buyer, for disbursement in connection with such origination or acquisition. A Purchased Asset shall cease to be a Table Funded Purchased Asset after Custodian has delivered a Trust Receipt to Buyer certifying its receipt of the Purchased Asset File therefor.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Out Assets” shall mean those Purchased Assets that will remain subject to Transactions during the Term Out Period in accordance with Article 3(m).

“Term Out Period” shall have the meaning specified in Article 3(m).

“Term Out Period Conditions” shall have the meaning specified in Article 3(m).

“Term Out Period Fee” shall have the meaning set forth in the Fee Letter, which definition is incorporated herein by reference.

“Term SOFR” shall mean for any Pricing Rate Period, the Term SOFR Reference Rate for a tenor comparable to the applicable Pricing Rate Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Pricing Rate Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, however, that if Term SOFR determined as provided above shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (or a successor administrator of the Term SOFR Reference Rate selected by Buyer in its reasonable discretion).

“Term SOFR Reference Rate” shall mean the rate per annum determined by Buyer as the forward-looking term rate based on SOFR.

“Title Company” shall mean a nationally-recognized title insurance company reasonably acceptable to Buyer.

“Title Policy” shall mean an American Land Title Association (ALTA) lender’s title insurance policy or a comparable form of lender’s title insurance policy (or escrow instructions binding on the Title Company and irrevocably obligating the Title Company to issue such title insurance policy, a title policy commitment or pro-forma “marked up” at the closing of the related Purchased Asset and countersigned by the Title Company or its authorized agent) as adopted in the applicable jurisdiction.

“Transaction” shall mean a Transaction, as specified in Article 1 of this Agreement.

“Transaction Documents” shall mean, collectively, this Agreement, any applicable Schedules, Exhibits and Annexes to this Agreement, the Guaranty Agreement, the Custodial Agreement, each Servicing Agreement, the Servicer Acknowledgment, the Pledge and Security

Agreement, the Fee Letter, all Confirmations and assignment documentation executed pursuant to this Agreement in connection with specific Transactions, each of the foregoing as may be amended, restated, supplemented or modified from time-to-time.

“Transferee” shall have the meaning set forth in Article 19(b) hereof.

“Trust Receipt” shall mean a trust receipt issued by Custodian, or, in the case of a Table Funded Purchased Asset, Bailee, to Buyer substantially in the form required under the Custodial Agreement or the Bailee Letter.

“U.S. Government Securities Business Day” shall mean any day other than a Saturday, Sunday, or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for the purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” shall have the meaning set forth in Article 14(k)(B)(3) of this Agreement.

“UCC” shall have the meaning specified in Article 6(b) of this Agreement.

“Unadjusted Benchmark Replacement” shall mean the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Underlying Mortgage Loan” shall mean, in the case of:

(a) a Mezzanine Loan, the mortgage loan made to the borrower whose Capital Stock, or whose direct or indirect parent’s Capital Stock, comprises the security for such Mezzanine Loan,

(b) a Participation Interest in a Senior Mortgage Loan, the mortgage loan in which Seller owns such Participation Interest; and

(c) a Participation Interest in a Mezzanine Loan, the mortgage loan made to the borrower whose Capital Stock, or whose direct or indirect parent’s Capital Stock, is pledged as collateral security for such Mezzanine Loan.

“Underlying Mortgaged Property” shall mean, in the case of:

(a) a Senior Mortgage Loan, the real property securing such Senior Mortgage Loan;

(b) a Mezzanine Loan, the mortgaged property that is owned by the Person the equity of which is pledged as collateral security for such Mezzanine Loan;

(c) a Participation Interest, the mortgaged property securing the Senior Mortgage Loan or Mezzanine Loan in which such Participation Interest represents a participation, as applicable.

“Underwriting Issues” shall mean, with respect to any Purchased Asset as to which Seller intends to request a Transaction, all information Known by Seller that, based on the making of reasonable inquiries and the exercise of reasonable care and diligence under the circumstances, would be considered a materially “negative” factor (either separately or in the aggregate with other information), or a defect in loan documentation or closing deliveries (such as any absence of any material Purchased Asset Document(s)), to a reasonable institutional mortgage buyer in determining whether to originate or acquire the Purchased Asset in question.

“Underwritten Net Operating Income” shall mean, with respect to any Underlying Mortgaged Property on any date of determination, the annualized underwritten net operating income, as determined by Buyer in its sole good faith discretion.

“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

“Weighted Purchase Price Debt Yield” shall mean, as to any Purchased Asset on any date of determination, the product of (a) the Purchase Price Debt Yield as of such date and (b) the quotient of (x) the Purchase Price for such Purchased Asset as of such date divided by (y) the total aggregate outstanding Purchase Price of all Purchased Assets as of such date.

All references to articles, schedules and exhibits are to articles, schedules and exhibits in or to this Agreement unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. References to “good faith” in this Agreement shall mean “honesty in fact in the conduct or transaction concerned”.

Article 3.
INITIATION; CONFIRMATION; TERMINATION; FEES

(a) Conditions Precedent to Initial Transaction. Buyer’s agreement to enter into the initial Transaction hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Transaction, of the condition precedent that Buyer has received from Seller all of the following documents, fees and expenses each of which shall be satisfactory in form and substance to Buyer and its counsel:

(i) Transaction Documents. The Transaction Documents duly executed by the parties thereto (including all exhibits thereto).

(ii) Power of Attorney. The power of attorney, duly executed by Seller, substantially in the form set forth on Exhibit IV hereto.

(iii) Consents. Any and all consents and waivers of Seller applicable to Seller or to the Purchased Assets.

(iv) Security Interest. UCC financing statements for filing in each of the UCC filing jurisdictions described on Exhibit X hereto, each naming Seller or Pledgor as applicable as “Debtor” and Buyer as “Secured Party” and adequately describing as “Collateral”, with respect to Seller, as “all assets of Seller, whether now owned or existing or hereafter acquired or arising” and, with respect to Pledgor, all of the items set forth in the definition of Collateral in the Pledge and Security Agreement, together with any other documents necessary or requested by Buyer to perfect the security interests granted by Seller in favor of Buyer under this Agreement or any other Transaction Document.

(v) Opinions of Counsel. Opinions of outside counsel to Seller, Guarantor and Pledgor reasonably acceptable to Buyer (including, but not limited to, those relating to enforceability, bankruptcy safe harbor, corporate matters, applicability of the Investment Company Act of 1940 to Seller, Pledgor and Guarantor, and security interests).

(vi) Organizational Documents. Good standing certificates and certified copies of the Governing Documents of Seller, Pledgor and Guarantor and of all corporate or other authority for Seller, Pledgor and Guarantor with respect to the execution, delivery and performance of the Transaction Documents and each other document to be delivered by Seller, Pledgor and/or Guarantor from time to time in connection herewith (and Buyer may conclusively rely on such certificate until it receives notice in writing from Seller to the contrary).

(vii) Fees and Expenses. Buyer shall have received payment from Seller of an amount equal to the amount of actual costs and expenses, including, without limitation, the reasonable fees and expenses of counsel to Buyer, incurred by Buyer in connection with the development, preparation and execution of this Agreement, the other Transaction Documents and any other documents prepared in connection herewith or therewith.

(viii) Other Documents. Such other documents, documentation and legal opinions as Buyer may reasonably require.

(b) Due Diligence Review. Buyer shall have the right to review, as described in Exhibit VI hereto, the Eligible Assets Seller proposes to sell to Buyer in any Transaction and to conduct its own due diligence investigation of such Eligible Assets as Buyer determines (“Pre-Purchase Due Diligence”). Buyer shall be entitled to make a determination, in the exercise of its sole discretion, that, in the case of a Transaction, it shall or shall not purchase any or all of the assets proposed to be sold to Buyer by Seller. Buyer shall inform Seller of its approval of the deliverables required in accordance with Exhibit VI attached hereto. Not less than two (2) Business Days prior to the requested Purchase Date for the Transaction, Buyer shall approve an Eligible Asset in accordance with Exhibit VI hereto, which approval shall be revocable in Buyer’s sole discretion prior to Buyer’s execution and delivery of the Confirmation on the Purchase Date. On the Purchase Date for the Transaction, which shall occur upon Buyer’s and Seller’s execution of a Confirmation with respect to an Eligible Asset, the Eligible Assets shall be transferred to Buyer against the transfer of the Purchase Price to an account of Seller. Upon the approval by

Buyer of a particular proposed Transaction, Buyer shall deliver to Seller a signed copy of the related Confirmation described in clause (iii) above, on or before the scheduled Purchase Date of the underlying proposed Transaction, which shall serve as evidence that all conditions relating to the proposed Transactions (as set forth in Article 3(a) or 3(c) or Exhibit VI, or elsewhere, as applicable) have been satisfied or waived by Buyer.

(c) Conditions Precedent to all Transactions. Buyer’s agreement to enter into each Transaction (including the initial Transaction) shall be determined in Buyer’s sole discretion and is otherwise subject to the satisfaction of the following further conditions precedent, both immediately prior to entering into such Transaction and also after giving effect to the consummation thereof and the intended use of the proceeds of the sale:

(i) Seller shall give Buyer no less than thirty (30) days’ prior written notice of each Transaction (including the initial Transaction), which notice shall describe the terms of the Transaction and the New Assets. It is anticipated that Buyer will fund each Transaction within fifteen (15) Business Days following Seller providing to Buyer all required third-party reports and legal documentation as required by Buyer;

(ii) the sum of (A) the aggregate Purchase Price of all Purchased Assets subject to Transactions and (B) the requested Purchase Price for the pending Transaction, shall not exceed the Maximum Facility Amount;

(iii) no Market Disruption Event, Force Majeure Event, Margin Deficit and no Potential Event of Default or Event of Default has occurred and is continuing;

(iv) no circumstance shall exist or event have occurred resulting in a Material Adverse Effect;

(v) Seller shall have executed a Confirmation for such proposed Transaction;

(vi) Buyer shall have (i) determined, in its sole discretion, that the Asset proposed to be sold to Buyer by Seller in such Transaction is an Eligible Asset, (ii) satisfactorily completed its diligence with respect to the “know your customer” provisions of Anti-Money Laundering Laws (as to the related Mortgagor, guarantor and all other related parties, as determined by Buyer), (iii) determined conformity to the terms of the Transaction Documents and Buyer’s internal credit and underwriting criteria, and (iv) obtained internal credit approval, to be granted or denied in Buyer’s sole discretion, for the inclusion of such Eligible Asset as a Purchased Asset in a Transaction, without regard for any prior credit decisions by Buyer or any Affiliate of Buyer, and with the understanding that Buyer shall have the absolute right to change any or all of its internal underwriting criteria at any time, without notice of any kind to Seller;

(vii) Seller shall have delivered to Buyer a list of all exceptions to the representations and warranties relating to the New Asset and any other eligibility criteria for such New Asset (the “Requested Exceptions Report”);

(viii) Guarantor shall have delivered to Buyer a true and accurate Covenant Compliance Certificate with respect to Guarantor’s most recently ended fiscal quarter for which a Covenant Compliance Certificate is required to be delivered hereunder, provided that to the extent Guarantor has previously delivered to Buyer a Covenant Compliance Certificate for the most recently ended fiscal quarter, Seller or Guarantor need not provide an additional Covenant Compliance Certificate for such fiscal quarter in connection with the proposed Transaction;

(ix) both immediately prior to the requested Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Seller in each of Exhibit V and Article 9 shall be true, correct and complete on and as of such Purchase Date in all respects with the same force and effect as if made on and as of such date, except to the extent that such representations and warranties (a) specifically refer to any specific date, in which case they shall be true, correct and complete as of such specific date, (b) are specified in any Requested Exceptions Report that has been approved by Buyer or (c) for which clause (b) of the definition of Mandatory Early Repurchase Event and/or the Mandatory Early Repurchase Extension Period apply, if applicable;

(x) subject to Buyer’s right to perform one or more due diligence reviews pursuant to Article 28, Buyer shall have completed its due diligence review of the Purchased Asset File, and such other documents, records, agreements, instruments, mortgaged properties or information relating to such Purchased Asset as Buyer in its sole discretion deems appropriate to review, including, without limitation, all external legal due diligence and any due diligence relating to lending licensing requirements which may impact Buyer, and such review shall be satisfactory to Buyer in its sole discretion and Buyer has consented in writing to the Eligible Asset becoming a Purchased Asset;

(xi) with respect to any New Asset to be purchased hereunder on the related Purchase Date that is not primarily serviced by the Primary Servicer, Seller shall have provided to Buyer a copy of the related Servicing Agreement, certified as a true, correct and complete copy of the original, fully executed by Seller and the servicer named in the related Servicing Agreement;

(xii) Seller shall have delivered to any related Mortgagor, obligor, related servicer or lead lender a direction letter unless such Mortgagor, obligor, related servicer or lead lender is already remitting payments to Primary Servicer, in which case Seller shall direct Primary Servicer to remit all such amounts into the Depository Account and to service such payments in accordance with the provisions of this Agreement;

(xiii) Seller shall have paid to Buyer all amounts that are due and payable under this Agreement at the time of such Transaction, including, without limitation, all reasonable legal fees and expenses of outside counsel and the reasonable out-of-pocket costs and expenses actually incurred by Buyer in connection with the entering into of any Transaction hereunder, including, without limitation, costs associated with due diligence and site visits, in each case subject to the limitations set forth in Article 3(b), recording or other administrative expenses necessary or incidental to the execution of any Transaction hereunder, which amounts, at Buyer’s option, may be withheld from the sale proceeds of any Transaction hereunder;

(xiv) Buyer shall have reasonably determined that the introduction of, or a change in, any Requirement of Law or in the interpretation or administration of any Requirement of Law including without limitation changes in any required reserves and any other increase in cost to Buyer applicable to Buyer has not made it unlawful or impracticable, and no Governmental Authority shall have asserted that it is unlawful, for Buyer to enter into the Transaction;

(xv) Seller shall have taken such other action as Buyer shall have reasonably requested in order to transfer the Purchased Assets pursuant to this Agreement and to perfect all security interests granted under this Agreement or any other Transaction Document in favor of Buyer with respect to the Purchased Assets;

(xvi) If such Eligible Asset was acquired by Seller, Seller shall have disclosed to Buyer the acquisition cost of such Eligible Asset (including therein reasonable supporting documentation required by Buyer, if any);

(xvii) Buyer shall have received all such other and further documents, documentation and legal opinions (including, without limitation, opinions regarding the perfection of Buyer’s security interests and a “true sale” opinion with respect to any Purchased Asset that was originated by an Affiliate of Seller) as Buyer in its reasonable discretion shall reasonably require;

(xviii) Buyer shall have received (i) other than with respect to a Table Funded Purchased Asset, from Custodian on each Purchase Date an Asset Schedule and Exception Report (as defined in the Custodial Agreement) with respect to each Purchased Asset, dated the Purchase Date, duly completed and with exceptions acceptable to Buyer in its sole discretion in respect of Eligible Assets to be purchased hereunder on such Business Day; or (ii) a Bailee Letter from an Acceptable Attorney identifying the applicable Purchased Asset Documents being held on behalf of Buyer;

(xix) the Purchase Price for such Eligible Asset shall not be greater than Seventy-Five Million and No/100 Dollars ($75,000,000.00), unless approved by Buyer in its sole discretion;

(xx) With respect to any Eligible Asset to be purchased hereunder on the related Purchase Date that is a Participation Interest or Mezzanine Loan, where the servicer of the Underlying Mortgage Loan is not the Primary Servicer, Seller shall have provided to Buyer a copy of the related Servicing Agreement, certified as a true, correct and complete copy of the original, together with a Servicer Acknowledgment, fully executed by Seller and such servicer; and

(xxi) [intentionally omitted];

(xxii) Buyer shall have received from Seller the Advance Fee related to such Eligible Asset in accordance with the terms and provisions of the Fee Letter.

(d) Transfer of Purchased Assets; Servicing Rights. During the Availability Period, upon the satisfaction of all conditions set forth in Articles 3(a), 3(b) and 3(c), Seller shall sell,

transfer, convey and assign to Buyer on a servicing released basis all of Seller’s right, title and interest in and to each Purchased Asset, together with all related Servicing Rights against the transfer of the Purchase Price to an account of Seller. To the extent any additional limited liability company is formed by division of Seller (and without prejudice to Article 10(b)), Seller shall cause any such additional limited liability company to sell, transfer, convey and assign to Buyer on a servicing released basis all of such additional limited liability company’s right, title and interest in and to the Purchased Asset, together with all related Servicing Rights in the same manner and to the same extent as the sale, transfer, conveyance and assignment by Seller on the Closing Date of all of Seller’s right, title and interest in and to the Purchased Asset, together with all related Servicing Rights.

(e) Confirmation. Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction covered thereby. In the event of any conflict between the terms of such Confirmation and the terms of this Agreement with respect to a particular Transaction, the Confirmation shall prevail. Upon the execution of the related Confirmation by Buyer and/or the funding of the related Transaction, the conditions precedent to the funding of such Transaction set forth in Article 3(c) shall be deemed satisfied.

(f) Early Repurchase Date; Mandatory Repurchases.

(i) Seller shall be entitled to terminate a Transaction on demand and repurchase the Purchased Asset subject to a Transaction on any Business Day prior to the Repurchase Date (an “Early Repurchase Date”) upon satisfaction of the following conditions:

(A) No later than three (3) Business Days prior to the proposed Early Repurchase Date, Seller notifies Buyer in writing of its intent to terminate such Transaction and repurchase such Purchased Asset, setting forth the proposed Early Repurchase Date and identifying with particularity the Purchased Asset to be repurchased on such Early Repurchase Date; provided that, (x) Seller shall have the right to revoke such notice at any time on or prior to such Early Repurchase Date and (y) the Early Repurchase Date may be the same Business Day written notice is delivered in the event such repurchase shall cure or avoid a representation or warranty breach, Default, Event of Default or unsatisfied Margin Deficit for which Buyer has delivered a Margin Deficit Notice;

(B) on such Early Repurchase Date, Seller pays to Buyer an amount equal to the sum of (x) the Repurchase Price for the applicable Purchased Asset, (y) any other amounts due and payable under this Agreement (including, without limitation, Article 14(f) of this Agreement) with respect to such Purchased Asset against transfer to Seller or its agent of the Purchased Assets;

(C) no Potential Event of Default, Event of Default or unsatisfied Margin Deficit for which Buyer has delivered a Margin Deficit Notice shall be continuing or would occur or result from such early repurchase, unless such early repurchase cures such Potential Event of Default, such Event of Default or such unsatisfied Margin Deficit; and

(D) [intentionally omitted];

(E) on such Early Repurchase Date, Seller pays any Exit Fee which may be due and payable in connection with the repurchase of such Purchased Asset in accordance with the terms and conditions of the Fee Letter.

provided, however, that, so long as one or more Purchased Assets for which a default has occurred and is continuing beyond any applicable notice and cure period under the related Purchased Asset Documents would remain subject to a Transaction immediately following such repurchase, Seller shall not be permitted to repurchase pursuant to this Article 3(f)(i) any Purchased Asset which is not then subject to a default continuing beyond any applicable notice and cure period under the related Purchased Asset Documents

(ii) No repurchase in whole or in part, and no partial reduction of the Purchase Price of any Purchased Asset that is a Senior Mortgage Loan or a Junior Mortgage Loan may be made unless the Purchased Asset that is the related Mezzanine Loan (if any) is also repurchased in whole. If any repurchase of a Purchased Asset that is a Senior Mortgage Loan or a Junior Mortgage Loan is required pursuant to this Article 3(f), Seller shall also repurchase the related Mezzanine Loan (if any) in full.

(iii) In addition to any other rights and remedies of Buyer under any Transaction Document, if at any time a Mandatory Early Repurchase Event has occurred and is continuing with respect to any Purchased Asset, Seller shall, in accordance with the procedures set forth in Article 3(f)(i)(B)-(C), Article 3(f)(ii) and Article 3(h), repurchase any such Purchased Asset on the date (the “Mandatory Early Repurchase Date”) that is (I) five (5) Business Days after Seller’s receipt of notice from Buyer that such Purchased Asset is subject to a Mandatory Early Repurchase Event; provided, further, that such five (5) Business Day period shall be extended by an additional eight (8) Business Day period (for a total of thirteen (13) Business Days) so long as Seller has transferred to Buyer all cash-on-hand (other than Allocated Cash) of Seller within such initial five (5) Business Day period; provided, that upon written request by Seller (which may be in the form of e-mail), Buyer will extend such Mandatory Early Repurchase Date (other than for any Purchased Asset subject to a Mandatory Early Repurchase Event pursuant to clause (f) of the definition thereof) for a period not to exceed the applicable Mandatory Early Repurchase Extension Period so long as on or prior to the commencement of such Mandatory Early Repurchase Extension Period Seller has transferred cash to Buyer in an amount sufficient to reduce the Advance Rate of the Purchased Asset subject to such Mandatory Early Repurchase Event by (a) ten percent (10%) for any Monetary MERE (for example, if the Advance Rate is sixty percent (60%) on such date, Seller shall pay such amount as required to reduce the Advance Rate to not greater than fifty percent (50%)) and (b) five percent (5%) for any Non-Monetary MERE (for example, if the Advance Rate is sixty percent (60%) on such date, Seller shall pay such amount as required to reduce the Advance Rate to not greater than fifty-five percent (55%)).

(g) Additional Availability. The Additional Availability Component of the Maximum Facility Amount shall be available to Seller in connection with the Transactions contemplated hereunder provided that the Additional Availability Conditions (as defined below) are satisfied. For the purposes of this Article 3(g), “Additional Availability Conditions” shall mean:

(i) Seller shall have delivered to Buyer a written request (which may be via electronic mail) for such increase at least thirty (30) calendar days prior to the Additional Availability Component being made available;

(ii) Buyer shall have approved Seller’s request, which approval may be granted or denied in Buyer’s sole good faith discretion, subject to Buyer’s internal credit approval;

(iii) any increase requested shall be for at least Twenty Five Million and No/100 Dollars ($25,000,000.00), or such other amount as otherwise approved by Buyer in its sole good faith discretion;

(iv) during the period beginning on the date of Seller’s request for such increase and ending on the proposed effective date of such requested increase, no Event of Default, Potential Event of Default or Margin Deficit has occurred and is continuing or would result from such increase in the Maximum Facility Amount;

(v) Buyer and Seller shall execute an amendment to this Agreement, which shall be acknowledged by Guarantor, to reflect the increased Maximum Facility Amount and, if requested by Buyer, Seller shall deliver a legal opinion with respect to the authority and enforceability of such amendment; and

(vi) the representations and warranties made by Seller, Pledgor and Guarantor in the Transaction Documents are true, correct and complete, with the same force and effect as if made on and as of the date of Seller’s request for such increase and on and as of the proposed effective date of such requested increase, except to the extent that any such representation or warranty (a) specifically refers to any earlier date, in which case such representation or warranty shall be true, correct and complete as of such earlier date, (b) is specified in any Requested Exceptions Report that has been approved by Buyer or (c) is subject to a Mandatory Early Repurchase Extension Period which has not yet expired.

(h) Repurchase. (i) On the Repurchase Date for any Purchased Asset, termination of the related Transaction shall be effected by transfer to Seller or its agent of the Purchased Asset being repurchased and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Article 5 of this Agreement) against the simultaneous transfer of the Repurchase Price to an account of Buyer. Upon extension of the Availability Period Expiration Date pursuant to Article 3(i) hereunder, the Repurchase Date for each Purchased Asset subject to a Transaction shall be automatically extended to the new Availability Period Expiration Date.

(ii) Any Supplemental Repurchase Price paid by Seller to Buyer in connection with the repurchase of any Purchased Asset shall be applied to reduce the Purchase Prices of the Purchased Assets subject to Transactions after the related Repurchase Date in the order of the Purchased Asset with the lowest Weighted Average Purchase Price Debt Yield, and thereafter to the Purchased Assets in order of increasing Weighted Average Purchase Price Debt Yield or as otherwise stated in the applicable Confirmation.

(i) Availability Period; Extensions.

(i) From and after the Availability Period Expiration Date, Seller shall have no ability to sell New Assets to Buyer. For the avoidance of doubt, after the Availability Period Expiration Date, Seller shall have the ability to submit requests for Future Funding Advances in accordance with Article 3(l) relating to Purchased Assets that were subject to Transactions as of the Availability Period Expiration Date.

(ii) Seller shall have three (3) options to request an extension of the then scheduled Availability Period Expiration Date for a period of one (1) year each (each, an “Extension Option” and collectively, the “Extension Options”), which shall be (A) with respect to the first (1st) Extension Option and second (2nd) Extension Option, at Seller’s option and (B) with respect to the third (3rd) Extension Option, granted or denied in Buyer’s sole discretion and, in each case, shall be subject to the satisfaction by Seller of, with respect solely to the first (1st) and second (2nd) Extension Options, the conditions listed in clause (iii)(A)-(D) below and, solely with respect to the third (3rd) Extension Option, all of the conditions listed in clause (iii) below (collectively, the “Availability Period Extension Conditions”). Any failure by Buyer to deliver such notice of approval of the third (3rd) Extension Option within thirty (30) calendar days from the date of Seller’s extension request shall be deemed a denial of Seller’s request for such Extension Option.

(iii) For purposes of this Article 3(i), the Availability Period Extension Conditions shall have been satisfied if:

(A) Seller shall have given Buyer written notice of Seller’s request to extend the Availability Period Expiration Date not less than thirty (30) calendar days prior, and no more than sixty (60) calendar days prior to the originally scheduled Availability Period Expiration Date;

(B) no unsatisfied Margin Deficit for which Buyer has delivered a Margin Deficit Notice, Event of Default or monetary or material non-monetary Potential Event of Default under this Agreement shall have occurred and be continuing as of the date of the originally scheduled Availability Period Expiration Date;

(C) the representations and warranties made by Seller, Pledgor and Guarantor in each Transaction Document shall be true, correct and complete as of the originally scheduled Availability Period Expiration Date, except to the extent that any such representation or warranty (a) specifically refers to any earlier date, in which case it shall be true, correct and complete as of such earlier date, (b) is specified in any Requested Exceptions Report that has been approved by Buyer or (c) for which clause (b) of the definition of Mandatory Early Repurchase Event and/or the Mandatory Early Repurchase Extension Period apply, if applicable;

(D) [Reserved]; and

(E) Buyer shall have satisfactorily completed all internal credit approval requirements on or prior to the then-current Availability Period Expiration Date.

(iv) Notwithstanding any of the foregoing to the contrary, if Seller elects to term out all outstanding Transactions in accordance with Article 3(m) prior to exercising any remaining Extension Option under this Article 3(i), Seller shall forfeit any such remaining Extension Option and have no ability to extend the Availability Period Expiration Date pursuant to this Article 3(i).

(j) Voluntary Reduction of Purchase Price. On any Business Day prior to the Repurchase Date, Seller shall have the right, from time to time, to transfer cash to Buyer for the purpose of reducing the outstanding Purchase Price of any Purchased Asset without terminating the Transaction and without release of any Purchased Items; provided, that (i) any such reduction in outstanding Purchase Price occurring on a date other than a Remittance Date shall be required to be accompanied by payment of all unpaid accrued Price Differential as of the applicable Business Day on the amount of such reduction, (ii) Seller provides Buyer with three (3) Business Days prior notice with respect to any reduction in outstanding Purchase Price occurring on any date that is not a Remittance Date and (iii) Seller may only transfer cash in respect of a particular Purchased Asset no more than two (2) times per calendar month. In connection with any such reduction of outstanding Purchase Price pursuant to this Article 3(j), Buyer and Seller shall modify the existing Confirmation for the Transaction to set forth the new Advance Rate and outstanding Purchase Price for such Purchased Asset. Any transfer of cash made pursuant to this Article 3(j) shall be in an amount equal to or greater than One Million and No/100 Dollars ($1,000,000.00).

(k) Additional Advances. (i) On any Business Day prior to the Repurchase Date, if at any time there exists Margin Excess with respect to a Purchased Asset, Seller may submit to Buyer a request that Buyer transfer cash to Seller so as to increase the outstanding Purchase Price for such Purchased Asset in the amount (not to exceed the Margin Excess) requested by Seller (an “Additional Advance”). Buyer’s agreement to make any Additional Advance shall be in Buyer’s sole discretion and in any case is subject to the satisfaction of the following conditions precedent, both immediately prior to making such Additional Advance and also after giving effect to the consummation thereof:

(A) as of the funding of such Additional Advance, no Margin Deficit that is due and payable, Potential Event of Default, or Event of Default has occurred and is continuing or would result from the funding of such Additional Advance;

(B) [intentionally omitted];

(C) the funding of the Additional Advance would not cause (i) the aggregate outstanding Purchase Price for all Purchased Assets to exceed the Maximum Facility Amount or (ii) the Purchase Price of such Purchased Asset to exceed Seventy-Five Million and No/100 Dollars ($75,000,000.00) unless otherwise approved by Buyer;

(D) the amount of the Additional Advance is no less than One Million and No/100 Dollars ($1,000,000.00); and

(E) Buyer shall have satisfactorily completed all applicable credit approval requirements.

(ii) On the date of the Additional Advance, which shall occur following the final approval of the Additional Advance that all conditions set forth in this Article 3(k) have been satisfied, Buyer shall transfer cash to Seller as provided in this Article 3(k) (and in accordance with the wire instructions provided by Seller in such request). Upon approval by Buyer of a particular Additional Advance pursuant to this Article 3(k), Buyer and Seller shall modify the existing Confirmation for the applicable Transaction to set forth the new Advance Rate, the outstanding Purchase Price for such Purchased Asset and any other modifications to the terms set forth on the existing Confirmation.

(iii) Notwithstanding anything contained herein to the contrary, Seller may not request an Additional Advance more than two (2) times in any calendar month

(l) Future Funding Advance. (i) Subject to Article 4, at any time prior to the Repurchase Date, in the event a future funding is made or is to be made by Seller pursuant to the Purchased Asset Documents for a Purchased Asset, Seller may submit to Buyer a request that Buyer transfer cash to Seller in an amount not to exceed the Maximum Advance Rate multiplied by the amount of such future funding (a “Future Funding Advance”), which Future Funding Advance shall increase the outstanding Purchase Price for such Purchased Asset; provided, however, that Seller may only submit a request for a Future Funding Advance for such Purchased Asset no more than one (1) time per calendar month. Buyer’s agreement to make any Future Funding Advance shall be in Buyer’s sole discretion and in any case is subject to the satisfaction of the following conditions precedent, both immediately prior to making such Future Funding Advance and also after giving effect to the consummation thereof:

(A) as of the Future Funding Date, no Margin Deficit, Potential Event of Default or Event of Default has occurred and is continuing or would result from the funding of such Future Funding Advance;

(B) the funding of the Future Funding Advance would not cause (i) the aggregate outstanding Purchase Price for all Purchased Assets to exceed the Maximum Facility Amount, or (ii) the Purchase Price of such Purchased Asset to exceed Seventy-Five Million and No/100 Dollars ($75,000,000.00), unless otherwise approved by Buyer;

(C) the aggregate amount of Future Funding Advances with respect to all Purchased Assets for which Future Funding Advances are requested on such date is no less than One Million and No/100 Dollars ($1,000,000.00);

(D) Seller shall have demonstrated to Buyer’s reasonable satisfaction that all conditions to the future funding under the Purchased Asset Documents have been satisfied; and

(E) Buyer shall have satisfactorily completed all applicable credit approval requirements and any additional due diligence investigation of the related Purchased Asset, as described in Exhibit XIII, and as determined by Buyer in its sole discretion (the “Future Funding Due Diligence”).

(ii) On the Future Funding Date, which shall occur following the final approval of the Future Funding Advance that all conditions set forth in this Article 3(l) have been satisfied or waived by Buyer in its sole discretion. Buyer shall transfer cash to Seller as provided in this Article 3(l) (and in accordance with the wire instructions provided by Seller in such request). Upon approval by Buyer of a particular Future Funding Advance pursuant to this Article 3(l), Buyer and Seller shall modify the existing Confirmation for the applicable Transaction to set forth the Future Funding Date, the new Advance Rate, the outstanding Purchase Price for such Purchased Asset and any other modifications to the terms set forth on the existing Confirmation.

(iii) Notwithstanding anything to the contrary herein, Buyer shall not be obligated to make any Future Funding Advance unless Seller has previously or simultaneously with Buyer’s funding of a Future Funding Advance funded or caused to be funded to the related Mortgagor (or to an escrow agent or as otherwise directed by the related Mortgagor) in respect of such Purchased Asset.

(m) Term Out Period. Provided all the Term Out Period Conditions are satisfied, Seller shall have the option to extend the Repurchase Date for the Purchased Assets subject to Transactions on the Availability Period Expiration Date to be coterminous with the scheduled maturity date of the applicable Purchased Assets (subject to extension, if applicable, in accordance with the related Purchased Asset Documents, and to give effect to clause (a) of the definition of Mandatory Early Repurchase Event and the Mandatory Early Repurchase Extension Period, if applicable) (the “Term Out Period”). For purposes of this Article 3(m), the “Term Out Period Conditions” shall mean the conditions in the following clauses (i) through (vi), collectively:

(i) Seller shall have given Buyer written notice, not less than thirty (30) days and no more than ninety (90) days, prior to the Availability Period Expiration Date, of Seller’s desire to enter the Term Out Period;

(ii) no monetary or material non-monetary Potential Event of Default, unsatisfied Margin Deficit for which Buyer has delivered a Margin Deficit Notice, or Event of Default shall have occurred and be continuing as of the Availability Period Expiration Date or will occur and be continuing as a result of entering the Term Out Period;

(iii) the representations and warranties made by Seller, Pledgor and Guarantor in the Transaction Documents shall be true, correct and complete in all respects as of the Availability Period Expiration Date, except to the extent that any such representation or warranty (a) specifically refers to any earlier date, in which case such representation or warranty shall be true, correct and complete as of such earlier date or (b) is specified in any Requested Exceptions Report that has been approved by Buyer or (c) for which clause (b) of the definition of Mandatory Early Repurchase Event and/or the Mandatory Early Repurchase Extension Period apply, if applicable;

(iv) Buyer and Seller shall have executed amended Confirmations for the Term Out Assets;

(v) Seller shall have paid the Term Out Period Fee then due and payable to Buyer; and

(vi) if at the commencement of the Term Out Period there are three (3) or fewer Purchased Assets remaining subject to Transactions, Seller shall have paid to Buyer the DY Supplemental Repurchase Price.

Article 4.
MARGIN MAINTENANCE

(a) Buyer may determine if a Margin Deficit Event has occurred, at any time and from time to time. If a Margin Deficit Event has occurred and is continuing, then at any time a Margin Deficit exists in an amount equal to or exceeding $1,000,000 in the aggregate, Buyer may by notice to Seller in the form of Exhibit VII (a “Margin Deficit Notice”) require Seller to either: (i) repurchase the Purchased Asset giving rise to such Margin Deficit at its Repurchase Price, (ii) make a payment in reduction of the outstanding Purchase Price for such Purchased Asset, or (iii) choose any combination of the foregoing, as Seller may elect, such that, after giving effect to such transfers, repurchases and payments, no Margin Deficit shall exist. For purposes of such $1,000,000 threshold, Participation Interests that are subject to Transactions hereunder shall be aggregated and treated as one Purchased Asset. Seller shall perform the obligations under this Article 4(a) within five (5) Business Days of receipt of the Margin Deficit Notice; provided, that if Seller notifies Buyer in writing that it does not have sufficient cash on hand (other than Allocated Cash) to repurchase such Purchased Asset or otherwise satisfy the Margin Deficit by the fifth (5th) Business Day following the Business Day on which Seller receives the Margin Deficit Notice, then Seller shall have until the close of business on the thirteenth (13th) Business Day following the Business Day on which Seller received the Margin Deficit Notice to satisfy the Margin Deficit in accordance with this Article 4(a), so long as Seller makes a cash payment in reduction of the Margin Deficit within five (5) Business Days following the Business Day on which Seller received the Margin Deficit Notice in an amount equal to all cash on hand (other than Allocated Cash) then available to Seller.

(b) The failure of Buyer, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Buyer to do so at a later date. Seller and Buyer each agree that a failure or delay by Buyer to exercise its rights hereunder shall not limit or waive Buyer’s rights under this Agreement or otherwise existing by law or in any way create additional rights for Seller.

(c) In the event that Buyer delivers a Margin Deficit Notice which has been satisfied by Seller in accordance with Article 4(a), Seller may challenge Buyer’s determination of Market Value by providing written notice to Buyer within thirty (30) Business Days of receipt of such Margin Deficit Notice and request that Buyer, at Seller’s sole cost and expense, obtain a third-party Appraisal of the related Mortgaged Property or Mortgaged Properties (an “Updated Appraisal”) within sixty (60) days of such Margin Deficit Notice, conducted by an appraiser selected by Seller and approved by Buyer in its reasonable discretion. Buyer shall order such Updated Appraisal as soon as reasonably practicable after receipt of such request. If the new appraised value of the related Mortgaged Property(ies) reflected in the applicable Updated Appraisal is materially different from the value of such underlying Mortgaged Property(ies) which

Buyer utilized as a factor in the resulting Market Value of the applicable Purchased Asset as determined by Buyer at the time of delivery of the related Margin Deficit Notice, then Buyer shall, as soon as reasonably practicable after receipt of such Updated Appraisal, either re-determine the Market Value of the related Purchased Asset taking into account as one of the factors such new Updated Appraisal or notify Seller of Buyer’s intent to obtain an additional Appraisal within sixty (60) days of receipt of the Updated Appraisal at its sole cost and expense. If Buyer does not elect to order an additional Appraisal (a “Buyer’s Updated Appraisal”), Buyer shall re-determine the Market Value taking into account as one of the factors the Updated Appraisal and if Buyer elects to obtain a Buyer’s Updated Appraisal, Buyer shall re-determine the Market Value taking into account as one of the factors the original Appraisal, the Updated Appraisal and the Buyer’s Updated Appraisal (in each case a “Margin Recalculation”). In the event that Buyer determines that, pursuant to the applicable Margin Recalculation, the reduction in the Market Value of such Purchased Asset which caused the related Margin Call has not occurred or is less than the reduction Buyer initially determined to have occurred, Buyer shall promptly return to Seller any excess amount collected with respect thereto (which shall result in a corresponding increase in the outstanding Purchase Price of the related Purchased Asset), and to the extent that such Margin Recalculation results in a Margin Deficit, Buyer may issue a further Margin Deficit Notice. For the avoidance of doubt, Buyer’s determination of Market Value does not need to rely solely on an appraisal. Without limiting the generality of the foregoing, in no event shall the Market Value for any Purchased Asset be greater than par at the time of determination.

Article 5.
INCOME PAYMENTS AND PRINCIPAL PAYMENTS

(a) (i) The Depository Account shall be established at the Depository concurrently with the execution and delivery of this Agreement. Buyer shall have sole dominion and control (including, without limitation, “control” within the meaning of Section 9-104(a) of the UCC) over the Depository Account. Seller shall cause all Income in respect of the Purchased Assets, as well as any interest received from the reinvestment of such Income, to be deposited into the Depository Account. In furtherance of the foregoing, Seller shall cause Primary Servicer to remit to the Depository Account all Income received by Primary Servicer in respect of the Purchased Assets pursuant to the Servicing Agreement and the related Servicer Acknowledgement within two (2) Business Days of receipt of such properly identified funds by Primary Servicer.

(ii) If a Mortgagor, servicer, paying agent, or similar Person with respect to the Purchased Asset remits any Income or other amounts with respect to a Purchased Asset to Seller or any Affiliate of Seller rather than directly to Primary Servicer, Seller shall, or shall cause such Affiliate to, (A) deliver a re-direction letter in form and substance reasonably acceptable to Buyer to the applicable Mortgagor, servicer, paying agent, or similar Person with respect to the Purchased Asset to remit such amounts directly to the Primary Servicer and (B) deposit in the Depository Account any such amounts within one (1) Business Day of Seller’s (or its Affiliate’s) receipt thereof.

(b) So long as no Event of Default shall have occurred and be continuing, all Income on deposit in the Depository Account in respect of the Purchased Assets during each Collection Period shall be applied on the related Remittance Date as follows, and all Principal Payments on deposit in the Depository Account at any time shall be applied on or before the second (2nd) Business Day following the date on which any such Principal Payment was deposited in the Depository Account as follows:

(i) first, (a) to the Custodian for the payment of the fees payable to Custodian pursuant to the Custodial Agreement, then (b) to the Depository for the payment of fees payable in connection with the operation and maintenance of the Depository Account and then (c) to the Primary Servicer for payment of the fees payable and other amounts owing to Primary Servicer pursuant to the Servicing Agreement (to the extent not withheld from Income deposited into the Depository Account);

(ii) second, to Buyer, an amount equal to the Price Differential that has accrued and is outstanding as of such Remittance Date;

(iii) third, to Buyer, any other amounts then due and payable to Buyer or its Affiliates under any Transaction Document (including any outstanding Margin Deficits for which a Margin Deficit Notice has been issued by Buyer); and

(iv) fourth, with respect to any Principal Payment, to Buyer an amount equal to the product of the amount of such Principal Payment, multiplied by the applicable Advance Rate until the applicable Repurchase Price has been reduced to zero; and

(v) fifth, to Seller, the remainder, if any.

If, on any Remittance Date, the amounts deposited in the Depository Account shall be insufficient to make the payments required under (i) through (iii) above of this Article 5(b), and Seller does not otherwise make such payments on such Remittance Date, the same shall constitute an Event of Default hereunder.

(c) If an Event of Default shall have occurred and be continuing, all Income (including, without limitation, any Principal Payments or any other amounts received, without regard to their source) on deposit in the Depository Account in respect of the Purchased Assets shall be applied as determined in Buyer’s sole discretion pursuant to Article 13(b)(iii), with any excess after repayment in full of the Repurchase Price owed to Buyer to be promptly returned to Seller.

(d) If the amounts remitted to Buyer as provided in Article 5(b) and 5(c) are insufficient to pay all amounts due and payable from Seller to Buyer under this Agreement or any Transaction Document, whether due to the occurrence of an Event of Default or otherwise, Seller shall remain liable to Buyer for payment of all such amounts when due.

Article 6.
SECURITY INTEREST

(a) Except as provided for in Article 23(g) of this Agreement (for U.S. federal, state and local income tax purposes), Buyer and Seller intend that the Transactions hereunder be sales to Buyer of the Purchased Assets and not loans from Buyer to Seller secured by the Purchased Assets. However, in order to preserve Buyer’s rights under this Agreement in the event that a court or other forum recharacterizes the Transactions hereunder as loans and as security for the performance by Seller of all of Seller’s obligations to Buyer under the Transaction Documents and the Transactions entered into hereunder, or in the event that a transfer of a Purchased Asset is otherwise ineffective to effect an outright transfer of such Purchased Asset to Buyer, Seller hereby assigns, pledges and grants a security interest in all of its right, title and interest in, to and under the Purchased Items (as defined below) to Buyer to secure the payment of the Repurchase Price on all Transactions to which it is a party and all other amounts owing by it to Buyer hereunder, including, without limitation, amounts owing pursuant to Article 27, and under the other Transaction Documents, including to secure the obligation of Seller or its designee to service the Purchased Assets in conformity with Article 29 and any other obligation of Seller to Buyer (collectively, the “Repurchase Obligations”). Seller hereby acknowledges and agrees that each Purchased Asset serves as collateral for the Buyer under this Agreement and that Buyer has the right, upon the occurrence and continuance of an Event of Default, to realize on any or all of the Purchased Assets in order to satisfy the Seller’s obligations hereunder. Seller agrees to update in internal registers, books and records (including, without limitation, to mark its computer records and tapes) to reflect and evidence the interests granted to Buyer hereunder. All of Seller’s right, title and interest in, to and under each of the following items of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, is hereinafter referred to as the “Purchased Items”:

(i) the Purchased Assets and all “securities accounts” (as defined in Article 8‑501(a) of the UCC) to which any or all of the Purchased Assets are credited;

(ii) any cash or cash equivalents delivered to Buyer in accordance with Article 4(a).

(iii) the Purchased Asset Documents, Servicing Agreements, Servicing Records, Servicing Rights, all servicing fees relating to the Purchased Assets, insurance policies relating to the Purchased Assets, and collection and escrow accounts and letters of credit relating to the Purchased Assets;

(iv) all “general intangibles”, “accounts”, “chattel paper”, “investment property”, “instruments”, “securities accounts” and “deposit accounts”, each as defined in the UCC, relating to or constituting any and all of the foregoing;

(v) any other items, amounts, rights or properties transferred or pledged by Seller to Buyer under any of the Transaction Documents; and

(vi) all replacements, substitutions or distributions on or proceeds, payments, Income and profits of, and records (but excluding any financial models or other proprietary information) and files relating to any and all of any of the foregoing.

(b) The security interest of Buyer in the Purchased Items shall terminate only upon termination of Seller’s obligations under this Agreement and the documents delivered in connection herewith and therewith and the other Transaction Documents including, for the avoidance of doubt, Seller repurchasing each Purchased Asset. For the avoidance of doubt, Buyer’s security interest in the Purchased Items shall not terminate upon Buyer’s determination of the Market Value of any Purchased Asset to be zero. Upon such termination, Buyer shall deliver to Seller such UCC termination statements and other release documents as may be commercially reasonable and shall promptly return the Purchased Assets to Seller and reconvey the Purchased Items to Seller and release its security interest in the Purchased Items. For purposes of the grant of the security interest pursuant to this Article 6, this Agreement shall be deemed to constitute a security agreement under the New York Uniform Commercial Code (the “UCC”). Buyer shall have all of the rights and may exercise all of the remedies of a secured creditor under the UCC. In furtherance of the foregoing, (a) Buyer, at Seller’s sole cost and expense, as applicable, shall cause to be filed in such locations as may be necessary to perfect and maintain perfection and priority of the security interest granted hereby, UCC financing statements and continuation statements (collectively, the “Filings”), and shall forward copies of such Filings to Seller upon completion thereof, and (b) Seller shall from time to time take such further actions as may be requested by Buyer to maintain and continue the perfection and priority of the security interest granted hereby (including marking its records and files to evidence the interests granted to Buyer hereunder). Seller hereby authorizes Buyer to file a UCC financing statement naming Seller as debtor and Buyer as secured party and describing the collateral covered thereby as “all assets now owned or hereafter acquired.”

(c) Seller hereby pledges to Buyer as security for the performance by Seller of the Repurchase Obligations and hereby grants to Buyer a first priority security interest in all of Seller’s right, title and interest in and to the Depository Account and all amounts and property from time to time on deposit therein and all replacements, substitutions or distributions on or proceeds, payments and profits of, and records and files relating to, the Depository Account.

Article 7.
PAYMENT, TRANSFER AND CUSTODY

(a) On the Purchase Date for each Transaction, (i) ownership of the Purchased Asset shall be transferred to Buyer or its designee (including any Custodian) against the simultaneous transfer of the Purchase Price in immediately available funds to an account of Seller or an Acceptable Attorney pursuant to an escrow letter or other undertaking approved by Buyer, in its sole discretion specified in the Confirmation relating to such Transaction and (ii) Seller hereby sells, transfers, conveys and assigns to Buyer on a servicing-released basis all of Seller’s right, title and interest in and to such Purchased Asset, together with all related Servicing Rights. Subject to this Agreement, Seller may sell to Buyer, repurchase from Buyer and re-sell Eligible Assets to Buyer, but may not substitute other Eligible Assets for Purchased Assets.

(b) Seller shall:

(i) with respect to each Purchased Asset that is not a Table Funded Purchased Asset, (A) not later than 1:00 p.m. (New York time) two (2) Business Days prior to the related Purchase Date, deliver and release to Custodian (with a copy to Buyer), the Purchased Asset Documents together with any other documentation in respect of such Purchased Asset requested by Buyer, in Buyer’s sole discretion, and (B) on the Purchase Date, cause Custodian to deliver a Trust Receipt confirming receipt of such Purchased Asset Documents; and

(ii) with respect to each Table Funded Purchased Asset, (A) not later than 1:00 p.m. (New York time) on the Purchase Date, deliver or cause Bailee to deliver to Buyer, by electronic transmission, a true and complete copy of the related Mortgage Note with assignment in blank, Mezzanine Note with assignment in blank (if applicable), loan agreement, Mortgage, Title Policy and executed Bailee Letter, (B) not later than the tenth (10th) Business Day following the Purchase Date, deliver or Bailee to deliver and release to Custodian (with a copy to Buyer), the Purchased Asset Documents, and (C) not later than two (2) Business Days following receipt of such Purchased Asset Documents by Custodian, cause Custodian to deliver a Trust Receipt confirming such receipt;

provided that if Seller cannot deliver, or cause to be delivered, any of the original Purchased Asset Documents required under the Custodial Agreement to be delivered as originals (excluding the Mortgage Note, the Assignment of Mortgage, the Mezzanine Note (if applicable), and Participation Certificate (if applicable), originals of which must be delivered at the time required under the provisions above), Seller shall deliver a photocopy thereof and an officer’s certificate of Seller certifying that such copy represents a true and correct copy of the original and shall use commercially reasonable efforts to obtain and deliver such original document within one hundred eighty (180) days after the related Purchase Date (or such longer period after the related Purchase Date to which Buyer may consent in its reasonable discretion). After the expiration of such period, Seller shall deliver to Buyer a certification that states, despite Seller’s efforts, Seller was unable to obtain such original document, and thereafter Seller shall have no further obligation to deliver the related original document. Notwithstanding the foregoing, Buyer shall, at its option, have the right to cancel the purchase of an Eligible Asset if all required originals pursuant to the Custodial Agreement have not been delivered as required in this Agreement.

(c) From time to time, Seller shall forward to Buyer and to the Custodian additional copies of, originals of, documents evidencing any assumption, modification, consolidation or extension of a Purchased Asset approved in accordance with the terms of this Agreement, and upon receipt of any such other documents, the Custodian shall hold such other documents in accordance with the Custodial Agreement. With respect to all of the Purchased Assets delivered by Seller to Buyer, its designee (including the Custodian), or the Acceptable Attorney, as the case may be, Seller shall have executed and delivered to Buyer the omnibus power of attorney substantially in the form of Exhibit IV attached hereto irrevocably appointing Buyer its attorney in fact with full power, if an Event of Default has occurred and is continuing, to (i) complete the endorsements of the Purchased Assets, including without limitation the Mortgage Notes, Mezzanine Notes (if applicable), Assignments of Mortgages, Participation Certificates and assignments of participation interests, and any transfer documents related thereto, (ii) record the Assignments of Mortgages, (iii) prepare and file and record each assignment of mortgage, (iv) take any action (including exercising voting and/or consent rights) with respect to intercreditor agreements, co-lender agreements, recognition agreements or participation agreements, (v) complete the preparation and filing, in form and substance satisfactory to Buyer, of such financing statements, continuation statements, and other UCC forms, as Buyer may from time to time, reasonably consider necessary to create, perfect, and preserve Buyer’s security interest in the Purchased Assets, (vi) enforce Seller’s rights under the Purchased Assets purchased by Buyer pursuant to this Agreement and to, and (vii) take such other steps as may be necessary or desirable to enforce Buyer’s rights against, under or with respect to such Purchased Assets and the related Purchased Asset Files and the Servicing Records. Buyer shall deposit the Purchased Asset Files representing the Purchased Assets, or direct that the Purchased Asset Files be deposited directly, with the Custodian, and the Purchased Asset Files shall be maintained in accordance with the Custodial Agreement. If a Purchased Asset File is not delivered to Buyer or its designee (including the Custodian), such Purchased Asset File shall be held in trust by Seller or its designee for the benefit of Buyer as the owner thereof. Seller or its designee shall maintain a copy of the Purchased Asset File and the originals of the Purchased Asset File not delivered to Buyer or its designee. The possession of the Purchased Asset File by Seller or its designee is at the will of Buyer for the sole purpose of servicing the related Purchased Asset, and such retention and possession by Seller or its designee is in a custodial capacity only. The books and records (including, without limitation, any computer records or tapes) of Seller or its designee shall be marked appropriately to reflect clearly the sale of the related Purchased Asset to Buyer. Seller or its designee (including the Custodian) shall release its custody of the Purchased Asset File only in accordance with written instructions from Buyer, unless such release is required as incidental to the servicing of the Purchased Assets, is in connection with a repurchase of any Purchased Asset by Seller or as otherwise required by law or set forth in the Custodial Agreement.

(d) Buyer hereby grants to Seller a revocable option with respect to directing the servicing of the Purchased Assets and exercising all Servicing Rights in connection therewith, including with respect to the exercise of all voting and corporate rights with respect to the Purchased Assets (each, a “Revocable Option”) and to vote, take corporate actions and exercise any rights in connection with the Purchased Assets, so long as no monetary Potential Event of Default or Event of Default has occurred and is continuing. Such Revocable Option is not evidence of any ownership or other interest or right of Seller in any Purchased Asset. Upon the occurrence and during the continuation of a monetary Potential Event of Default or an Event of Default, and in each case subject to the provisions of the Purchased Asset Documents, the Revocable Option discussed above shall automatically terminate and, so long as such monetary Potential Event of Default or such Event of Default is continuing, thereafter Buyer shall be entitled to exercise all voting and corporate rights with respect to the Purchased Assets without regard to Seller’s instructions (including, but not limited to, if an Act of Insolvency shall occur with respect to Seller, to the extent Seller controls or is entitled to control selection of any servicer, Buyer may transfer any or all of such servicing to an entity satisfactory to Buyer).

Article 8.
SALE, TRANSFER, HYPOTHECATION OR PLEDGE OF PURCHASED ASSETS

(a) Title to all Purchased Items shall pass to Buyer on the applicable Purchase Date, and Buyer shall have free and unrestricted use of all Purchased Items, subject, however, to the terms of this Agreement. Subject to the provisions of Article 19, nothing in this Agreement or any other Transaction Document shall preclude Buyer from engaging in repurchase transactions with the Purchased Assets or otherwise selling, transferring, pledging, repledging, hypothecating, or rehypothecating the Purchased Items; provided, that, so long as no Event of Default has occurred and is continuing (i) such sale, transfer, pledge, repledge, hypothecation or rehypothecation shall not be to a Prohibited Transferee, (ii) no such transaction shall relieve Buyer of its obligations to transfer the Purchased Items to Seller pursuant to Article 3 of this Agreement or of Buyer’s obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Article 5 hereof, or of Buyer’s obligations pursuant to Article 19 hereof, (iii) Capital One, N.A. or an Affiliate shall retain sole decision-making authority under the Transaction Documents and (iv) Seller shall continue to deal solely and directly with Capital One, N.A. or an Affiliate in connection with Buyer’s rights and obligations under the Transaction Documents, other than, in the case of the foregoing clauses (iii) and (iv), unless Capital One, N.A. transfers the entirety of its interest in the Transaction Documents as a result of exiting the business of providing repurchase financing for commercial real estate mortgage loans.

(b) Nothing contained in this Agreement or any other Transaction Document shall obligate Buyer to segregate any Purchased Assets delivered to Buyer by Seller. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, no Purchased Asset shall remain in the custody of Seller or an Affiliate of Seller.

Article 9.
REPRESENTATIONS AND WARRANTIES

(a) Each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) it will engage in such Transactions as principal (or, if agreed in writing, in the form of an annex hereto or otherwise, in advance of any Transaction by the other party hereto, as agent for a disclosed principal), (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (iv) it has obtained all authorizations of any Governmental Authority required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect and (v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any Requirement of Law applicable to it or its Governing Documents or any agreement by which it is bound or by which any of its assets are affected. On the Purchase Date for any Transaction for the purchase of any Purchased Assets by Buyer from Seller and any Transaction hereunder and covenants that at all times while this Agreement and any Transaction thereunder is in effect, Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.

(b) In addition to the representations and warranties in Article 9(a) above, Seller represents and warrants to Buyer as of the date of this Agreement and will be deemed to represent and warrant to Buyer as of the Purchase Date for the purchase of any Purchased Assets by Buyer from Seller and any Transaction thereunder that at all times while this Agreement and any Transaction thereunder is in effect, unless otherwise stated herein:

(i) Organization. Seller is duly organized, validly existing and in good standing under the laws and regulations of the jurisdiction of Seller’s incorporation or organization, as the case may be, and is duly licensed, qualified, and in good standing in every state where such licensing or qualification is necessary for the transaction of Seller’s business, except where failure to so qualify could not be reasonably likely to have a Material Adverse Effect. Seller has the power to own and hold the assets it purports to own and hold, and to carry on its business as now being conducted and proposed to be conducted, and has the power to execute, deliver, and perform its obligations under this Agreement and the other Transaction Documents.

(ii) Due Execution; Enforceability. Unless otherwise disclosed to Buyer, the Transaction Documents have been or will be duly executed and delivered by Seller, for good and valuable consideration. The Transaction Documents constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles.

(iii) [reserved].

(iv) Non-Contravention; Consents. Neither the execution and delivery of the Transaction Documents, nor consummation by Seller of the transactions contemplated by the Transaction Documents (or any of them), nor compliance by Seller with the terms, conditions and provisions of the Transaction Documents (or any of them) will (A) conflict with or result in a breach of any of the terms, conditions or provisions of the Governing Documents of Seller, (B) violate or conflict with any contractual provisions of, or cause a default or event of default under, any indenture, loan agreement, mortgage, contract or other material agreement to which Seller is a party or by which Seller may be bound to which Seller is now a party, (C) result in the creation or imposition of any Lien or any other encumbrance of any of the assets of Seller, other than pursuant to the Transaction Documents, (D) conflict with any judgment or order, writ, injunction, decree or demand of any Governmental Authority applicable to Seller, or (E) conflict with any applicable Requirement of Law and, in each of clauses (B)-(E) above, to the extent that such violation, conflict or breach would have a Material Adverse Effect upon Seller’s ability to perform its obligations hereunder.

(v) Litigation; Requirements of Law. Unless otherwise disclosed to Buyer, there is no action, suit, proceeding, investigation, or arbitration pending or, to the knowledge of Seller, threatened against Seller, any Affiliate of Seller or any of their respective assets, nor is there any action, suit, proceeding, investigation, or arbitration pending or threatened in writing against Seller or any Affiliate of Seller that (A) may, individually or in the aggregate, result in any Material Adverse Effect, (B) may have an adverse effect on the validity of the Transaction Documents or any action taken or to be taken in connection with the obligations of Seller under any of the Transaction Documents or (C) requires filing with the SEC in accordance with the 1934 Act or any rules thereunder. Seller is in compliance in all material respects with all Requirements of Law. Seller is not in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any arbitrator or Governmental Authority.

(vi) No Broker. Seller has not dealt with any broker, investment banker, agent, or other Person (other than Buyer or an Affiliate of Buyer) who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to any of the Transaction Documents.

(vii) Good Title to Purchased Assets. Immediately prior to the purchase of any Purchased Assets by Buyer from Seller, such Purchased Assets are free and clear of any lien, encumbrance or impediment to transfer, and Seller is the record and beneficial owner of and has good and marketable title to and the right to sell and transfer such Purchased Assets to Buyer and, upon transfer of such Purchased Assets to Buyer, Buyer shall be the equitable owner of such Purchased Assets free of any adverse claim. In the event the related Transaction is recharacterized as a secured financing of the Purchased Assets, the provisions of this Agreement are effective to create in favor of Buyer a valid security interest in all rights, title and interest of Seller in, to and under the Purchased Assets and Buyer shall have a valid, perfected first priority security interest in the Purchased Assets.

(viii) No Material Adverse Effect; No Potential Events of Default. To Seller’s knowledge, there are no post-Transaction facts or circumstances that have a Material Adverse Effect on any Purchased Asset that Seller has not notified Buyer of in writing. No Potential Event of Default or Event of Default exists under or with respect to the Transaction Documents that Seller has not notified Buyer of in writing.

(ix) Authorized Representatives. The duly authorized representatives of Seller are listed on, and true signatures of such authorized representatives are set forth on, Exhibit II attached to this Agreement.

(x) Representations and Warranties Regarding Purchased Assets; Delivery of Purchased Asset File.

(A) As of the date hereof, Seller has not assigned, pledged, or otherwise conveyed or encumbered any Purchased Asset to any other Person, and immediately prior to the sale of such Purchased Asset to Buyer, Seller was the sole owner of such Purchased Asset and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens to be released simultaneously with the sale to Buyer hereunder, solely to the extent such Liens are expressly subordinate to the rights and interests of Buyer hereunder.

(B) The provisions of this Agreement and the related Confirmation are effective to either (1) constitute a sale of Purchased Items to Buyer or (2) in the event the related Transaction is recharacterized as a secured financing of the Purchased Assets, to create in favor of Buyer a legal, valid and enforceable security interest in all right, title and interest of Seller in, to and under the Purchased Items, and in such event, Buyer shall have a valid, perfected first priority security interest in the Purchased Items.

(C) Upon receipt by the Custodian of each Mortgage Note, Mezzanine Note or Participation Certificate endorsed in blank by a duly authorized officer of Seller and for so long as Custodian shall continue to hold the same in accordance with the Custodial Agreement, either a purchase shall have been completed by Buyer of such Mortgage Note, Mezzanine Note or Participation Certificate, as applicable, or Buyer shall have a valid and fully perfected first priority security interest in all right, title and interest of Seller in the Purchased Items described therein.

(D) Each of the representations and warranties made in respect of the Purchased Assets pursuant to Exhibit V are true, correct and complete, except to the extent that such representations and warranties (a) specifically refer to any earlier date, in which case they shall be true, correct and complete as of such earlier date, (b) are specified in any Requested Exceptions Report that has been approved by Buyer, or (c) for which clause (b) of the definition of Mandatory Early Repurchase Event and/or the Mandatory Early Repurchase Extension Period apply, if applicable.

(E) Upon the filing of financing statements on Form UCC-1 naming Buyer as “Secured Party”, Seller as “Debtor” and describing the Purchased Items, in the jurisdiction and recording office listed on Exhibit X attached hereto, the security interests granted hereunder in that portion of the Purchased Items which can be perfected by filing under the UCC will constitute fully perfected security interests under the UCC in all right, title and interest of Seller in, to and under such Purchased Items.

(F) Buyer shall either be the owner of, or have a valid and fully perfected first priority security interest in, the Depository Account and all amounts at any time on deposit therein.

(G) Buyer shall either be the owner of, or have a valid and fully perfected first priority security interest in, the “investment property” and all “deposit accounts” (each as defined in the UCC) comprising Purchased Items or any after-acquired property related to such Purchased Items.

(H) With respect to each Purchased Asset purchased by Seller or an Affiliate of Seller from an un-Affiliated third party, (a) such third-party received reasonably equivalent value in consideration for the transfer of such Purchased Asset, (b) no such transfer was made for or on account of an antecedent debt owed by such third-party to Seller or an Affiliate of Seller, (c) no such transfer is or may be voidable or subject to avoidance under the Bankruptcy Code and (d) if Seller acquired the Purchased Asset from Seller’s Affiliate, Seller has delivered to Buyer an opinion of counsel regarding the true sale of the purchase of such Asset by Seller, which opinions shall be in form and substance reasonably satisfactory to Buyer.

(I) Seller has complied with all material requirements of the Custodial Agreement with respect to each Purchased Asset, including delivery to Custodian of all required Purchased Asset Documents. Except to the extent disclosed in a Requested Exceptions Report, Seller or its designee is in possession of a complete, true and accurate Purchased Asset File with respect to each Purchased Asset, except for such documents the originals of which have been delivered to the Custodian.

(J) The Purchased Assets constitute the following, as applicable, as defined in the UCC: a general intangible, instrument, investment property, security, deposit account, financial asset, chattel paper, uncertificated security, securities account, or security entitlement. Seller has not authorized the filing of and is not aware of any UCC financing statements filed against Seller as debtor that include the Purchased Assets, other than any financing statement that has been terminated or filed pursuant to this Agreement.

(xi) Adequate Capitalization; No Fraudulent Transfer. Seller has, as of each Purchase Date, adequate capital for the normal obligations foreseeable in a business of its size and character and in light of its contemplated business operations. Neither the Transaction Documents nor any Transaction thereunder are entered into in contemplation of insolvency or with intent to hinder, delay or defraud any of Seller’s creditors. The transfer of the Purchased Assets subject hereto and the obligation to repurchase such Purchased Assets is not undertaken with the intent to hinder, delay or defraud any of Seller’s creditors. As of the Purchase Date, Seller is not insolvent within the meaning of Section 101(32) of the Bankruptcy Code or any successor provision thereof, is generally able to pay, and as of the date hereof is paying, its debts as they become due, and the transfer and sale of the Purchased Assets pursuant hereto and the obligation to repurchase such Purchased Asset (A) will not cause the liabilities of Seller to exceed the assets of Seller, (B) will not result in Seller having unreasonably small capital, and (C) will not result in debts that would be beyond Seller’s ability to pay as the same mature. Seller received reasonably equivalent value in exchange for the transfer and sale of the Purchased Assets and the Purchased Items subject hereto. No petition in bankruptcy has been filed against Seller in the last ten (10) years, and Seller has not in the last ten (10) years made an assignment on behalf of creditors or taken advantage of any debtors relief laws. Seller has only entered into agreements on terms that would be considered arm’s length and otherwise on terms consistent with other similar agreements with other similarly situated entities.

(xii) Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration by Seller with, or exemption by, any Governmental Authority is required to authorize, or is required in connection with, (A) the execution, delivery and performance of any Transaction Document to which Seller is or will be a party, (B) the legality, validity, binding effect or enforceability of any such Transaction Document against Seller or (C) the consummation of the transactions contemplated by this Agreement (other than consents, approvals and filings that have been obtained or made as applicable, and the filing of certain financing statements in respect of certain security interests).

(xiii) Governing Documents. Seller has delivered to Buyer certified copies of its Governing Documents, together with all amendments thereto, if any.

(xiv) No Encumbrances. There are (i) no outstanding rights, options, warrants or agreements on the part of Seller for a purchase, sale or issuance, in connection with the Purchased Assets, (ii) no agreements on the part of Seller to issue, sell or distribute the Purchased Assets, and (iii) no obligations on the part of Seller (contingent or otherwise) to purchase, redeem or otherwise acquire any securities or interest therein, except as contemplated by the Transaction Documents.

(xv) Federal Regulations. Seller is not (A) required to register as an “investment company,” or a company “controlled by an investment company,” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), or (B) a “holding company,” or a “subsidiary company of a holding company,” or an “affiliate” of either a “holding company” or a “subsidiary company of a holding company,” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

(xvi) Taxes. Seller, Pledgor and Guarantor have timely filed all required federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by them and have paid all Taxes (whether or not shown on a return), which have become due, except for Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which appropriate reserves have been established in accordance with GAAP. Seller, Pledgor and Guarantor have satisfied all of their withholding tax obligations. No tax Liens have been filed against any assets of Seller, Pledgor and Guarantor and no claims are currently being asserted in writing against Seller, Pledgor and Guarantor with respect to Taxes (except for liens and with respect to Taxes not yet due and payable or liens or claims with respect to Taxes that are being contested in good faith and for which adequate reserves have been established in accordance with GAAP).

(xvii) Judgments/Bankruptcy. Except as disclosed in writing to Buyer, there are no judgments against Seller unsatisfied of record or docketed in any court located in the United States of America and no Act of Insolvency has ever occurred with respect to Seller.

(xviii) Use of Proceeds; Margin Regulations. All proceeds of each Transaction shall be used by Seller for purposes permitted under Seller’s Governing Documents, provided that no part of the proceeds of any Transaction will be used by Seller to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Neither the entering into of any Transaction nor the use of any proceeds thereof will violate, or be inconsistent with, any provision of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(xix) Full and Accurate Disclosure. No information contained in the Transaction Documents, or any written statement furnished by or on behalf of Seller pursuant to the terms of the Transaction Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under or context in which they were made; provided that, to the extent any such information has been furnished by or on behalf of third parties, such representation is made solely to the extent of Seller’s knowledge as of the date of delivery thereof.

(xx) Financial Information. All financial data concerning Seller and the Purchased Assets that has been delivered by or on behalf of Seller to Buyer is true, complete and correct in all material respects; provided that, to the extent any such information has been furnished by or on behalf of third parties, such representation is made solely to the extent of Seller’s knowledge as of the date of delivery thereof. All financial data concerning Seller has been prepared fairly in accordance with GAAP. Since the delivery of such data, except as otherwise disclosed in writing to Buyer, there has been no change in the financial position of Seller or the Purchased Assets, or in the results of operations of Seller, which change is reasonably likely to have a Material Adverse Effect on Seller.

(xxi) Servicing Agreements. Seller has delivered to Buyer copies of all Servicing Agreements pertaining to the Purchased Assets and to the knowledge of Seller, as of the date of this Agreement and as of the Purchase Date for the purchase of any Purchased Assets subject to a Servicing Agreement, each such Servicing Agreement is in full force and effect in accordance with its terms and no default or event of default exists thereunder.

(xxii) No Reliance. Seller has made its own independent decisions to enter into the Transaction Documents and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. Seller is not relying upon any advice from Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.

(xxiii) Anti-Corruption Laws. Seller, Pledgor, Guarantor, and their respective Subsidiaries, and, to the knowledge of Seller, any directors and officers of the Seller, Pledgor, Guarantor and their respective Subsidiaries, and their respective employees, agents and Affiliates are, and have for the last five (5) years been, in compliance with all applicable Anti-Corruption Laws. In the last five (5) years, Seller, Pledgor, Guarantor, and their respective Subsidiaries have not received written notice of any action, suit, proceeding or investigation from any Governmental Authority relating to potential or actual violations of applicable Anti-Corruption Laws, and to the knowledge of Seller, no such action, suit, proceeding, or investigation is pending or threatened. Seller, Pledgor, Guarantor, and their respective Subsidiaries have instituted and maintain policies and procedures designed to ensure compliance with Anti-Corruption Laws.

(xxiv) Anti-Money Laundering Laws. Seller, Pledgor, Guarantor, and their respective Subsidiaries, and to the knowledge of Seller, their respective directors, officers, employees, agents, and Affiliates are, and have for the last five (5) years been, in compliance with Anti-Money Laundering Laws in all material respects. In the last five (5) years, Seller, Pledgor, Guarantor, and their respective Subsidiaries have not received written notice of any action, suit, proceeding or investigation from any Governmental Authority with respect to Anti-Money Laundering Laws, and to the knowledge of Seller, no such action, suit, proceeding, or investigation is pending or threatened. Seller, Pledgor, Guarantor, and their respective Subsidiaries have instituted and maintain policies and procedures designed to ensure compliance with Anti-Money Laundering Laws. Seller (A) conducts the requisite due diligence in connection with the origination of each Purchased Asset for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the related obligor (if applicable) and the origin of the assets used by such obligor to purchase the property in question, and (B) maintains sufficient information to identify the related obligor (if applicable) for purposes of the Anti-Money Laundering Laws.

(xxv) Sanctions. None of Seller, Pledgor, Guarantor, or any of their respective Subsidiaries, or to the knowledge of Seller, any of their respective directors, officers, agents or Affiliates is a Sanctioned Person. Seller, Pledgor, Guarantor, and their respective Subsidiaries, directors, and officers, and to the knowledge of Seller, their respective employees, agents, and Affiliates are, and have since April 24, 2019 been, in compliance with Sanctions. Since April 24, 2019, Seller, Pledgor, Guarantor, and their respective Subsidiaries have not received written notice of any action, suit, proceeding or investigation from any Governmental Authority with respect to Sanctions, and to the knowledge of Seller, no such action, suit, proceeding, or investigation is pending or threatened. Seller, Pledgor, Guarantor, and their respective Subsidiaries have instituted and maintain policies and procedures designed to ensure compliance with Sanctions.

(xxvi) Environmental Laws.

(a) No properties owned or leased by Seller and no properties formerly owned or leased by Seller, its predecessors, or any former Subsidiaries or predecessors thereof (the “Properties”), contain, or have previously contained, any Materials of Environmental Concern in amounts or concentrations which constitute or constituted a violation of, or reasonably could be expected to give rise to liability under, Environmental Laws;

(b) Seller is in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Laws which reasonably would be expected to interfere with the continued operations of Seller;

(c) With respect to any properties owned or leased by Seller, Seller has not received any notice of violation, alleged violation, non-compliance, liability or potential liability under any Environmental Law, nor does Seller have knowledge that any such notice will be received or is being threatened;

(d) With respect to any properties owned or leased by Seller, Materials of Environmental Concern have not been transported or disposed by Seller in violation of, or in a manner or to a location which reasonably would be expected to give rise to liability under, any applicable Environmental Law, nor has Seller generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that reasonably would be expected to give rise to liability under, any applicable Environmental Law;

(e) With respect to any properties owned or leased by Seller, no judicial proceedings or governmental or administrative action is pending, or, to the knowledge of Seller, threatened, under any Environmental Law which Seller is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements arising out of judicial proceedings or governmental or administrative actions, outstanding under any Environmental Law to which Seller is a party; and

(f) With respect to any properties owned or leased by Seller, there has been no release or threat of release of Materials of Environmental Concern in violation of or in amounts or in a manner that reasonably would be expected to give rise to liability under any Environmental Law for which Seller may become liable.

(xxvii) Insider. Seller is not an “executive officer,” “director,” or “person who directly or indirectly or acting through or in concert with one or more persons owns, controls, or has the power to vote more than 10% of any class of voting securities” (as those terms are defined in 12 U.S.C. § 375(b) or in regulations promulgated pursuant thereto) of Buyer, of a bank holding company of which Buyer is a Subsidiary, or of any Subsidiary, of a bank holding company of which Buyer is a Subsidiary, of any bank at which Buyer maintains a correspondent account or of any lender which maintains a correspondent account with Buyer.

(xxviii) Notice Address; Jurisdiction of Organization. On the date of this Agreement, Seller’s address for notices is as specified on Annex I. Seller’s jurisdiction of organization is Delaware. The location where Seller keeps its books and records, including all computer tapes and records relating to the Purchased Items, is its notice address. Seller may change its address for notices and for the location of its books and records by giving Buyer written notice of such change.

(xxix) Ownership of Property. Seller does not own, and has not ever owned, any assets other than (A) the Purchased Assets, (B) the Depository Account and (C) such incidental personal property related thereto.

(xxx) Ownership. Seller is and shall remain at all times a wholly owned direct or indirect subsidiary of Guarantor.

(xxxi) Compliance with ERISA. (a) Neither Seller nor Guarantor has any employees as of the date of this Agreement; (b) each of Seller and Guarantor complies with an exception set forth in the Plan Asset Regulations such that the assets of such Person would not be subject to Title I of ERISA and/or Section 4975 of the Code; and (c) assuming that no portion of the Purchased Assets are funded by Buyer with “plan assets” within the meaning of the Plan Asset Regulations, none of the transactions contemplated by the Transaction Documents will constitute a nonexempt prohibited transaction (as such term is defined in Section 4975(c)(1)(A)-(D) of the Code or Section 406(a) of ERISA) that could subject the Buyer to any tax or penalty imposed under Section 4975 of the Code or Section 502(i) of ERISA.

(xxxii) Servicing Agreements. Unless otherwise disclosed to Buyer prior to Buyer’s approval of such Servicing Agreement, any Servicing Agreement related to a Purchased Asset, including without limitation, the Primary Servicing Agreement, may be terminated at will by Seller without payment of any penalty or fee.

Article 10.
NEGATIVE COVENANTS OF SELLER

On and as of the date hereof and each Purchase Date and until this Agreement is no longer in force with respect to any Transaction, Seller shall not without the prior written consent of Buyer:

(a) take any action that would directly or indirectly impair or adversely affect Buyer’s title to the Purchased Assets;

(b) transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of, including, without limitation, any effective transfer or other disposition as a result of a division of Seller, or pledge or hypothecate, directly or indirectly, any interest in the Purchased Assets (or any of them) to any Person other than Buyer, or engage in repurchase transactions or similar transactions with respect to the Purchased Assets (or any of them) with any Person other than Buyer, unless and until such Purchased Asset is repurchased by Seller in accordance with this Agreement;

(c) modify in any material respect any Servicing Agreements to which it is a party, without the consent of Buyer in its sole discretion;

(d) create, incur or permit to exist any Lien in or on any of its property, assets, revenue, the Purchased Assets, the other Purchased Items, whether now owned or hereafter acquired, other than the Liens granted by Seller pursuant to Article 6 of this Agreement and the Lien granted by Pledgor under the Pledge and Security Agreement or unless and until such Purchased Asset relating to such Purchased Items is repurchased by Seller in accordance with this Agreement;

(e) take any action or permit such action to be taken which would result in a Change of Control;

(f) consent or assent to, or permit the Primary Servicer to consent, assent to or make at the direction and on behalf of Seller, any Significant Modification relating to the Purchased Assets without the prior written consent of Buyer, which shall be granted or denied in Buyer’s sole discretion;

(g) permit the organizational documents or organizational structure of Seller to be amended (for the avoidance of doubt, excluding any organizational changes above Pledgor which does not constitute a Change of Control) without the prior written consent of Buyer in its sole discretion, which consent shall not be unreasonably withheld, conditioned or delayed;

(h) acquire or maintain any right or interest in any Purchased Asset or Underlying Mortgaged Property that is senior to, junior to or pari passu with the rights and interests of Buyer therein under this Agreement and the other Transaction Documents unless such right or interest becomes a Purchased Asset hereunder or unless such right or interest exists as of the Purchase Date for such Purchased Asset and is approved by Buyer in writing;

(i) directly or knowingly indirectly engage in any transactions or dealings with any Sanctioned Person or in any Sanctioned Jurisdiction;

(j) use any part of the proceeds of any Transaction hereunder for any purpose which violates, or would be inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System;

(k) directly or knowingly indirectly, use any part of the proceeds of any Transaction hereunder for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of applicable Anti-Corruption Laws;

(l) directly or knowingly indirectly, use the proceeds from any Transaction, or lend contribute or otherwise make available such proceeds to any other Person (i) in violation of Anti-Money Laundering Laws, (ii) to fund or facilitate any activities or business of or with any Sanctioned Person or in any Sanctioned Jurisdiction, or (iii) in any other manner that would result in a violation of Sanctions by any Person (including Buyer);

(m) incur any Indebtedness except as provided in Article 12(i) or otherwise cease to be a Single-Purpose Entity;

(n) take any action, cause, allow, or permit any of the Seller, Pledgor or Guarantor to be required to register as an “investment company”, or a company “controlled by an investment company”, within the meaning of the Investment Company Act, or to violate any provisions of the Investment Company Act, including Section 18 thereof or any rules promulgated thereunder;

(o) after the occurrence and during the continuance of any Potential Event of Default or Event of Default, make any distribution, payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or ownership interest of Seller, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller; provided, however, that the foregoing shall not prohibit distributions in the minimum amount necessary in order to satisfy the REIT Distribution Amount (as defined in the Guaranty Agreement) so long as no Event of Default has occurred and is continuing;

(p) make any future advances under any Purchased Asset to any underlying obligor that are not permitted by the related Purchased Asset Documents (for the avoidance of doubt, excluding protective advances); or

(q) seek its dissolution, liquidation, Division or winding up, in whole or in part.

Article 11.
AFFIRMATIVE COVENANTS OF SELLER

On and as of the date hereof and each Purchase Date and until this Agreement is no longer in force with respect to any Transaction:

(a) Seller shall promptly notify Buyer of any material adverse change (i) in the business operations and/or financial condition of Seller, Pledgor or Guarantor or (ii) impacting any Purchased Asset, including, without limitation any adverse impact on maintaining regulatory compliance (including licensing) with respect to any such Purchased Asset; provided, however, that nothing in this Article 11 shall relieve Seller of its obligations under this Agreement.

(b) Seller shall provide Buyer with copies of such documents as Buyer may reasonably request evidencing the truthfulness of the representations set forth in Article 9, to the extent such documents are in Seller’s possession or under Seller’s control, or are obtainable through Seller’s commercially reasonable efforts.

(c) Seller shall (i) defend the right, title and interest of Buyer in and to the Purchased Items against, and take such other action as is necessary to remove, the Liens, security interests, claims and demands of all Persons (other than Liens created in favor of Buyer pursuant to the Transaction Documents), (ii) to the extent any additional limited liability company is formed by division of Seller (and without prejudice to Article 10(b)), Seller shall cause any such additional limited liability company to assign, pledge and grant to Buyer all of its assets, and shall cause any owner of such additional limited liability company to pledge all of the Capital Stock and any rights in connection therewith of such additional limited liability company, to Buyer in support of all Repurchase Obligations in the same manner and to the same extent as the assignment, pledge and grant by Seller of all of Seller’s assets hereunder, and in the same manner and to the same extent as the pledge by Pledgor of all of Pledgor’s right, title and interest in all of the Capital Stock of Seller and any rights in connection therewith, in each case pursuant to the applicable Pledge and Security Agreement, and (iii) at Buyer’s reasonable request, take all action necessary to ensure that Buyer will have a first priority security interest in the Purchased Assets subject to any of the Transactions in the event such Transactions are recharacterized as secured financings.

(d) Seller shall permit Buyer or its designated representative to inspect Seller’s records with respect to the Purchased Items and the conduct and operation of its business related thereto upon reasonable prior written notice from Buyer or its designated representative, at such reasonable times and with reasonable frequency, and to make copies of extracts of any and all thereof, subject to the terms of any confidentiality agreement between Buyer and Seller. Buyer shall act in a commercially reasonable manner in requesting and conducting any inspection relating to the conduct and operation of Seller’s business.

(e) If Seller shall at any time become entitled to receive or shall receive any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for a Purchased Asset, or otherwise in respect thereof, Seller shall accept the same as Buyer’s agent, hold the same in trust for Buyer and deliver the same forthwith to the Custodian in the exact form received, duly endorsed by Seller to Buyer, if required, together with all related and necessary duly executed transfer documents to be held by Buyer hereunder as additional collateral security for the Transactions. If any sums of money or property so paid or distributed in respect of the Purchased Assets shall be received by Seller, Seller shall, until such money or property is paid or delivered to Buyer, hold such money or property in trust for Buyer, segregated from other funds of Seller, as additional collateral security for the Transactions.

(f) At any time from time to time upon the reasonable request of Buyer, at the sole expense of Seller, Seller shall promptly and duly execute and deliver such further instruments and documents and take such further actions as Buyer may request for the purposes of obtaining or preserving the full benefits of this Agreement including the perfected, first priority security interest required hereunder, (ii) ensure that such security interest remains fully perfected at all times and remains at all times first in priority as against all other creditors of Seller (whether or not existing as of the Closing Date, any Purchase Date or in the future) and (iii) obtain or preserve the rights and powers herein granted (including, among other things, filing such UCC financing statements as Buyer may request). If any amount payable under or in connection with any of the Purchased Items shall be or become evidenced by any promissory note, other instrument or certificated security, such note, instrument or certificated security shall be immediately delivered to Buyer, duly endorsed in blank, to be itself held as a Purchased Item pursuant to this Agreement, and the documents delivered in connection herewith.

(g) Seller shall provide, or cause to be provided, to Buyer the following financial and reporting information:

(i) Within thirty (30) calendar days after each month-end, a monthly reporting package substantially in the form of Exhibit III-A attached hereto (the “Monthly Reporting Package”);

(ii) Within sixty (60) calendar days after the last day of each of the first three fiscal quarters in any fiscal year, a quarterly reporting package substantially in the form of Exhibit III-B attached hereto (the “Quarterly Reporting Package”);

(iii) Within one hundred-twenty (120) calendar days after the last day of its fiscal year, an annual reporting package substantially in the form of Exhibit III-C attached hereto (the “Annual Reporting Package”); and

(iv) Promptly following Buyer’s request:

(A) [intentionally omitted]; and

(B) such other information regarding the financial condition, operations or business of Seller, Guarantor or any Mortgagor in respect of a Purchased Asset as Buyer may reasonably request solely to the extent such information is reasonably obtainable by Seller without cost or expense other than de minimis cost or expense and neither Seller nor Guarantor shall be required to prepare any additional financial statements or similar information which Seller or Guarantor is not then preparing.

Information required to be delivered pursuant to clauses (ii) and (iii) of above shall be deemed to have been delivered on the date on which the Guarantor posts such information on the Guarantor’s website on the internet or the SEC posts such information on their website at www.sec.gov/edgar/searchedgar/webusers.htm or at another website identified in a written notice to Buyer and accessible by Buyer without charge).

(h) Seller shall make a representative available to Buyer every month for attendance at a telephone conference, the date of which to be mutually agreed upon by Buyer and Seller, regarding the status of each Purchased Asset, Seller’s compliance with the requirements of Article 11 and 12, and any other matters relating to the Transaction Documents or Transactions that Buyer wishes to discuss with Seller.

(i) Seller shall at all times (i) comply with all contractual obligations, (ii) comply in all respects with all laws, ordinances, rules, regulations and orders (including, without limitation, Environmental Laws and Anti-Corruption Laws) of any Governmental Authority or any other federal, state, municipal or other public authority having jurisdiction over Seller or any of its assets and Seller shall do or cause to be done all things necessary to preserve and maintain in full force and effect its legal existence, and all licenses material to its business and (iii) maintain and preserve its legal existence and all of its material rights, privileges, licenses and franchises necessary for the operation of its business (including, without limitation, preservation of all lending licenses held by Seller and of Seller’s status as a “qualified transferee” (however denominated) under all documents which govern the Purchased Assets).

(j) Seller shall or shall cause Guarantor to at all times keep proper books of records and accounts in which full, true and correct entries shall be made of its transactions fairly in accordance with GAAP, and set aside on its books from its earnings for each fiscal year all such proper reserves in accordance with GAAP.

(k) Seller shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it under the Transaction Documents, including, but not limited to, the fees and expenses of the Custodian and the Acceptable Attorney, Depository and each servicer (including, without limitation, the Primary Servicer) of any or all of the Purchased Assets, and any Advance Fees, Term Out Period Fees and/or Exit Fees.

(l) Seller will continue to be a U.S. Person that is a disregarded entity for U.S. federal income tax purposes, or a disregarded entity of a U.S. Person for U.S. federal income tax purposes. Seller shall pay and discharge all Taxes, levies, liens and other charges on its assets and on the Purchased Items that, in each case, in any manner would create any Lien upon the Purchased Items, other than (A) Taxes that are not yet due and payable and (B) any such Taxes that are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP; provided that such contest operates to suspend collection of the contested Tax and enforcement of a Lien.

(m) Seller shall advise Buyer in writing of the opening of any new chief executive office or the closing of any such office of Seller, Pledgor or Guarantor and of any change in Seller’s, Pledgor’s or Guarantor’s name or the places where the books and records pertaining to the Purchased Assets are held not less than fifteen (15) Business Days prior to taking any such action.

(n) Seller shall maintain records with respect to the Purchased Items and the conduct and operation of its business with no less a degree of prudence than if the Purchased Items were held by Seller for its own account.

(o) Upon reasonable notice (unless a Potential Event of Default or an Event of Default shall have occurred and is continuing, in which case, no prior notice shall be required), during normal business hours, Seller shall allow Buyer to (i) review any operating statements, occupancy status and other property level information with respect to the underlying real estate directly or indirectly securing or supporting the Purchased Assets that either is in Seller’s possession or is available to Seller, (ii) examine, copy (at Buyer’s expense) and make extracts from its books and records, to inspect any of its Properties, and (iii) discuss Seller’s business and affairs with its Responsible Officers.

(p) Seller shall continue to engage in business of the same general type as now conducted by it or otherwise as approved by Buyer prior to the date hereof and maintain and preserve its legal existence and all of its material rights, privileges, licenses and franchises necessary for the operation of its business (including, without limitation, preservation of all lending licenses (if any) held by Seller and of Seller’s status as a “qualified transferee” (however denominated) under all documents which govern the Purchased Assets).

(q) Seller shall cause each servicer of a Purchased Asset to provide to Buyer via electronic transmission, promptly upon request by Buyer a Servicing Tape for the most recently ended quarter (or any portion thereof).

(r) With respect to each Eligible Asset to be purchased hereunder, Seller shall notify Buyer in writing of the creation of any right or interest in such Eligible Asset or related Underlying Mortgaged Property that is senior to or pari passu with the rights and interests that are to be transferred to Buyer under this Agreement and the other Transaction Documents, and whether any such interest will be held or obtained by Seller or an Affiliate of Seller.

(s) Seller shall obtain customary estoppels and agreements reasonably acceptable to Buyer for each Purchased Asset that is subject to a ground lease.

(t) With respect to each Purchased Asset, Seller shall take all action necessary or required by the Transaction Documents, Purchased Asset Documents and each and every Requirement of Law, or requested by Buyer, to perfect, protect and more fully evidence Buyer’s ownership of and first priority perfected security interest in such Purchased Asset and related Purchased Asset Documents, including executing or causing to be executed such other instruments or notices as may be necessary or appropriate and filing and maintaining effective UCC financing statements, continuation statements and assignments and amendments thereto. Seller shall not take any action to cause any Purchased Asset that is not evidenced by an instrument or chattel paper (as defined in the UCC) to be so evidenced. If a Purchased Asset becomes evidenced by an instrument or chattel paper, the same shall be immediately delivered to Buyer or to Custodian on behalf of Buyer, together with endorsements required by Buyer.

(u) No later than thirty (30) days after Buyer’s request (or such longer time period as reasonably determined by Buyer upon request by Seller), and not more frequent than once per twelve (12) calendar months per Purchased Asset, Seller shall procure and deliver to Buyer an Appraisal relating to any Purchased Asset at Seller’s sole cost and expense. Notwithstanding anything herein to the contrary, Buyer shall have the unlimited right, at any time and from time to time, to obtain an Appraisal relating to any Purchased Asset at its own cost and expense.

(v) Seller shall provide notice to Buyer in writing of any of the following:

(i) Within two (2) Business Days of receipt by Seller of knowledge of the occurrence of any Potential Event of Default or Event of Default;

(ii) with respect to any Purchased Asset, promptly following receipt of any unscheduled Principal Payments (in full or in part);

(iii) promptly following receipt by Seller of knowledge of the occurrence of any of the following: (A) with respect to any Purchased Asset or related Underlying Mortgaged Property, material loss or damage, regulatory issues, material licensing or permit issues, material violation of any Requirement of Law or violation of any Environmental Law or any other actual or expected event or change in circumstances that could reasonably be expected to result in a material decline in cash flow and is a material departure from the business plan for such Purchased Asset underwritten as of the Purchase Date, and (B) with respect to Seller, a material violation of any Requirement of Law or other event or circumstance that could reasonably be expected to have a Material Adverse Effect;

(iv) promptly upon the establishment of a rating by any nationally recognized rating agency applicable to Guarantor and any downgrade in or withdrawal of such rating once established;

(v) [reserved];

(vi) promptly, and in any event within ten (10) days after service of process on any of the following, give Buyer notice of all litigation, action, suit, arbitration, investigation or other legal or arbitration proceedings (including, without limitation, any of the following which are pending or threatened in writing) or other legal or arbitrable proceedings affecting Seller, Pledgor or Guarantor, any Purchased Asset (or obligor or guarantor thereunder) or affecting any of the assets of Seller before any Governmental Authority that (A) questions or challenges the validity or enforceability of any Transaction, Purchased Asset or Purchased Asset Document, (B) makes a claim or claims in an aggregate amount greater than (1) Two Hundred and Fifty Thousand and No/100 Dollars ($250,000.00) with respect to Seller and (2) Twenty Five Million and No/100 Dollars ($25,000,000.00) with respect to Guarantor, (C) individually or in the aggregate, if adversely determined, could reasonably be likely to have a Material Adverse Effect, (D) requires filing with the SEC in accordance with the 1934 Act and any rules thereunder or (E) raises any lender licensee issues with respect to any Purchased Asset;

(vii) promptly, and in any event within one (1) Business Day of receipt of notice by Seller or knowledge, of (A) any event that would result in any Purchased Asset becoming subject to a Mandatory Early Repurchase Event, (B) any lien or security interest (other than security interests created hereby) on, or claim asserted against, any Purchased Asset or, to Seller’s knowledge, the underlying collateral therefor, or (C) the resignation or termination of any servicer under any Servicing Agreement with respect to any Purchased Asset;

(viii) within two (2) Business Days of receipt by Seller of knowledge of the occurrence of any breach of any representation contained in Article 9(b)(x); and

(ix) promptly upon any transfer of any Underlying Mortgaged Property or any direct or indirect equity interest in any Mortgagor of which Seller has knowledge, whether or not consent to such transfer is required under the applicable Purchased Asset Documents.

(w) Seller agrees that, from time to time upon the prior written request of Buyer, it shall (A) execute and deliver such further documents, provide such additional information and reports and perform such other acts as Buyer may reasonably request in order to ensure compliance with Anti-Money Laundering Laws and to fully effectuate the purposes of this Agreement and (B) provide such opinions of counsel concerning matters relating to Anti-Money Laundering Laws as Buyer may reasonably request; provided, however, that nothing in this Article 11 shall be construed as requiring Buyer to conduct any inquiry or decreasing Seller’s responsibility for its statements, representations, warranties or covenants hereunder. Seller agrees to notify Buyer, or a person appointed by Buyer to administer its Anti-Money Laundering Laws program, if applicable, of any change in information affecting this Article 11(w) within three (3) Business Days.

(x) Seller shall comply with (and Seller agrees that Buyer shall have the right to audit Seller’s compliance with) all applicable requirements of Governmental Authorities having jurisdiction over Seller and the Purchased Items and in the event Seller fails to comply with such applicable requirements of Governmental Authorities, then Buyer may, at its option, cause Seller to comply therewith, and any and all reasonable costs and expenses incurred by Buyer in connection therewith shall be immediately due and payable by Seller.

(y) Seller shall provide Buyer with prompt written notice of any amendment, modification or waiver with respect to a Purchased Asset (including such amendments, modifications or waivers that do not constitute a Significant Modification).

(z) If the aggregate outstanding Purchase Price of the Purchased Assets as of any date of determination exceeds the Maximum Facility Amount, Seller shall immediately pay to Buyer an amount necessary to reduce such aggregate outstanding Purchase Price to an amount equal to or less than the Maximum Facility Amount.

(aa) With respect to each Participation Interest or Mezzanine Loan for which the related Underlying Mortgage Loan is not primarily serviced by Primary Servicer pursuant to the Primary Servicing Agreement that has been approved by Buyer: (a) the related Underlying Mortgage Loan shall at all times be serviced pursuant to a servicing agreement in form and substance reasonably acceptable to Buyer, and (b) the servicer thereunder shall have signed and delivered a Servicer Acknowledgement in form and substance reasonably acceptable to Buyer. If any such servicing agreement with respect to any Underlying Mortgage Loan is terminated, then Seller shall, prior to or simultaneously with such termination, cause a new servicer acceptable to Buyer in its reasonable discretion to be approved and a new servicing agreement to be entered into with respect to such Underlying Mortgage Loan in form and substance acceptable to Buyer in its reasonable discretion

(bb) Seller shall promptly notify Buyer if it becomes aware that any information referred to in Articles 9(b)(xix) or (xx) which was furnished by or on behalf of third parties was materially incorrect or incomplete as of the date of delivery of such information to Buyer.

Article 12.
SINGLE PURPOSE ENTITY

Seller hereby represents and warrants to Buyer and covenants with Buyer that, on and as of the date of this Agreement and each Purchase Date and at all times while this Agreement and any Transaction hereunder is in effect or any Repurchase Obligations remain outstanding:

(a) it is and intends to remain solvent, and it has paid and will pay its debts and liabilities (including overhead expenses) from its own assets as the same shall become due; provided, that the foregoing shall not require any member, partner or shareholder of Seller to make any additional capital contribution to Seller;

(b) it has complied and will comply with the provisions of its certificate of formation and its limited liability company agreement;

(c) it has done or caused to be done and will do all things necessary to observe limited liability company formalities and to preserve its existence as an entity duly organized, validly existing and in good standing under the applicable laws of the jurisdiction of its organization or formation;

(d) it has maintained and will maintain all of its books, records, financial statements and bank accounts separate from those of its affiliates, its members and any other Person, and it will file its own tax returns (except to the extent consolidation is required or permitted under GAAP or as a matter of law);

(e) it has been, is and will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of Seller), it shall correct any known misunderstanding regarding its status as a separate entity, it shall conduct business in its own name, it shall not identify itself or any of its Affiliates as a division or part of the other and it shall maintain and utilize separate stationery, invoices and checks;

(f) it has not owned and will not own any property or any other assets other than the Purchased Assets and cash;

(g) it has not engaged and will not engage in any business other than the origination, acquisition, ownership, financing and disposition of the Purchased Assets in accordance with the applicable provisions of the Transaction Documents;

(h) it has not entered into, and will not enter into, any contract or agreement with any of its affiliates, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arm’s length basis with Persons other than such affiliate;

(i) it has not incurred and will not incur any indebtedness or obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (i) obligations under the Transaction Documents, (ii) obligations under the documents evidencing the Purchased Assets, and (iii) unsecured trade payables, in an aggregate amount not to exceed Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) at any one time outstanding, incurred in the ordinary course of acquiring, owning, financing and disposing of the Purchased Assets; provided, however, that any such trade payables incurred by Seller shall be paid within sixty (60) days of the date incurred;

(j) it has not made and will not make any loans or advances to any other Person, and shall not acquire obligations or securities of any member or affiliate of any member or any other Person (other than in connection with the origination or acquisition of Purchased Assets);

(k) it will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided that the foregoing shall not require any member, partner or shareholder of Seller to make any additional capital contribution to Seller;

(l) neither it nor Guarantor will seek the dissolution, liquidation, Division or winding up, in whole or in part of Seller;

(m) it will not commingle its funds and other assets with those of any of its Affiliates or any other Person;

(n) it has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any of its Affiliates or any other Person;

(o) it has not held and will not hold itself out to be responsible for the debts or obligations of any other Person;

(p) it will (i) have at all times at least one (1) Independent Director and (ii) provide Buyer with up-to-date contact information for all Independent Directors and a copy of the agreement pursuant to which each Independent Director consents to and serves as an Independent Director for Seller;

(q) its Governing Documents shall provide that (i) no Independent Director of Seller may be removed or replaced without Cause, (ii) Buyer be given at least two (2) Business Days prior notice of the removal and/or replacement of any Independent Director, together with the name and contact information of the replacement Independent Director and evidence of the replacement’s satisfaction of the definition of Independent Director and (iii) any Independent Director of Seller shall not have any fiduciary duty to anyone including the holders of the equity interests in Seller and any Affiliates of Seller except Seller and the creditors of Seller with respect to taking of, or otherwise voting on, any Act of Insolvency; provided that the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing;

(r) it shall not, without the consent of its Independent Directors, institute any proceeding to be adjudicated as bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or consent to the filing of any such petition or to the appointment of a receiver, rehabilitator, conservator, liquidator, assignee, trustee or sequestrator (or other similar official) of it or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, or make an assignment for the benefit of creditors, or admit in writing in a court proceeding or in a public-facing investor call of its inability to pay its debts or discharge its obligations as they become due or mature, or take any action in furtherance of any of the foregoing; and

(s) it shall not have any employees.

Article 13.
EVENTS OF DEFAULT; REMEDIES

(a) Each of the following events shall constitute an “Event of Default” under this Agreement:

(i) Seller shall fail to repurchase any Purchased Asset on the applicable Repurchase Date;

(ii) (A) Buyer shall fail to receive any amounts when due in accordance with Article 5 of this Agreement (including, without limitation, accrued and unpaid Price Differential and Principal Payments), or (B) Seller shall fail to make any payments or apply any Income when due in accordance with Article 5 of this Agreement (except that such failure shall not be an Event of Default if sufficient Income is on deposit in the Depository Account, the Depository fails to remit such funds to Buyer when due and payable, and such failure is not cured within three (3) Business Days);

(iii) Seller shall fail to cure any Margin Deficit for which Buyer has delivered a Margin Deficit Notice in accordance with Article 4 of this Agreement;

(iv) Seller, Pledgor or Guarantor shall fail to make any payment not otherwise addressed under this Article 13(a) owing to Buyer that has become due, whether by acceleration or otherwise under the terms of this Agreement or the terms of the Pledge and Security Agreement, the Guaranty Agreement, the Fee Letter or any other Transaction Document, which failure is not remedied within five (5) Business Days of notice thereof by Buyer to Seller;

(v) Seller shall default in the observance or performance of its obligation in any agreement contained in Article 10 of this Agreement in any material respect and such default is not remedied within five (5) Business Days after notice thereof to Seller from Buyer;

(vi) an Act of Insolvency occurs with respect to Seller, Pledgor or Guarantor;

(vii) a Change of Control shall have occurred;

(viii) Seller, Pledgor or Guarantor shall admit in any public manner, including, without limitation, on any a public-facing investor call, of its inability to, or its intention not to, perform any of its obligations hereunder;

(ix) the Custodial Agreement, the Pledge and Security Agreement, the Guaranty Agreement, the Servicing Agreement, the Fee Letter or any other Transaction Document shall for whatever reason be terminated (except with Buyer’s prior written consent) or cease to be in full force and effect, or the enforceability thereof shall be contested by Seller, Pledgor, Guarantor or any counterparty thereto, as the case may be;

(x) Seller or Guarantor shall be in default under (A) any Indebtedness of Seller or Guarantor, as applicable, which default (1) involves the failure to pay a matured obligation in excess of Two Hundred and Fifty Thousand and No/100 Dollars ($250,000.00), with respect to Seller or Twenty Five Million and No/100 Dollars ($25,000,000.00), with respect to Guarantor or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, if the aggregate amount of the Indebtedness in respect of which such default or defaults shall have occurred is at least Two Hundred and Fifty Thousand and No/100 Dollars ($250,000.00), with respect to Seller or One Hundred Million and No/100 Dollars ($100,000,000.00), with respect to Guarantor; or (B) any other material contract to which Seller or Guarantor is a party which default (1) involves the failure to pay a matured obligation or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such contract if the aggregate amount of such obligations is Two Hundred and Fifty Thousand and No/100 Dollars ($250,000.00), with respect to Seller or One Hundred Million and No/100 Dollars ($100,000,000.00), with respect to Guarantor, in each case of the forgoing, following expiration of any applicable notice and cure periods and for so long as such default remains uncured under the applicable Indebtedness or other contract;

(xi) (A) Seller or an ERISA Affiliate shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan that is not exempt from such Sections of ERISA and the Code, (B) any material “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the Pension Benefit Guaranty Corporation or a Plan shall arise on the assets of Seller or any ERISA Affiliate, (C) a Reportable Event (as referenced in Section 4043(c)(3) of ERISA), the reporting of which has not been waived by regulations, shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event (as so defined) or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of Buyer, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (D) any Plan shall terminate for purposes of Title IV of ERISA, (E) Seller or any ERISA Affiliate shall, or in the reasonable opinion of Buyer is likely to, incur any liability in connection with a withdrawal from, or the insolvency of, a Multiemployer Plan or (F) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (A) through (F) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

(xii) either (A) the Transaction Documents shall for any reason not cause, or shall cease to cause, Buyer to be the owner free of any adverse claim of any of the Purchased Assets, and such condition is not cured by Seller within three (3) Business Days after notice thereof from Buyer to Seller or after Seller otherwise has knowledge thereof, or (B) if a Transaction is recharacterized as a secured financing, and the Transaction Documents with respect to any Transaction shall for any reason cease to create and maintain a valid first priority security interest in favor of Buyer in any of the Purchased Assets and such condition is not cured by Seller within three (3) Business Days after notice thereof from Buyer to Seller or after Seller otherwise has knowledge thereof;

(xiii) any governmental, regulatory, or self-regulatory authority shall have taken any action to remove, limit, restrict, suspend or terminate the rights, privileges, or operations of Seller, Pledgor or Guarantor, which suspension or termination has a Material Adverse Effect in the good faith determination of Buyer to the extent curable and that is not cured by Seller within ten (10) Business Days after knowledge by Seller or Guarantor of such action or notice thereof from Buyer to Seller to the extent curable;

(xiv) [reserved];

(xv) the breach by Pledgor of any term or condition set forth in the Pledge and Security Agreement or of any representation, warranty, certification or covenant made or deemed made in the Pledge and Security Agreement by Pledgor, and such breach or failure to perform is susceptible of cure and is not remedied within (A) the specified cure period or (B) if no cure is specified, five (5) Business Days after the earlier of (1) notice thereof to Pledgor to Buyer or (2) Pledgor’s knowledge thereof; provided, however, that with respect to clause (B) only, if such default is susceptible of cure but cannot reasonably be cured within such five (5) Business Day period and if Pledgor has diligently and expeditiously proceeded to cure the same, such five (5) Business Day period shall be extended for such time as is reasonably necessary for Pledgor, in the exercise of due diligence, to cure such default, and in no event shall such cure period exceed fifteen (15) days from the earlier of Pledgor’s receipt of Buyer’s notice of such default or Pledgor’s knowledge of such default; provided, further, however, if Pledgor shall have made any representation with knowledge that it was materially incorrect or untrue at the time made, such misrepresentation shall constitute an Event of Default;

(xvi) any representation (other than the representations and warranties of Seller set forth in Exhibit V and Article 9(b)(x)(D)) made by Seller to Buyer shall have been incorrect or untrue in any respect when made or repeated or deemed to have been made or repeated and such breach is not remedied within five (5) Business Days after (A) delivery of notice thereof to Seller by Buyer or (B) knowledge on the part of Seller of such breach; provided, however, to the extent such incorrect or untrue representation is susceptible of cure by Seller, as determined by Buyer, but cannot reasonably be cured within such five (5) Business Day period and if Seller has diligently and expeditiously proceeded to cure the same, such five (5) Business Day period shall be extended for such time as is reasonably necessary for Seller, in the exercise of due diligence, to cure such default, and in no event shall such cure period exceed thirty (30) days from the earlier of Seller’s receipt of Buyer’s notice of such default or Seller’s knowledge of such default; provided, further, however, if Seller shall have made any such representation with knowledge that it was materially incorrect or untrue at the time first made, such misrepresentation shall constitute an Event of Default;

(xvii) a final, non-appealable judgment by any court of competent jurisdiction for the payment of money (a) rendered against Seller in an amount greater than Two Hundred and Fifty Thousand and No/100 Dollars ($250,000.00) or (b) rendered against Guarantor in an amount greater than Twenty Five Million and No/100 Dollars ($25,000,000.00), and remains undischarged or unpaid for a period of sixty (60) calendar days, unless such judgment is effectively stayed by fully bonding over or other means reasonably acceptable to Buyer;

(xviii) if Seller shall breach or fail to perform any of the covenants or conditions contained in this Agreement or any Transaction Document, other than those specifically otherwise referred to in this Article 13, and such breach or failure to perform is susceptible of cure and is not remedied within (A) the specified cure period or (B) if no cure is specified, five (5) Business Days after the earlier of (1) notice thereof to Seller from Buyer or (2) Seller’s knowledge thereof; provided, however, that with respect to clause (B) only, if such default is susceptible of cure but cannot reasonably be cured within such five (5) Business Day period and if Seller has diligently and expeditiously proceeded to cure the same, such five (5) Business Day period shall be extended for such time as is reasonably necessary for Seller, in the exercise of due diligence, to cure such default, and in no event shall such cure period exceed thirty (30) days from the earlier of Seller’s receipt of Buyer’s notice of such default or Seller’s knowledge of such default;

(xix) the breach, subject to the applicable grace and cure periods, by Guarantor of any term, covenant (financial or otherwise) or condition set forth in the Guaranty Agreement or of any representation, warranty, certification or covenant made or deemed made in the Guaranty Agreement by Guarantor; or if any certificate furnished by Guarantor to Buyer pursuant to the Guaranty Agreement or any information with respect to the Purchased Assets furnished in writing on behalf of Guarantor shall prove to have been false or misleading in any respect as of the time made or furnished;

(xx) if Seller engages in any conduct or action to approve a Significant Modification where Buyer’s prior consent is required by any Transaction Document and Seller fails to obtain such consent;

(xxi) Seller, Pledgor or Guarantor are required to register as an “investment company” (as defined in the Investment Company Act), or any of the terms of this Agreement violate any requirement of the Investment Company Act, including without limitation Section 18 thereof or any rules or regulations promulgated thereunder; or

(xxii) Seller or any servicer fails to deposit all Income or other amounts as required by the provisions of this Agreement when due, or an event of default has occurred under any servicing agreement (including the Servicing Agreement); provided, that in the case of any of the forgoing with respect to servicer, no Event of Default shall occur if Seller replaces the applicable servicer with a successor servicer reasonably acceptable to Buyer within thirty (30) days following Seller’s knowledge of such event (or such longer period as may be reasonably necessary in the exercise of due diligence to replace such servicer, not to exceed sixty (60) days in the aggregate).

(b) After the occurrence and during the continuance of an Event of Default, Seller shall have no ability to enter into any further Transactions hereunder. If an Event of Default shall occur and be continuing with respect to Seller, the following rights and remedies shall be available to Buyer:

(i) At the option of Buyer, exercised by written notice to Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency with respect to Seller, Pledgor or Guarantor), the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (the date on which such option is exercised or deemed to have been exercised being referred to hereinafter as the “Accelerated Repurchase Date”).

(ii) If Buyer exercises or is deemed to have exercised the option referred to in Article 13(b)(i) of this Agreement:

(A) Seller’s obligations hereunder to repurchase all Purchased Assets shall become immediately due and payable on and as of the Accelerated Repurchase Date without presentment or demand of any kind, which are hereby expressly waived, and all Income (including, without limitation, any Principal Payments or any other amounts received, without regard to their source) deposited in the Depository Account shall be retained by Buyer and applied in accordance with Article 5(c);

(B) to the extent permitted by applicable law, the Repurchase Price with respect to each Transaction (determined as of the Accelerated Repurchase Date) shall be increased by the aggregate amount obtained by daily application of, on a 360-day-per-year basis for the actual number of days during the period from and including the Accelerated Repurchase Date to but excluding the date of payment of the Repurchase Price (as so increased), (x) the Pricing Rate for such Transaction multiplied by (y) the Repurchase Price for such Transaction (decreased by (I) any amounts actually remitted to Buyer by the Depository or Seller from time to time pursuant to Article 5 of this Agreement and applied to such Repurchase Price, and (II) any amounts applied to the Repurchase Price pursuant to Article 13(b)(iii) of this Agreement); and

(C) Buyer may terminate this Agreement.

(iii) Upon the occurrence and during the continuance of an Event of Default with respect to Seller, Buyer may (A) immediately sell, at a public or private sale in a commercially reasonable manner and at such price or prices as Buyer may deem satisfactory any or all of the Purchased Assets, and/or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Assets, to give Seller credit for such Purchased

Assets in an amount equal to the Market Value of such Purchased Assets against the aggregate unpaid Repurchase Price for such Purchased Assets and any other amounts owing by Seller under the Transaction Documents. The proceeds of any disposition of Purchased Assets effected pursuant to this Article 13(b)(iii) shall be applied, (v) first, to the costs and expenses incurred by Buyer in connection with Seller’s default, including without limitation, all costs of collection associated with the interpretation and enforcement of Buyer’s rights and remedies under this Agreement and all of the other Transaction Documents; (w) second, to actual, out-of-pocket damages incurred by Buyer in connection with Seller’s default, (x) third, to the Repurchase Prices; (y) fourth, to any Breakage Costs; and (z) fifth, to return any excess to Seller.

(iv) The parties recognize that it may not be possible to purchase or sell all of the Purchased Assets on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Assets may not be liquid. In view of the nature of the Purchased Assets, the parties agree that liquidation of a Transaction or the Purchased Assets does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Buyer may elect, in its sole discretion, the time and manner of liquidating any Purchased Assets, and nothing contained herein shall (A) obligate Buyer to liquidate any Purchased Assets on the occurrence and during the continuance of an Event of Default or to liquidate all of the Purchased Assets in the same manner or on the same Business Day or (B) constitute a waiver of any right or remedy of Buyer.

(v) Seller shall be liable to Buyer and its Affiliates and shall indemnify Buyer and its Affiliates for the amount (including in connection with the enforcement of this Agreement) of all out-of-pocket losses, costs and expenses, including reasonable legal fees and expenses of outside counsel, actually incurred by Buyer in connection with or as a consequence of an Event of Default with respect to Seller.

(vi) Buyer shall have, in addition to its rights and remedies under the Transaction Documents, all of the rights and remedies provided by applicable federal, state, foreign (where relevant), and local laws (including, without limitation, if the Transactions are recharacterized as secured financings, the rights and remedies of a secured party under the UCC of the State of New York, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Buyer and Seller. Without limiting the generality of the foregoing, Buyer shall be entitled to set off the proceeds of the liquidation of the Purchased Assets against all of Seller’s obligations to Buyer under this Agreement, without prejudice to Buyer’s right to recover any deficiency.

(vii) Buyer may exercise any or all of the remedies available to Buyer immediately upon the occurrence of an Event of Default with respect to Seller and at any time during the continuance thereof. All rights and remedies arising under the Transaction Documents, as amended from time to time, are cumulative and not exclusive of any other rights or remedies that Buyer may have.

(viii) Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives, to the extent permitted by law, any defense Seller might otherwise have arising from the use of non-judicial process, disposition of any or all of the Purchased Assets, or from any other election of remedies. Seller recognizes that non-judicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

Article 14.
EFFECT OF BENCHMARK TRANSITION EVENT; INCREASED COSTS; TAXES

(a) Effect of Benchmark Transition Event.

(i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then if a Benchmark Replacement is determined in accordance with the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Transaction Document in respect of any Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Transaction Document.

(ii) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Buyer will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document.

(iii) Notices; Standards for Decisions and Determinations. Buyer will promptly notify Seller of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Buyer will notify Seller of the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Buyer pursuant to this Article 14(a)(iii), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in Buyer’s sole discretion and without consent from any other party to this Agreement or any other Transaction Document, subject to Buyer’s obligations expressly set forth herein; provided that Buyer shall make any such decision or determination pursuant to this Section 14(a) using the same methodology that Buyer applies in making such determination in similar agreements with all similarly situated counterparties.

(iv) Benchmark Unavailability Period. Upon Seller’s receipt of notice of the commencement of a Benchmark Unavailability Period, Seller may revoke any pending request for a Purchased Asset to accrue Price Differential at the Benchmark Rate or a conversion to or continuation of a Purchased Asset at the Benchmark Rate during any Benchmark Unavailability Period and, failing that, Seller shall be deemed to have converted any such request into a request for such Purchased Asset to be treated as, or a conversion of such Purchased Asset to, a Base Rate Purchased Asset.

(b) Change in Law. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for Buyer to enter into or maintain Transactions as contemplated by the Transaction Documents, the obligation of Buyer hereunder to enter into new Transactions or, if such adoption of or change in Requirement of Law makes it unlawful for Buyer to continue to maintain Transactions as contemplated by this Agreement, to continue Transactions as such shall forthwith be canceled; provided that, Buyer shall make any determination pursuant to this Article 14(b) using the same methodology that Buyer applies in making such determination in similar agreements with all similarly situated counterparties.

(c) Increased Costs. If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by any Governmental Authority or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority having jurisdiction over Buyer made subsequent to the date hereof:

(i) shall subject Buyer or any Transferee to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) under this Agreement, or its loans, loan principal, letters of credit, commitments, or other obligation, or its deposits, reserves, other liabilities or capital attributable thereto;

(ii) shall impose, modify or hold applicable any required reserves, other reserves, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of Buyer that is not otherwise included in the determination of the Benchmark hereunder; or

(iii) shall impose on Buyer any other condition and the result of any of the foregoing is to increase the cost to Buyer of effecting, renewing or maintaining Transactions or to reduce any amount receivable hereunder;

then, in any such case, Seller shall promptly pay Buyer, upon its demand, any additional amounts necessary to compensate Buyer for such increased cost or reduced amount receivable. If Buyer becomes entitled to claim any additional amounts pursuant to this Article 14(c), Buyer shall provide Seller with not less than thirty (30) days’ written notice specifying in reasonable detail the event by reason of which it has become so entitled and the additional amount required to fully compensate Buyer for such additional cost or reduced amount; provided that, Buyer shall make any determination pursuant to this Article 14(c) using the same methodology that Buyer applies in making such determination in similar agreements with all similarly situated counterparties. A certificate as to any additional costs or amounts payable pursuant to the foregoing sentence, executed by an authorized signatory of Buyer and submitted to Seller, shall be conclusive in the absence of manifest error. Notwithstanding the foregoing, if Buyer fails to notify Seller of any event which would entitle Buyer to compensation pursuant to this Article 14(c), within 270 days after Buyer obtains knowledge of such event, then Buyer shall not be entitled to such compensation from Seller for any amount resulting from such event and arising prior to the date which is 270 days before the date on which Buyer notifies Seller of such event. This provision shall survive payment of the Repurchase Price and the satisfaction of all other obligations of Seller under this Agreement and the Transaction Documents.

(d) Capital Adequacy. If Buyer shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on Buyer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Buyer’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by Buyer, to be material, then from time to time, after submission by Buyer to Seller of a written request therefor, Seller shall pay to Buyer such additional amount or amounts as will compensate Buyer for such reduction; provided that, Buyer shall make any determination pursuant to this Article 14(d) using the same methodology that Buyer applies in making such determination in similar agreements with all similarly situated counterparties. Such notification as to the calculation of any additional amounts payable pursuant to this subsection shall be submitted by Buyer to Seller and shall be prima facie evidence of such additional amounts. Notwithstanding the foregoing, if Buyer fails to notify Seller of any event which would entitle Buyer to compensation pursuant to this Article 14(d), within 270 days after Buyer obtains knowledge of such event, then Buyer shall not be entitled to such compensation from Seller for any amount resulting from such event and arising prior to the date which is 270 days before the date on which Buyer notifies Seller of such event. This covenant shall survive the termination of this Agreement and the repurchase by Seller of any or all of the Purchased Assets.

(e) Dodd-Frank; Basel III. Notwithstanding any provision herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, regulations, guidelines or directives promulgated in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities pursuant to Basel III, in each case are deemed to be an adoption of or change in a Requirement of Law made subsequent to the date of this Agreement, regardless of the date enacted, adopted or issued.

(f) Breakage Costs. Seller agrees to indemnify Buyer and to hold Buyer harmless from any loss or expense (other than consequential and punitive damages or lost profits) which Buyer sustains or incurs as a consequence of (i) any default by Seller in payment in accordance with Article 5 of this Agreement, relating to a Transaction, including, without limitation, any such loss or expense arising from interest or fees payable by Buyer to lenders of funds obtained by it in order to effect or maintain a Transaction hereunder, (ii) any payment of all or any portion of the Repurchase Price, as the case may be, on any day other than a Remittance Date, including, without limitation, such loss or expense arising from interest or fees payable by Buyer to lenders of funds obtained by it in order to effect or maintain a Transaction hereunder, (iii) the conversion (for any reason whatsoever, whether voluntary or involuntary) of the Pricing Rate to the Transaction on a date other than the first day of a Pricing Rate Period and (iv) any loss or expenses arising from interest or fees payable by Buyer to lenders of funds obtained by it in order to effect or maintain a Transaction hereunder (the amounts referred to in clauses (i), (ii), (iii) and (iv) are herein referred to collectively as the “Breakage Costs”). Buyer will provide to Seller a statement detailing such Breakage Costs and the calculation thereof. The provisions of this Article 14(f) shall survive payment of the Repurchase Price in full for any Transaction and the satisfaction of all other obligations of Seller under this Agreement and the other Transaction Documents.

(g) Payments Free of Taxes. Any and all payments by or on account of any obligation of Seller under this Agreement or any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by applicable law (including FATCA). If any applicable law (as determined in the good faith discretion of Seller) requires the deduction or withholding of any Tax from any such payment by Seller, then Seller shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Seller shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Article 14) the applicable Buyer or Transferee receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(h) Payment of Other Taxes by Seller. Seller shall timely pay, without duplication, (i) any Other Taxes imposed on Seller to the relevant Governmental Authority in accordance with applicable law, and (ii) any Other Taxes imposed on Buyer or Transferee upon written notice from such Person setting forth in reasonable detail the calculation of such Other Taxes.

(i) Evidence of Payments. As soon as practicable after any payment of Taxes by Seller to a Governmental Authority pursuant to this Article 14, Seller shall deliver to Buyer or Transferee the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Buyer or Transferee.

(j) Indemnification by Seller. Seller shall indemnify Buyer and each Transferee, within thirteen (13) Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Article 14) payable or paid by Buyer or such Transferee or required to be withheld or deducted from a payment to such Buyer or Transferee and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Seller by Buyer or such Transferee shall be conclusive absent manifest error.

(k) Status of Buyer and Assignees. Any Buyer or Assignee that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to Seller, at the time or times reasonably requested by Seller, such properly completed and executed documentation reasonably requested by Seller as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Buyer or Assignee, if reasonably requested by Seller, shall deliver such other documentation prescribed by applicable law or reasonably requested by Seller as will enable Seller to determine whether or not Buyer or Assignee is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Article 14(k)(A), (B) and (D) below) shall not be required if in Buyer’s or Assignee’s reasonable judgment such completion, execution or submission would subject Buyer or such Assignee to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Buyer or such Assignee.

Without limiting the generality of the foregoing:

(A) Buyer or any Assignee that is a U.S. Person shall deliver to Seller on or prior to the date on which Buyer or such Assignee acquires an interest under any Transaction Document (and from time to time thereafter upon the reasonable request of Seller), executed originals of IRS Form W-9 certifying that Buyer or Assignee is exempt from U.S. federal backup withholding tax;

(B) any Foreign Buyer shall, to the extent it is legally entitled to do so, deliver to Seller (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Buyer acquires an interest under this Agreement (and from time to time thereafter upon the reasonable request of Seller), whichever of the following is applicable:

(1) in the case of a Foreign Buyer claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement, executed originals of IRS Form W 8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Buyer claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit VIII to the effect that such Foreign Buyer is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Seller within the meaning of

Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4) to the extent a Foreign Buyer is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W‑8ECI, IRS Form W-8BEN Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit VIII-B or Exhibit VIII-C, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Buyer is a partnership and one or more direct or indirect partners of such Foreign Buyer are claiming the portfolio interest exemption, such Foreign Buyer may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit VIII-D on behalf of each such direct and indirect partner;

(C) any Foreign Buyer shall, to the extent it is legally entitled to do so, deliver to Seller (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Buyer acquires an interest under this Agreement (and from time to time thereafter upon the reasonable request of Seller), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Seller to determine the withholding or deduction required to be made; and

(D) if a payment made to Buyer or Transferee under this Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if Buyer or Transferee were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Buyer or Transferee shall deliver to Seller at the time or times prescribed by law and at such time or times reasonably requested by Seller such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Seller as may be necessary for Seller to comply with its obligations under FATCA and to determine that Buyer or Transferee has complied with Buyer or Transferee’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Buyer and each Assignee agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall , provide such successor form or promptly notify Seller in writing of its legal inability update such form or certification to do so.

(l) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Article 14(l) (including by the payment of additional amounts pursuant to this Article 14(l)), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Article 14(l) with respect to the Taxes giving rise to such refund), net of all out of pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Article 14(l) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Article 14(l), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Article 14(l) the payment of which would place the indemnified party in a less favorable net after Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(m) Mitigation of Obligations; Assignment of Certain Rights.

(i) Buyer hereby agrees that, upon the occurrence of any circumstances entitling Buyer to additional amounts pursuant to this Article 14, Buyer, at the request of Seller, shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions), to designate a different applicable lending office for the funding or booking of its obligations hereunder, if, in the reasonable judgment of Buyer, such designation (i) would eliminate or reduce amounts payable pursuant to this Article 14 in the future, and (ii) would not subject Buyer to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to Buyer. Seller hereby agrees to pay all reasonable costs and expenses incurred by Buyer in connection with any such designation.

(ii) If any Buyer or Assignee requests compensation under this Article 14 and, in the case of any Buyer entitled to additional compensation under any of the foregoing provisions of this Article 14, such Buyer shall have failed to designate a different applicable lending office as provided in Article 14(m)(i), or if Seller is required to pay any Indemnified Taxes or additional amounts to any Buyer or any Assignee or any Governmental Authority for the account of any Buyer or Assignee pursuant to Article 14(d), or if any Buyer or Assignee defaults in its obligations under this Agreement, then Seller may, at its sole expense and effort, upon notice to such Buyer or Assignee, require such Buyer or Assignee to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Article 18), all its interests, rights (other than its existing rights to payments pursuant to Article 3(g) or Article 14(c)) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Buyer, if a Buyer accepts such assignment); provided that (i) such Buyer shall have received payment of an amount equal to the Repurchase Price for all Transactions, Price Differential accreted with respect thereto, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding Repurchase Price principal and accreted Price Differential and fees) or Seller (in the case of all other amounts) and (ii) in the case of any such assignment resulting from a claim for compensation under Article 14(c) or payments required to be made pursuant to Article 3(g), such assignment will result in a reduction in such compensation or payments. A Buyer or Assignee shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Buyer or Assignee or otherwise, the circumstances entitling Seller to require such assignment and delegation cease to apply.

(n) Survival of Obligations. Each party’s obligations under this Article 14 shall survive any assignment of rights by, or the replacement of, Buyer or Assignee, the termination of the Agreement and the repayment, satisfaction or discharge of all obligations under this Agreement.

Article 15.
SINGLE AGREEMENT

Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of, and in reliance upon, the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

Article 16.
RECORDING OF COMMUNICATIONS

EACH OF BUYER AND SELLER SHALL HAVE THE RIGHT (BUT NOT THE OBLIGATION) FROM TIME TO TIME TO MAKE OR CAUSE TO BE MADE TAPE RECORDINGS OF COMMUNICATIONS BETWEEN ITS EMPLOYEES, IF ANY, AND THOSE OF THE OTHER PARTY WITH RESPECT TO TRANSACTIONS. EACH OF BUYER AND SELLER HEREBY CONSENTS TO THE ADMISSIBILITY OF SUCH TAPE RECORDINGS IN ANY COURT, ARBITRATION, OR OTHER PROCEEDINGS, AND AGREES THAT A DULY AUTHENTICATED TRANSCRIPT OF SUCH A TAPE RECORDING SHALL BE DEEMED TO BE A WRITING CONCLUSIVELY EVIDENCING THE PARTIES’ AGREEMENT.

Article 17.
NOTICES AND OTHER COMMUNICATIONS

Unless otherwise provided in this Agreement, all notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) hand delivery, with proof of delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of delivery or (d) by email; provided that such emailed notice must also be delivered by one of the means set forth above. A notice shall be deemed to have been given: (w) in the case of hand delivery, at the time of delivery, (x) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day, (y) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day or (z) in the case of email, upon confirmation of receipt, provided that such emailed notice was also delivered as required in this Article 17. A party receiving a notice that does not comply with the technical requirements for notice under this Article 17 may elect to waive in writing any deficiencies and treat the notice as having been properly given.

Article 18.
ENTIRE AGREEMENT; SEVERABILITY

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

Article 19.
NON ASSIGNABILITY

(a) Seller may not assign any of its rights or obligations under this Agreement without the prior written consent of Buyer and any attempt by Seller to assign any of its rights or obligations under this Agreement without the prior written consent of Buyer shall be null and void ab initio.

(b) Buyer may, without consent of Seller, sell to one or more banks, financial institutions or other entities (“Participants”) participating interests in any Transaction, its interest in the Purchased Assets, or any other interest of Buyer under this Agreement. Buyer may, at any time and from time to time, assign to any Person (an “Assignee” and together with Participants, each a “Transferee” and collectively, the “Transferees”) all or any part of its rights its interest in the Purchased Assets, or any other interest of Buyer under this Agreement; provided, that, so long as no Event of Default has occurred and is continuing, (i) any Participant or Assignee shall not be a Prohibited Transferee, (ii) Capital One, N.A. or an Affiliate shall retain sole decision-making authority under the Transaction Documents and (iii) Seller shall continue to deal solely and directly with Capital One, N.A. or an Affiliate in connection with Buyer’s rights and obligations under the Transaction Documents, other than, in the case of the foregoing clauses (ii) and (iii), unless Capital One, N.A. transfers the entirety of its interest in the Transaction Documents as a result of exiting the business of providing repurchase financing for commercial real estate mortgage loans. Each of Seller and Guarantor agree to cooperate with Buyer in connection with any such assignment, transfer or sale of participating interest and to enter into such restatements of, and amendments, supplements and other modifications to, this Agreement and all other Transaction Documents in order to give effect to such assignment, transfer or sale.

(c) Buyer, acting solely for this purpose as an agent of Seller, shall maintain, either at its offices at the address set forth on Annex I attached hereto or electronically, a copy of each assignment and a register for the recordation of the names and addresses of the Assignees, and ownership rights in the Transactions, Purchased Assets or in any other interests under this Agreement of any Assignee pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Seller, Buyer and the Assignees shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as the beneficial owner of the interests in the Transactions, Purchased Assets or in any other interests under this Agreement for all purposes of this Agreement. The Register shall be available for inspection by Seller, Buyer and any Assignee, at any reasonable time and from time to time upon reasonable prior notice during normal banking business hours.

(d) If Buyer sells a participation it shall, acting solely for this purpose as an agent of Seller, maintain a register on which it enters the name and address of each Participant and the ownership rights in the Transactions, Purchased Assets or any other interests under this Agreement of each Participant (the “Participant Register”); provided that Buyer shall have no obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s ownership rights in the Transactions, Purchased Assets or any other interests under this Agreement) to any Person except to the extent (i) disclosure of the portion of the Participant Register relating to a Participant with respect to which a claim for additional amounts is made under Articles 14(a), 14(b), 14(c), 14(d) or 14(f), or (ii) such disclosure is reasonably expected to be necessary to establish that such ownership rights in the Transactions or any other interests under this Agreement are in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and Buyer shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, no sale, assignment, transfer or participation pursuant to this Article 19 shall be effective unless and until reflected in the Register or Participant Register, as applicable.

(e) Nothing in this Agreement shall prevent or prohibit Buyer from pledging any of its Purchased Assets hereunder to a Federal Reserve Bank in support of borrowings made by such Buyer from such Federal Reserve Bank; provided, however, no such pledge shall release a Buyer from any of its obligations hereunder or substitute any such pledgee for such Buyer as a party hereto.

Article 20.
GOVERNING LAW

THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AGREEMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE

WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

Article 21.
NO WAIVERS, ETC.

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure here from shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation of any of the foregoing, the failure to give a notice pursuant to Article 4(a) or Article 4(b) hereof will not constitute a waiver of any right to do so at a later date.

Article 22.
USE OF EMPLOYEE PLAN ASSETS

If assets of an employee benefit plan subject to any provision of ERISA or Section 4975 of the Code are intended to be used by either party hereto (the “Plan Party”) in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

Article 23.
INTENT

(a) The parties intend and recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101(47) of the Bankruptcy Code (except insofar as the type of Assets subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a “securities contract” as that term is defined in Section 741 of the Bankruptcy Code (except insofar as the type of assets subject to such Transaction would render such definition inapplicable). The parties intend (i) for each Transaction to qualify for the “safe harbor” treatment provided by the Bankruptcy Code and for Buyer to be entitled to all of the rights, benefits and protections afforded to Persons under the Bankruptcy Code with respect to a “repurchase agreement” as defined in Section 101(47) of the Bankruptcy Code and a “securities contract” as defined in Section 741(7) of the Bankruptcy Code and that payments under this Agreement are deemed “margin payments” or “settlement payments,” as defined in Section 101 of the Bankruptcy Code, (ii) for the grant of a security interest set forth in Article 6 to also be a “securities contract” as defined in Section 741(7)(A)(xi) of the Bankruptcy Code and a “repurchase agreement” as that term is defined in Section 101(47)(A)(v) of the Bankruptcy Code, and (iii) that Buyer (for so long as each party is either a “financial institution,” “financial participant,” “repo participant,” “master netting participant” or other entity listed in Sections 546, 555, 559, 561, 362(b)(6) or 362(b)(7) of

the Bankruptcy Code) shall be entitled to the “safe harbor” benefits and protections afforded under the Bankruptcy Code with respect to a “repurchase agreement” and a “securities contract,” and a “master netting agreement” including (x) the rights, set forth in Article 13 and in Section 555, 559 and 561 of the Bankruptcy Code, to liquidate the Purchased Assets and terminate this Agreement, and (y) the right to offset or net out as set forth in Article 13 and in Sections 362(b)(6), 362(b)(7), 362(o) and 546 of the Bankruptcy Code.

(b) It is understood that either party’s right to accelerate or terminate this Agreement or to liquidate Assets delivered to it in connection with the Transactions hereunder or to exercise any other remedies pursuant to Article 13 hereof is a contractual right to accelerate or terminate this Agreement or to liquidate Assets as described in Sections 555 and 559 of the Bankruptcy Code. It is further understood and agreed that either party’s right to cause the termination, liquidation or acceleration of, or to offset net termination values, payment amounts or other transfer obligations arising under or in connection with this Agreement or the Transactions hereunder is a contractual right to cause the termination, liquidation or acceleration of, or to offset net termination values, payment amounts or other transfer obligations arising under or in connection with this Agreement as described in Section 561 of the Bankruptcy Code.

(c) The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in the FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d) Each party hereto further agrees that it shall not challenge the characterization of this Agreement or any Transaction as a “repurchase agreement,” “securities contract,” and/or “master netting agreement,” or each party as a “repo participant” within the meaning of the Bankruptcy Code except in so far as the type of Purchased Assets subject to the Transactions or, in the case of a “repurchase agreement,” the term of the Transactions, would render such definition inapplicable.

(e) It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

(f) It is understood that this Agreement constitutes a “master netting agreement” as defined in Section 101(38A) of the Bankruptcy Code, and as used in Section 561 of the Bankruptcy Code.

(g) Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes (a) to treat each Transaction as the incurrence of indebtedness by Seller (or its regarded owner) with the Buyer as the lender thereof that is secured by the Purchased Assets and (b) that the Purchased Assets are owned by Seller in the absence of an Event of Default by Seller. All parties to this Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by a final determination pursuant to Section 1313 of the Code.

(h) The parties agree that the Servicing Rights and other servicing provisions of this Agreement constitute (a) “related terms” under this Agreement within the meaning of Section 101(47)(A)(i) of the Bankruptcy Code and/or (b) a security agreement or other arrangement or other credit enhancement related to the Transaction Documents.

Article 24.
DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

The parties acknowledge that they have been advised that:

(a) in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the 1934 Act, the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction hereunder;

(b) in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder;

(c) in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable; and

(d) In the case of Transactions in which one of the parties is an “insured depository institution”, as that term is defined in Section 1813(c)(2) of Title 12 of the United States Code, funds held by the financial institution pursuant to a Transaction are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or the Bank Insurance Fund, as applicable.

Article 25.
CONSENT TO JURISDICTION; WAIVERS

(a) Pursuant to, and in accordance with, Section 5-1402 of the New York State General ObligationS Law, each party irrevocably and unconditionally submits to the non exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Agreement or relating in any way to this Agreement or any Transaction under this Agreement.

(b) To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under this Agreement or relating in any way to this Agreement or any Transaction under this Agreement.

(c) The parties hereby irrevocably waive, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consent to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified herein. The parties hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Article 25 shall affect the right of EITHER PARTY to serve legal process in any other manner permitted by law or affect the right of such party to bring any action or proceeding against the other party or its property in the courts of other jurisdictions.

(d) SELLER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

Article 26.
NO RELIANCE

Each of Buyer and Seller hereby acknowledges, represents and warrants to the other that, in connection with the negotiation of, the entering into, and the performance under, the Transaction Documents and each Transaction thereunder:

(a) It is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the other party to the Transaction Documents, other than the representations expressly set forth in the Transaction Documents;

(b) It has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party;

(c) It is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Transaction Documents and each Transaction thereunder and is capable of assuming and willing to assume (financially and otherwise) those risks;

(d) It is entering into the Transaction Documents and each Transaction thereunder for the purposes of managing its borrowings or investments or hedging its assets or liabilities and not for purposes of speculation; and

(e) It is not acting as a fiduciary or financial, investment or commodity trading advisor for the other party and has not given the other party (directly or indirectly through any other Person) any assurance, guarantee or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial accounting or otherwise) of the Transaction Documents or any Transaction thereunder.

Article 27.
INDEMNITY

Seller hereby agrees to indemnify Buyer, Buyer’s designee that is holding a Purchased Asset File on behalf of and at the direction of Buyer, Buyer’s Affiliates and each of its officers, directors, employees, attorneys, consultants and other advisors (collectively, “Indemnified Parties”) from and against any and all actual out-of-pocket liabilities, obligations, losses, damages, penalties, actions, judgments, suits, fees, costs, expenses (including, without limitation, attorneys’ fees and disbursements) or disbursements (all of the foregoing, collectively “Indemnified Amounts”) that may at any time (including, without limitation, such time as this Agreement shall no longer be in effect and the Transactions shall have been repaid in full) be imposed on, incurred and paid by or asserted against any Indemnified Party in any way whatsoever arising out of, or in connection with, or relating to the Transaction Documents including this Agreement or any Transactions hereunder or any action taken or omitted to be taken by any Indemnified Party under or in connection with any of the foregoing; provided, that Seller shall not be liable for liabilities, obligations, losses, damages, penalties, actions, judgments, suits, fees, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of Buyer or any Indemnified Party. Without limiting the generality of the foregoing, Seller agrees to hold Buyer harmless from and indemnify Buyer against all Indemnified Amounts with respect to (i) all Purchased Assets relating to, or arising out of, any violation or alleged violation of any Environmental Law, rule or regulation or any consumer credit laws, including, without limitation, the Truth in Lending Act and/or the Real Estate Settlement Procedures Act; (ii) a default by Seller in repurchasing any Purchased Asset on the proposed Early Repurchase Date, after Seller has given written notice in accordance with Article 3(f), (iii) any payment of the Repurchase Price on any day other than a Remittance Date, including Breakage Costs, (iv) a default by Seller in selling Eligible Assets after Seller has notified Buyer of a proposed Transaction and Buyer has agreed in writing to purchase such Eligible Assets in accordance with the provisions of this Agreement, (v) Buyer’s enforcement of the terms of any of the Transaction Documents, (vi) any actions taken to perfect or continue any Lien created under any Transaction Documents, and/or (vii) Buyer entering into any of the Transaction Documents or owning any Purchased Item. In any suit, proceeding or action brought by Buyer in connection with any Purchased Asset for any sum owing thereunder, or to enforce any provisions of any Purchased Asset Document, Seller will save, indemnify and hold Buyer harmless from and against all actual out-of-pocket expense (including, without limitation, reasonable attorneys’ fees and disbursements), loss or damage suffered by reason of any defense, set off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Seller. A certificate as to such costs, losses, damages and expenses, setting forth the calculations therefor shall be submitted promptly by Buyer to Seller in writing and shall be prima facie evidence of the information set forth therein, absent manifest error, and Seller shall pay any amounts due and payable under this Article 27 within two (2) Business Days of receipt of such certificate. Seller also agrees to reimburse Buyer as and when billed by Buyer for all Buyer’s reasonable out-of-pocket costs and expenses incurred in connection with Buyer’s due diligence reviews with respect to the Purchased Assets (including, without limitation, those incurred pursuant to Article 28 and Article 3 (including, without limitation, all Pre-Purchase Legal Expenses, even if the underlying prospective Transaction for which they were incurred does not take place for any reason) and the enforcement or the preservation of Buyer’s rights under this Agreement, any Transaction Documents or Transaction contemplated hereby, including, without limitation, the reasonable fees and disbursements of its counsel. Seller hereby acknowledges that the obligation of Seller hereunder is a recourse obligation of Seller and this Article 27 shall survive the termination of this Agreement and the Transactions contemplated hereby. This Article 27 shall not apply with respect to Taxes other than Taxes that represent Indemnified Amounts arising from any non-Tax claim.

Article 28.
DUE DILIGENCE

Seller acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to the Purchased Assets, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Seller agrees that upon reasonable prior notice to Seller, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Purchased Asset Files, Servicing Records and any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession or under the control of Seller, Primary Servicer and any other servicer or sub-servicer and/or the Custodian. Seller agrees to reimburse Buyer for any and all reasonable out of pocket costs and expenses incurred by Buyer with respect to continuing due diligence on the Purchased Assets, which shall be paid by Seller to Buyer within thirty (30) calendar days after receipt of an invoice therefor. Seller also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions with respect to the Purchased Asset Files and the Purchased Assets. Without limiting the generality of the foregoing, Seller acknowledges that Buyer may enter into Transactions with Seller based solely upon the information provided by Seller to Buyer and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Assets.

Buyer may underwrite such Purchased Assets itself or engage a third-party underwriter to perform such underwriting. Seller agrees to cooperate with Buyer and any third-party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third-party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession, or under the control, of Seller. Upon a written demand therefor by Buyer to Seller, Seller further agrees that Seller shall promptly (but in no event later than thirteen (13) Business Days after such a demand) reimburse Buyer for any and all reasonable external attorneys’ fees, costs and expenses incurred by Buyer in connection with continuing due diligence on Eligible Assets and Purchased Assets. Notwithstanding the foregoing, with respect to any Appraisal requested by Buyer in connection with this Article 28, such Appraisal shall be subject to the limitation set forth in Article 11(u).

Article 29.
SERVICING

(a) Each servicer of any Purchased Asset (including the Primary Servicer) shall service the Assets for the benefit of Buyer and Buyer’s successors and assigns. The appointment of each servicer of any Purchased Asset (including the Primary Servicer) shall be subject to the prior written approval of Buyer. Seller shall cause each such servicer (including the Primary Servicer) to service the Purchased Assets at Seller’s sole cost and for the benefit of Buyer in accordance with Accepted Servicing Practices; provided that, without prior written consent of Buyer in its sole discretion as required by Article 7(c) and 7(d) no servicer (including the Primary Servicer) of any of the Purchased Assets shall take any action with respect to any Purchased Asset described in Article 7(c) and 7(d) other than pursuant to a Revocable Option.

(b) Seller agrees that Buyer is the owner of all servicing records, including, but not limited to, any and all servicing agreements (including, without limitation, the Primary Servicing Agreement or any other servicing agreement relating to the servicing of any or all of the Purchased Assets) (collectively, the “Servicing Agreements”), files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, valuations, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Purchased Assets (the “Servicing Records”), so long as the Purchased Assets are subject to this Agreement. Seller covenants to safeguard such Servicing Records and to deliver them promptly to Buyer or its designee at Buyer’s request.

(c) Upon the occurrence and during the continuance of an Event of Default, Buyer may, in its sole discretion, (i) sell its right to the Purchased Assets on a servicing released basis and/or (ii) terminate Seller (as the servicer), Primary Servicer or any other servicer or sub-servicer of the Purchased Assets with or without cause, in each case without payment of any termination fee.

(d) Seller shall not employ sub-servicers or any other servicer other than Primary Servicer pursuant to the Primary Servicing Agreement to service the Purchased Assets without the prior written approval of Buyer, in Buyer’s sole discretion. If the Purchased Assets are serviced by such a Buyer approved sub-servicer or any other servicer, Seller shall, irrevocably assign all rights, title and interest (if any) in the servicing agreements in the Purchased Assets to Buyer. Seller shall cause all servicers and sub-servicers engaged by Seller to execute a direct agreement with Buyer or a Servicer Acknowledgment acknowledging Buyer’s security interest and agreeing that each servicer and/or sub-servicer shall transfer all Income with respect to the Purchased Assets in accordance with the applicable Servicing Agreement and so long as any Purchased Asset is owned by Buyer hereunder, following notice from Buyer to Seller and each such servicer of an Event of Default under this Agreement, each such servicer (including Primary Servicer) or sub-servicer shall take no action with regard to such Purchased Asset other than as specifically directed by Buyer.

(e) The payment of servicing fees which Servicer does not have the right to deduct fees or other amounts from amounts collected by Servicer in accordance with the Servicing Agreement or the Servicer Letter shall be subordinate to payment of amounts outstanding under any Transaction and this Agreement.

(f) For the avoidance of doubt, Seller retains no economic rights to the servicing, other than Seller’s rights under the Primary Servicing Agreement or any other servicing agreement related to the Purchased Assets. As such, Seller expressly acknowledges that the Purchased Assets are sold to Buyer on a “servicing released” basis with such servicing retained by the Servicer.

Article 30.
MISCELLANEOUS

(a) All rights, remedies and powers of Buyer hereunder and in connection herewith are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all other rights, remedies and powers of Buyer whether under law, equity or agreement. In addition to the rights and remedies granted to it in this Agreement, to the extent this Agreement is determined to create a security interest, Buyer shall have all rights and remedies of a secured party under the UCC.

(b) The Transaction Documents may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. This Agreement and each of the Transaction Documents may be delivered by facsimile transmission, by electronic mail, or by other electronic transmission, in portable document format (.pdf) or otherwise, and each such executed facsimile, .pdf, or other electronic record shall be considered an original executed counterpart for purposes of this Agreement and any Transaction Document. Each party to this Agreement (a) agrees that it will be bound by its own Electronic Signature (as such term is defined immediately below), (b) accepts the Electronic Signature of each other party to this Agreement and each Transaction Document, and (c) agrees that such Electronic Signatures shall be the legal equivalent of manual signatures. The term “Electronic Signature” means (i) the signing party’s manual signature on a signature page, converted by the signing party (or its agent) to facsimile or digital form (such as a .pdf file) and received from the customary email address or customary facsimile number of the signing party (or its counsel or representative), or other mutually agreed-upon authenticated source; or (ii) the signing party’s digital signature executed using a mutually agreed-upon digital signature service provider and digital signature process. The words “execution,” “executed”, “signed,” “signature,” and words of like import in this paragraph shall, for the avoidance of doubt, be deemed to include Electronic Signatures and the use and keeping of records in electronic form, each of which shall have the same legal effect, validity and enforceability as manually executed signatures and the use of paper records and paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, state laws based on the Uniform Electronic Transactions Act, or any other state law.

(c) The headings in the Transaction Documents are for convenience of reference only and shall not affect the interpretation or construction of the Transaction Documents.

(d) Without limiting the rights and remedies of Buyer under the Transaction Documents, Seller shall pay on demand Buyer’s reasonable actual out-of-pocket costs and expenses, including reasonable fees and expenses of accountants, attorneys and advisors, incurred in connection with the preparation, negotiation, execution, consummation and administration of, and any amendment, supplement or modification to, the Transaction Documents and the Transactions thereunder, whether or not such Transaction Document (or amendment thereto) or Transaction is ultimately consummated. Seller agrees to pay Buyer promptly on demand (but in no event later than thirteen (13) Business Days after such a demand) all costs and expenses (including, without limitation, reasonable expenses for legal services of every kind) of any subsequent enforcement of any of the provisions hereof, or of the performance by Buyer of any obligations of Seller in respect of the Purchased Assets, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Purchased Items and for the custody, care or preservation of the Purchased Items (including insurance costs) and defending or asserting rights and claims of Buyer in respect thereof, by litigation or otherwise. In addition, Seller agrees to pay Buyer on demand all reasonable costs and expenses (including, without limitation, reasonable expenses for legal services of every kind) incurred in connection with the maintenance of the Depository Account and registering the Purchased Items in the name of Buyer or its nominee. All such expenses shall be recourse obligations of Seller to Buyer under this Agreement and shall survive the termination of this Agreement.

(e) In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of such rights, Seller hereby grants to Buyer and its Affiliates, a right of offset, to secure repayment of all amounts owing to Buyer or its Affiliates by Seller, Guarantor or any Subsidiary of Guarantor under the Transaction Documents, upon any and all monies, securities, collateral or other property of Seller and the proceeds therefrom, now or hereafter held or received by Buyer or its Affiliates or any entity under the Control of Buyer or its Affiliates and its respective successors and assigns (including, without limitation, branches and agencies of Buyer, wherever located), for the account of Seller, Guarantor or any Subsidiary of Guarantor, whether for safekeeping, custody, pledge, transmission, collection, or otherwise, and also upon any and all deposits (general or specified) and credits of Seller, Guarantor or any Subsidiary of Guarantor at any time existing. Buyer and its Affiliates are hereby authorized at any time and from time to time upon the occurrence and during the continuance of an Event of Default, without notice to Seller, Guarantor or any Subsidiary of Guarantor, any such notice being expressly waived, to offset, appropriate, apply and enforce such right of offset against any and all items hereinabove referred to against any amounts owing to Buyer or its Affiliates by Seller, Guarantor or any Subsidiary of Guarantor under the Transaction Documents, irrespective of whether Buyer or its Affiliates shall have made any demand hereunder and although such amounts, or any of them, shall be contingent or unmatured and regardless of any other collateral securing such amounts. Seller, Guarantor or any Subsidiary of Guarantor shall be deemed directly indebted to Buyer and its Affiliates in the full amount of all amounts owing to Buyer and its Affiliates by

Seller, Guarantor or any Subsidiary of Guarantor under the Transaction Documents, and Buyer and its Affiliates shall be entitled to exercise the rights of offset provided for above. ANY AND ALL RIGHTS TO REQUIRE BUYER OR ITS AFFILIATES TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL OR PURCHASED ITEMS THAT SECURE THE AMOUNTS OWING TO BUYER OR ITS AFFILIATES BY SELLER, GUARANTOR OR ANY SUBSIDIARY OF GUARANTOR UNDER THE TRANSACTION DOCUMENTS, PRIOR TO EXERCISING THEIR RIGHT OF OFFSET WITH RESPECT TO SUCH MONIES, SECURITIES, COLLATERAL, DEPOSITS, CREDITS OR OTHER PROPERTY OF SELLER, GUARANTOR OR ANY SUBSIDIARY OF GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY SELLER, GUARANTOR OR ANY SUBSIDIARY OF GUARANTOR.

(f) Seller and Guarantor agree that neither shall assert any claims against Buyer for special, indirect, consequential or punitive damages for the actual use or purported use of proceeds hereunder.

(g) Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or be invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(h) This Agreement contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and thereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.

(i) The parties understand that this Agreement is a legally binding agreement that may affect such party’s rights. Each party represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it.

(j) Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Person by reason of the rule of construction that a document is to be construed more strictly against the Person who itself or through its agent prepared the same, it being agreed that all parties have participated in the preparation of this Agreement.

(k) Wherever pursuant to this Agreement, Buyer exercises any right given to it to consent or not consent, or to approve or disapprove, or any arrangement or term is to be satisfactory to, Buyer in its sole discretion, Buyer shall decide to consent or not consent, or to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory, in its sole discretion and such decision by Buyer shall be final and conclusive.

(l) All information regarding the terms set forth in any of the Transaction Documents or the Transactions and any information or deliverables delivered by or on behalf of Seller, Pledgor or Guarantor to Buyer in connection with the transactions contemplated by the Transaction Documents shall be kept confidential and shall not be disclosed by either Seller or Buyer to any Person except (a) to the Affiliates of Buyer or Seller, as applicable, or its or their respective directors, officers, employees, agents, advisors, attorneys and other representatives who are informed of the confidential nature of such information and instructed to keep it confidential, (b) to Seller’s, Pledgor’s and Guarantor’s direct or indirect investors, (c) to the extent requested by any regulatory authority or required by Requirements of Law, (d) to the extent required by GAAP to be included in the financial statements of either Buyer or Seller or its respective Affiliate thereof, (e) to the extent required to exercise any rights or remedies under the Transaction Documents, Purchased Assets, Purchased Asset Documents or Underlying Mortgaged Properties, (f) to the extent required to consummate and administer a Transaction, (g) to the extent required in connection with any litigation between the Buyer and Seller in connection with any Transaction Document, and (h) to any actual or prospective Participant, assignee or pledge transferee which agrees to comply with this Article 30(m); provided, that no such disclosure made with respect to any Transaction Document shall include a copy of such Transaction Document to the extent a summary would suffice, and any such disclosure shall redact all pricing and other economic terms set forth therein to the extent such disclosure can reasonably be satisfied by a redacted copy of such Transaction Documents.

[REMAINDER OF PAGE LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as a deed as of the day first written above.

BUYER:

CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association

By: /s/ Timothy Pedrotty

Name: Timothy Pedrotty

Title: Authorized Signatory

‑97‑

SELLER:

FCR CRE CONA SELLER LLC,

a Delaware limited liability company

By: /s/ Avraham Dreyfuss

Name: Avraham Dreyfuss

Title: Chief Financial Officer

‑98‑